   As filed with the Securities and Exchange Commission on December 19, 1996


                                                       Registration No. ______

                                   FORM SB-2

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                           QUESTRON TECHNOLOGY, INC.
                (Name of small business issuer in its charter)

                             6400 CONGRESS AVENUE
                                   SUITE 200
                           BOCA RATON, FLORIDA 33487
                                (407) 241-5251
         (Address and telephone number of principal executive offices)

                             6400 CONGRESS AVENUE
                                   SUITE 200
                           BOCA RATON, FLORIDA 33487
                                (407) 241-5251
(Address of principal place of business or intended principal place of business)

                              DOMINIC A. POLIMENI
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             6400 CONGRESS AVENUE
                                   SUITE 200
                           BOCA RATON, FLORIDA 33487
                                (407) 241-5251
           (Name, address and telephone number of agent for service)

                                WITH COPIES TO:

FREDERICK W. LONDON, ESQ.                         STEVEN F. WASSERMAN, ESQ.
GOULD & WILKIE                                    BERNSTEIN & WASSERMAN, LLP
ONE CHASE MANHATTAN PLAZA                         950 THIRD AVENUE
NEW YORK, NEW YORK 10005-1401                     NEW YORK, NEW YORK 10022-2705
(212) 344-5680                                    (212) 826-0730
(212) 809-6890 (FAX)                              (212) 371-4730 (FAX)


         Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_|.

                                                       (facing page continues)

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                       Proposed                 Proposed
       Title of Each                                                    Maximum                  Maximum
    Class of Securities                  Amount to be                Offering Price         Aggregate Offering          Amount of
     to be Registered                     Registered                  Per Security                Price            Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one
share of Series B Convertible
Preferred Stock, par value $.01
per share ("Preferred Stock"),
and one Series IV Warrant to
purchase one share of Common Stock
("Series IV Warrant")                       1,150,000                     $6.00(1)               $6,900,000                 $2,091

----------------------------------------------------------------------------------------------------------------------------------
Preferred Stock included in
the Units                                   1,150,000                           --                       --                     --

----------------------------------------------------------------------------------------------------------------------------------
Series IV Warrants included
in the Units                                1,150,000                           --                       --                     --

----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
exercise of the Series IV
Warrants included in the
Units                                       1,150,000(2)                  $4.31(1)(3)            $4,956,500                 $1,502

----------------------------------------------------------------------------------------------------------------------------------
Underwriter's Unit Purchase
Option                                        100,000(2)                  $7.20(1)                 $720,000                   $219

----------------------------------------------------------------------------------------------------------------------------------
Preferred Stock included in
Unit Purchase Option                          100,000                           --                       --                     --

----------------------------------------------------------------------------------------------------------------------------------
Series IV Warrants included
in Unit Purchase Option                       100,000                           --                       --                     --

----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
exercise of Series IV
Warrants in Unit Purchase
Option                                        100,000(2)                  $4.31(1)(3)              $431,000                   $131

----------------------------------------------------------------------------------------------------------------------------------
Series IV Warrants offered
by Selling Securityholders                  2,750,000                     $0.25(1)                 $687,500                   $209

----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
exercise of Series IV
Warrants offered by Selling
Securityholders                             2,750,000(2)                  $4.31(1)(3)           $11,852,500                 $3,592

----------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                                                      $7,744
==================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a).

(2) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the Preferred Stock and the Series IV Warrants.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) based upon 115% of the closing price for shares of Common Stock on December 16, 1996 (as adjusted for the proposed one-for-ten reverse split of the outstanding Common Stock).

                                                       (facing page continues)

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                               EXPLANATORY NOTE

         This registration statement covers the primary offering of Units by Questron Technology, Inc. (the "Company") and the offering of securities by certain selling securityholders (the "Selling Securityholders"). The Company is registering, under the primary prospectus ("Primary Prospectus"), certain securities including 1,000,000 Units (excluding Units issuable upon exercise of the Underwriter's over-allotment option and Units issuable upon exercise of the Underwriter's Unit Purchase Option), each Unit consisting of one share of Series B Convertible Preferred Stock ("Series B Preferred Stock") and one Series IV Common Stock Purchase Warrant ("Series IV Warrant") and the shares of Common Stock of the Company issuable upon conversion of the Series B Preferred Stock and exercise of the Series IV Warrants included in the Units. The Company is registering, on behalf of the Selling Securityholders, under an alternate prospectus ("Alternate Prospectus"), 2,750,000 Series IV Warrants and the shares of Common Stock of the Company issuable upon exercise of such Series IV Warrants. The Alternate Prospectus pages, which follow the Primary Prospectus, contain certain sections which are to be combined with all of the sections contained in the Primary Prospectus, with the following exceptions: the front and back cover pages, and the sections entitled "The Offering" and "Selling Securityholders." In addition, the sections entitled "Concurrent Sales" and "Plan of Distribution" will be added to the Alternate Prospectus. Furthermore, all references contained in the Alternate Prospectus to the "offering" shall refer to the Company's offering under the Primary Prospectus.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                Subject to Completion, dated December 19, 1996
PROSPECTUS
                                1,000,000 UNITS
                           QUESTRON TECHNOLOGY, INC.

      Questron Technology, Inc., a Delaware corporation ("the Company"), is offering 1,000,000 units ("Units") at a price of $6.00 per Unit. Each Unit consists of one share of the Company's Series B Convertible Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), and one redeemable Series IV Common Stock Purchase Warrant of the Company ("Series IV Warrant"). The Units, the Series B Preferred Stock and the Series IV Warrants are sometimes referred to as the "Securities." The Series B Preferred Stock and Series IV Warrants are detachable and may trade separately immediately upon issuance. See "Risk Factors" and "Description of Securities."

      Each share of Series B Preferred Stock shall automatically convert, without any action on the part of the holder thereof or the Company, into ___________ shares of Common Stock, par value $.001 per share, of the Company ("Common Stock") on the second anniversary of the date of this Prospectus ("Effective Date"). This conversion ratio is equal to 80% of the closing price per share as reported by the Nasdaq SmallCap Market for the Common Stock on the day immediately preceding the Effective Date compared with an offering price of $5.75 per share of Series B Preferred Stock (based upon a valuation of $0.25 for a Series IV Warrant included in a Unit). Holders of the Series B Preferred Stock will be entitled to receive, in respect of the two years before the Series B Preferred Stock converts, an annual dividend per share equal to 2% of the $5.75 offering price of the Series B Preferred Stock or $0.115 per share. Such dividends will be payable on each of the two anniversaries following the Effective Date, in cash or shares of Common Stock at the option of the Company. The Series IV Warrants shall be exercisable commencing one year after the Effective Date. Each Series IV Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $____ per share (which is 115% of the closing market price per share of the Common Stock on the day preceding the Effective Date) during the four year period commencing one year from the Effective Date. The Series IV Warrants are redeemable by the Company for $.05 per Warrant, at any time after one year from the Effective Date, upon 30 days' prior written notice, if the closing bid price of the Common Stock, as reported by the Nasdaq SmallCap Market, exceeds $ ____ per share for any 20 consecutive trading days ending within ten days prior to the date of the notice of redemption. Upon 30 days' written notice to all holders of the Series IV Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Series IV Warrants in compliance with the requirements of Rule 13e-4 to the extent applicable. See "Description of Securities."

      The registration statement of which this Prospectus is a part also relates to the offering of 2,750,000 Series IV Warrants which may be sold by the holders of such securities (the "Selling Securityholders"). Of these Series IV Warrants, 1,500,000 were issued to a Selling Securityholder by the Company in connection with the proposed acquisition by the Company of all of the issued and outstanding shares of Comp Ware, Inc., a Delaware corporation which does business as Webb Distribution ("Webb"). Such warrants are being held in escrow subject to the completion of the acquisition of Webb. The remaining 1,250,000 Series IV Warrants were issued to certain Selling Securityholders pursuant to an exchange agreement upon cancellation of rights under prior agreements. The securities held by the Selling Securityholders may be sold commencing 18 months from the Effective Date of this Prospectus subject to earlier release at the sole discretion of the Underwriter. Certificates evidencing these securities will bear a legend reflecting such restrictions. The Underwriter may release the securities held by the Selling Securityholders at any time after all securities subject to the Underwriter's Over-Allotment Option (as hereinafter defined) have been sold or such option has expired. The Underwriter's Over-Allotment Option period will expire 30 days following the Effective Date. In other offerings where Biltmore Securities, Inc. has acted as the managing underwriter, it has released similar restrictions applicable to selling securityholders prior to the expiration of the lock-up period and in some cases immediately after the exercise of the Over- Allotment Option or the expiration of the Over-Allotment Option period. The resale of the securities held by the Selling Securityholders is subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Selling Securityholders."

      The closing of this offering is conditioned upon and is to occur simultaneously with the closing of the Company's acquisition of Webb. See "Business--Proposed Acquisition of Webb" and "Underwriting."

      It is anticipated that the Units will be sold at a price of $6.00 per Unit. Prior to this offering, there has been no public market for the Units, Series B Preferred Stock or Series IV Warrants. The Company is applying for inclusion of the Units, Series B Preferred Stock and Series IV Warrants on the Nasdaq SmallCap Market, under the symbols [QUSTU], [QUSTP] and [QUSTW], respectively, although there can be no assurances that such securities will be accepted for quotation or, if accepted, that an active trading market will develop. In addition, if the Company's securities are accepted for quotation and active trading develops, the Company is required to maintain certain minimum criteria established by Nasdaq and there can be no assurance that the Company will be able to continue to fulfill such criteria. See "Risk Factors." The Common Stock of the Company is listed on the Nasdaq SmallCap Market under the symbol "QUST". On December 18, 1996, the closing price per share of the Common Stock as reported by the Nasdaq SmallCap Market was $3.125, after giving effect to the proposed one-for-ten reverse split of the issued and outstanding Common Stock. See "Price Range for Common Stock and Dividends." For additional information regarding the factors considered in determining the initial public offering price of the Units and the exercise price of the Series IV Warrants, see "Description of Securities" and "Underwriting."

 AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK
   AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR
       ENTIRE INVESTMENT. SEE "RISK FACTORS," WHICH BEGINS ON PAGE [ ].

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
   THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==============================================================================
                                    UNDERWRITING DISCOUNTS  PROCEEDS TO THE
                  PRICE TO PUBLIC     AND COMMISSIONS (1)     COMPANY (2)
------------------------------------------------------------------------------
Per Unit.......         $6.00                $0.60               $5.40
------------------------------------------------------------------------------
Total (3)......      $6,000,000            $600,000           $5,400,000
==============================================================================
                                                     (See Notes, next page)

      The securities are offered by the Underwriter subject to prior sale when, as and if delivered to and accepted by the Underwriter, and subject to the Underwriter's right to reject orders in whole or in part and to certain other conditions. It is expected that delivery of certificates representing the Units, Series B Preferred Stock and Series IV Warrants will be made on or about [ ], 1997.

                     ------------------------------------

                           BILTMORE SECURITIES, INC.

                   The date of this Prospectus is [ ], 1997.

                                     NOTES

(1) Does not include additional compensation to be received by the Underwriter in the form of (i) a nonaccountable expense allowance of $180,000 (or $207,000 if the Underwriter's Over-Allotment Option (as defined below) is fully exercised); (ii) an option to purchase Units equal to 10% of those being offered to the public (excluding the Underwriter's Over-Allotment Option Units, if any) at an exercise price of $7.20 per Unit ("Underwriter's Unit Purchase Option"); (iii) a payment of $100,000 in respect of advisory services to be provided by the Underwriter over a two year period; and (iv) a fee payable (subject to certain exclusions) upon the exercise of Series IV Warrants equal to 4% of the exercise price. In addition, the Company and the Underwriter have agreed to indemnity and contribution provisions regarding certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses of the offering payable by the Company, estimated at $580,000 (or $607,000 if the Underwriter's Over-Allotment Option, as defined below, is fully exercised), including the Underwriter's nonaccountable expense allowance. See "Underwriting."
(3) The Company has granted the Underwriter a 30 day option to purchase an additional 15% of the total Units offered to the public upon the same terms and conditions as set forth above solely to cover over-allotments, if any ("Underwriter's Over-Allotment Option"). If the Underwriter's Over-Allotment Option is exercised in full, the total Price to the Public, Underwriting Discounts and Commissions, and Proceeds to the Company will be $6,900,000, $690,000 and $6,210,000, respectively. See "Underwriting."


         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE UNITS, SERIES B PREFERRED STOCK, AND SERIES IV WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         ALTHOUGH OTHER BROKER-DEALERS HAVE EXPRESSED AN INTENTION TO PARTICIPATE IN THE OFFERING, ALL OR A SIGNIFICANT NUMBER OF THE UNITS TO BE SOLD IN THIS OFFERING MAY BE SOLD, IN THE ORDINARY COURSE OF BUSINESS, TO CUSTOMERS OF THE UNDERWRITER, WHICH MAY AFFECT THE MARKET FOR AND LIQUIDITY OF THE COMPANY'S SECURITIES IN THE EVENT THAT ADDITIONAL BROKER-DEALERS DO NOT MAKE A MARKET IN THE COMPANY'S SECURITIES. ALTHOUGH OTHER BROKER-DEALERS HAVE EXPRESSED AN INTENTION TO MAKE A MARKET IN THE COMPANY'S SECURITIES FOLLOWING THE OFFERING, THERE CAN BE NO ASSURANCE THAT ANY OF SUCH BROKER-DEALERS WILL ACTUALLY COMMENCE SUCH MARKET-MAKING ACTIVITIES OR, IF COMMENCED, THAT SUCH ACTIVITIES WILL BE MAINTAINED. BASED UPON THE UNDERWRITER'S EXPERIENCE IN PAST OFFERINGS, IT IS EXPECTED THAT SUCH CUSTOMERS SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF THE UNITS, SERIES B PREFERRED STOCK AND SERIES IV WARRANTS CONTAINED THEREIN THROUGH AND/OR WITH THE UNDERWRITER. NO AGREEMENTS OR UNDERSTANDINGS, WRITTEN OR ORAL, EXIST WITH RESPECT TO THE PURCHASE OR RESALE OF THE SECURITIES TO BE SOLD IN THIS OFFERING THROUGH OR WITH THE UNDERWRITER AND/OR ITS AFFILIATES.

         ALTHOUGH IT HAS NO OBLIGATION TO DO SO, THE UNDERWRITER MAY FROM TIME TO TIME ACT AS A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN THE COMPANY'S SECURITIES. THE UNDERWRITER, IF IT PARTICIPATES IN THE MARKET, MAY BECOME A DOMINATING INFLUENCE IN THE MARKET FOR THE UNITS, SERIES B PREFERRED STOCK AND SERIES IV WARRANTS. HOWEVER, THERE IS NO ASSURANCE THAT THE UNDERWRITER WILL OR WILL NOT CONTINUE TO BE A DOMINATING INFLUENCE. THE PRICES AND LIQUIDITY OF THE SECURITIES OFFERED HEREUNDER MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE OF THE UNDERWRITER'S PARTICIPATION IN SUCH MARKET. THE UNDERWRITER MAY DISCONTINUE SUCH ACTIVITIES AT ANY TIME OR FROM TIME TO TIME. SEE "RISK FACTORS--LACK OF PRIOR MARKET FOR UNITS, SERIES B PREFERRED STOCK AND SERIES IV WARRANTS" AND "UNDERWRITER'S INFLUENCE ON THE MARKET MAY HAVE ADVERSE CONSEQUENCES."

                      NOTE ON FORWARD-LOOKING STATEMENTS

         Certain information set forth in this Prospectus includes "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties, including those identified under the caption "Risk Factors." Readers are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.


                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The reports and other information filed by the Company can be inspected and copied without charge at the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Registration statements and other documents and reports that are filed electronically through the Electronic Data Gathering, Analysis and Retrieval System (including the Registration Statement) are publicly available through the Commission's web site on the Internet (http://www.sec.gov).

         This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a more complete description of the matter involved, each such statement being qualified in its entirety by such reference. The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference herein (excluding exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference) by contacting the Company at Questron Technology, Inc., 6400 Congress Avenue, Suite 200, Boca Raton, Florida 33487, telephone (407) 241-5251, attention: Treasurer.

                              PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information, including information contained under the caption "Risk Factors," and financial statements, including notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of the Underwriter's Over-Allotment Option described under "Underwriting." UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS GIVES EFFECT TO THE PROPOSED ONE-FOR-TEN REVERSE SPLIT OF THE ISSUED AND OUTSTANDING COMMON STOCK, THE PROPOSED REDUCTION IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 50,000,000 SHARES TO 20,000,000 SHARES AND THE PROPOSED REDUCTION IN THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK, PAR VALUE $.01 PER SHARE ("PREFERRED STOCK"), FROM 10,000,000 TO 6,000,000. All of the foregoing proposals have been submitted by the Board of Directors of the Company for the approval of the Company's stockholders at the annual meeting of stockholders scheduled for December 27, 1996 and, if so approved, an amendment to the Company's Certificate of Incorporation effecting such proposals will be filed as soon as practicable following such meeting. Each prospective investor is urged to read this Prospectus in its entirety.


                                  THE COMPANY

         Questron Technology, Inc. (the "Company") is a publicly owned company which, through its wholly-owned subsidiary Quest Electronic Hardware, Inc. ("Quest"), is a specialized distributor of fasteners and electronic hardware sold to electronic equipment manufacturers. The Company also conducts an alternative dispute resolution service through its wholly-owned subsidiary Judicate of Philadelphia, Inc. The Company proposes to acquire the business of Comp Ware, Inc., a Delaware corporation which does business as Webb Distribution ("Webb"), and the closing of the offering made hereby (the "Offering") is conditioned upon and is to occur simultaneously with the closing of the Company's acquisition of Webb. Webb is a privately owned specialized distributor of electronic hardware, fasteners and components. The Company has entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of December 16, 1996 with the stockholders of Webb to acquire all of the issued and outstanding stock of Webb. Under the Stock Purchase Agreement, the stockholders of Webb have agreed to exchange their shares of Webb for $3,250,000 in cash, 1,500,000 Series IV Warrants and two notes (the "Notes") in the aggregate amount of $750,000 (each for $375,000). Note A shall mature eighteen months from the Effective Date, bear interest at 10% per annum and is payable at maturity as to both principal and interest. Note B shall mature five years from the Effective Date, is payable in equal monthly installments over such five year period from the Effective Date and shall bear interest at 10% per annum. The Company delivered to the majority stockholder of Webb the 1,500,000 Series IV Warrants as a deposit on account of the purchase price under said agreement at the time of the signing of the Stock Purchase Agreement. Such warrants are being held in escrow subject to the completion of the acquisition of Webb. These Series IV Warrants will be cancelled if the Webb acquisition does not close. Proceeds received by the majority stockholder of Webb from a sale of the Series IV Warrants may, in some cases, reduce the Company's obligations under the Notes. See "Business--Proposed Acquisition of Webb."

         It is intended that the business of Webb will operate as a wholly-owned subsidiary of the Company. The Company may elect to merge Webb into Quest at a future date. The Company intends to use the net proceeds from this Offering to pay the $3,250,000 cash portion of the consideration for the acquisition of Webb, to repay $1,180,000 of Webb indebtedness and to repay $390,000 of the Company's indebtedness.

         Webb and Quest each act as specialized distributors of fasteners and electronic hardware sold to electronic equipment manufacturers. The businesses, with operating locations in Austin, Boston, Colorado Springs, Dallas, Reno, and San Jose, serve more than 1,000 customers in the high technology electronic equipment manufacturing industry, including leading computer, telecommunications and medical instrumentation companies.

         The Company was incorporated as Judicate, Inc. in the State of Delaware on August 1, 1983. The Company subsequently changed its name to Questron Technology, Inc. on April 2, 1996. The principal executive offices of the Company are located at 6400 Congress Avenue, Suite 200, Boca Raton, Florida 33487 and its telephone number is (407) 241-5251.

QUEST ELECTRONIC HARDWARE, INC.

         Questron, through its wholly-owned subsidiary Quest, acts as a specialized distributor of fasteners and electronic hardware sold to electronic equipment manufacturers. Prior to Quest's acquisition from Arrow Electronics, Inc. in March 1995, the fasteners business had operated as a distributor of fasteners and electronic hardware for more than twenty years. Management's goal is to expand the business though a combination of continued penetration of existing markets and expansion into new markets, including geographic expansion.

         Approximately 50% of Quest's sales are of industrial fasteners, 10% are of "spacers" and "standoffs" (products used in conjunction with fasteners), and the remaining sales are divided among a variety of products, including plastic components, cable ties and accessories, drawer slides, connectors, and design/prototype components. The demand for products offered by Quest is relatively stable, with minimal technological change.

         Quest has developed a customer base consisting of over 250 active customers. These customers demand quality service and in many cases are willing to pay premium prices. Over 95% of Quest's sales are recurring sales to existing customers. Currently, the business is concentrated in California, Texas, Colorado and Nevada; however, Quest is seeking to expand its business geographically, particularly into the eastern U.S through the Webb acquisition.

         Quest's sales have increased at a compound annual growth rate of 17% over the past four years. This sales growth was achieved principally from word-of-mouth referrals without the benefit of a comprehensive marketing program or geographic expansion. Management believes that Quest's future growth will be enhanced by implementing a comprehensive marketing plan, including the present strategy of adding marketing programs responsive to customers' specific requirements (e.g., bin replenishment programs), further penetration of existing accounts and identification of new accounts and geographic expansion.

         The U.S. market for the distribution of fasteners and related products is divided into two major segments: large manufacturers of fasteners, who supply large industrial users directly; and distributors, who service smaller industrial users. Such distributors, however, are increasingly supplying larger accounts that can no longer be serviced effectively by the manufacturers. The distribution side consists of distributors who provide a rapid response capability to service customer needs and assist in selecting appropriate fasteners.

COMP WARE, INC. D/B/A WEBB DISTRIBUTION

         Webb Distribution, Inc. was incorporated in the State of Connecticut in May 1989 as a distributor of electronic hardware, fasteners and components. In February 1995, Webb Distribution, Inc. was merged into Comp Ware, Inc., a newly created Delaware corporation, in a migratory merger and currently conducts business under the name Webb Distribution. The business is concentrated in the New England area. The Company's principal executive offices are located at 2 Lowell Avenue, Winchester, MA 08190.

         The business of Webb is substantially similar to the business of Quest, serving customers in the high technology equipment manufacturing industry. Webb serves a variety of different markets on both a direct order basis and in providing services such as bin stock replenishment. Along with serving the original equipment manufacturers ("OEM's") markets, Webb also serves industrial, military, sheet metal and metal fabrication industries.

         With over 300 suppliers and many product categories and types, Webb does not regard any one supplier of products as essential to its operations. Webb, through its suppliers, is able to serve many market segments, as evidenced by its more than 800 active industrial, commercial and military customers.

         Webb's annual sales amounted to $7.8 million for the year ended December 31, 1995 and $6.1 million for the nine months ended September 30, 1996.

         SEE "RISK FACTORS," "MANAGEMENT," "BUSINESS" AND "CERTAIN TRANSACTIONS" FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS.

                                 THE OFFERING*
Units Offered by the Company (1)........................ 1,000,000 Units
Terms of Conversion of Series B Preferred
Stock................................................... Each share of Series B Preferred Stock will be automatically converted on the second anniversary
                                                         of the Effective Date into ____ shares of Common
                                                         Stock.  See "Description of Securities."
Series B Preferred Stock Dividend....................... 2% per annum until converted, payable in cash or
                                                         Common Stock at the Company's option.
Series IV Warrants Offered by the Selling
Securityholders......................................... 2,750,000 Warrants


                                      -6-






Use of Net Proceeds..................................... To fund the acquisition of Webb and to repay certain indebtedness.  See "Use of Proceeds."

OUTSTANDING EQUITY SECURITIES IMMEDIATELY
PRIOR TO THE OFFERING:

Shares of Common Stock (2).............................. 1,535,484

OUTSTANDING EQUITY SECURITIES IMMEDIATELY
SUBSEQUENT TO THE OFFERING:
Shares of Common Stock (3).............................. 1,535,484
Shares of Series B Preferred Stock(4)................... 1,000,000
Comparative Share Ownership After Offering:
         Present Stockholders........................... 1,535,484
         New Investors(5)............................... [_____]

NASDAQ SYMBOLS:
Common Stock............................................ QUST
Units (Proposed)........................................ QUSTU
Series B Preferred Stock (Proposed)..................... QUSTP
Series IV Warrants (Proposed)........................... QUSTW


----------

* ALL FIGURES CONTAINED HEREIN REFLECT THE PROPOSED AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION IN CONJUNCTION WITH THE 1996 ANNUAL MEETING WHEREBY THE BOARD OF DIRECTORS HAS PROPOSED A ONE-FOR-TEN REVERSE SPLIT OF THE ISSUED AND OUTSTANDING COMMON STOCK AS WELL AS A REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND SERIES B PREFERRED STOCK.

(1) The Company is offering 1,000,000 Units at a price of $6.00 per Unit. Each Unit consists of one share of Series B Preferred Stock and one Series IV Warrant. Each share of Series B Preferred Stock will automatically convert, without any action on the part of the holder thereof or the Company, into ______ shares of Common Stock on the second anniversary of the Effective Date. Each Series IV Warrant entitles the holder to purchase one share of Common Stock at an exercise price of 115% of the closing market price per share of the Common Stock on the day preceding the Effective Date during the four year period commencing one year from the Effective Date. The Series IV Warrants are redeemable upon certain conditions. Should the Series IV Warrants be exercised, of which there is no assurance, the Company will receive the proceeds therefrom aggregating up to an additional $[ ]. See "Description of Securities."

(2) Does not include shares of Common Stock issuable upon the exercise of the Series IV Warrants offered by the Selling Securityholders.

(3) Does not include shares of Common Stock issuable (i) upon conversion of the Series B Preferred Stock; (ii) upon the exercise of the Series IV Warrants included in the Units or offered by the Selling
      Securityholders; (iii) upon the exercise of the Underwriter's Over-Allotment Option to purchase up to 150,000 Units, or (iv) upon exercise of the Underwriter's Unit Purchase Option.

(4) These shares of Series B Preferred Stock are convertible into_______ shares of Common Stock.

(5) Assumes conversion of the Series B Preferred Stock into ________ shares of Common Stock.

                            SELECTED FINANCIAL DATA

      The following selected financial data should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

      The statement of operations data for the years ended December 31, 1995 and 1994 and the balance sheet data as of December 31, 1995 are derived from, and should be read in conjunction with, the Company's financial statements and notes thereto audited by Moore Stephens, P.C., independent auditors, included elsewhere in this Prospectus.

      The selected financial data as of and for the nine months ended September 30, 1996 and 1995 have been derived from unaudited financial statements also appearing herein which, in the opinion of management, include all adjustments (consisting of only normal, recurring adjustments) necessary for a proper statement of the results of operations for such unaudited periods. The results of operations for the nine months ended September 30, 1996 and 1995 are not necessarily indicative of the results to be expected for the entire year or for any other period.

      The pro forma balance sheet data have been prepared assuming that the acquisition of Webb and other events described in the footnotes below had occurred as of September 30, 1996. The pro forma statement of operations data has been prepared as if the events described in the footnotes below had occurred at the beginning of the earliest fiscal year presented and were carried forward through the latest interim period presented.

BALANCE SHEET DATA:
                          December 31, 1995     September 30, 1996  (unaudited)
                                                -------------------------------
                              Actual                Actual        Pro Forma (1)
                           ----------            ----------       -------------

Current assets             $5,053,762           $5,052,502         $8,000,529
Total assets               12,432,998           12,514,539         19,243,787
Current liabilities         2,070,094            1,737,134          2,992,427
Total liabilities           4,255,094            3,947,134          5,506,382
Working capital             2,983,668            3,315,368          5,008,102
Stockholders' equity        8,177,904            8,567,405         13,762,405


------------

(1) Gives effect to the following transactions:
      (i)  the acquisition of Webb; and
      (ii) the sale of 1,000,000 Units by the Company and the net proceeds therefrom and the uses thereof.


STATEMENT OF OPERATIONS DATA:
                                                                Nine months ended September 30,
                                                       ------------------------------------------------------
                                                         1995                    1996                1996
                                                       Actual                   Actual          Pro Forma (1)
                                                       ------                   ------          -------------
                                                      (unaudited)             (unaudited)         (unaudited)
Total revenues                                         $4,908,757              $8,264,940         $14,353,886
Operating income                                          404,134                 673,515           1,246,839
Net income                                                229,117                 389,501             929,038
Net income per common share                                 $0.02                   $0.03               $0.27
Weighted average number of
      common shares and common
      share equivalents outstanding                    13,707,612              15,399,846        3,456,652(2)
Ratio of earnings to fixed charges                     3.1 to 1.0              2.9 to 1.0          5.5 to 1.0




                                                             For the Years Ended December 31,
                                                       ---------------------------------------------------------
                                                        1994                    1995                    1995
                                                       Actual                   Actual             Pro Forma (1)
                                                       ------                   ------             -------------
                                                                                                     (unaudited)
Total revenues                                        $844,025              $7,259,155               $15,052,334
Operating income                                     (641,081)                 584,906                 1,173,155
Net income                                           (641,033)                 352,187                   902,926
Net income per common share                            $(0.23)                   $0.03                      $.27
Weighted average number of
      common shares and common
      share equivalents outstanding                  2,793,402              13,795,632              3,296,230(2)
Ratio of earnings to fixed charges                         (3)              2.9 to 1.0                  5.6 to 1



---------------

(1) Adjusted to reflect: (i) the reductions of interest expense associated with the repayment of certain debt; (ii) the reduction of salaries resulting from the retirement of the majority selling stockholder; (iii) the additional charges related to the amortization of the cost of the Webb acquisition in excess of the net assets acquired; and (iv) the reduction in income tax expense through the use of available tax loss carryforwards.

(2) Reflects the effect of the proposed one-for-ten reverse stock split and the common share equivalents related to the convertible preferred stock to be issued pursuant to the Offering.

(3) Earnings are inadequate to cover fixed charges. The coverage deficiency is $606,811.

                                 RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT SHOULD PURCHASE THESE SECURITIES. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK
FACTORS:

FORWARD LOOKING STATEMENTS

         When used in this Prospectus and the documents incorporated herein by reference, the words "believes", "anticipates", "expects" and similar expressions are intended to identify in certain circumstances, forward-looking statements. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected, including the risks described in the "Risk Factors" section. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such statements. The Company also undertakes no obligation to update these forward-looking statements.

COMBINED OPERATIONS SUBSEQUENT TO THE ACQUISITION

         The Company has entered into the Stock Purchase Agreement, pursuant to which the Company has agreed to purchase all issued and outstanding stock of Webb. The consummation of the Offering is conditioned upon and is to occur simultaneously with the acquisition of Webb. If the acquisition of Webb is not so completed, the closing of this Offering will not occur and all proceeds of this Offering will be returned to investors. If the acquisition does occur, upon consummation of the transactions contemplated hereby, the Company's revenues will be derived from the businesses of both its existing business and Webb. Management of the Company, after the acquisition, will be composed of the current management of the Company. The Company can make no assurances that this combination of businesses will prove as successful as each business was independently. See "Dependence on Management and Limitations on Certain Experience."

NO ASSURANCE OF FUTURE PROFITABILITY OR PAYMENT OF DIVIDENDS

         No assurance can be given that the future operations of the Company or its subsidiaries will be profitable. Should the operations of the Company or its subsidiaries remain profitable, it is likely that the Company or its subsidiaries would retain much or all of the earnings in order to finance future growth and expansion. Therefore, the Company does not presently intend to pay dividends on its Common Stock, but may consider the payment of dividends at some time in the future. See "Dividend Policy." The Company will be obligated to pay dividends at the rate of $0.115 or 2% per share of Series B Preferred Stock in respect of the two year period prior to its conversion. Such dividends may be paid in cash or shares of Common Stock, at the Company's option, and, if paid in shares, there can be no assurance that the holder will be able to sell the shares so received for the value of such dividend.

DEPENDENCE UPON MAJOR CUSTOMERS

         Quest serves more than 250 industrial and commercial customers. The ten largest customers account for approximately 50% of Quest's sales, with one customer accounting for 14% of those sales. Webb serves more than 800 customers. The 10 largest customers of Webb account for approximately 38% of Webb's sales, with one customer accounting for 8% of sales. Sales to these twenty customers account for approximately 45% of the combined revenues of Quest and Webb. See "Business."

         These sales arrangements are terminable upon short notice and none of these customers is obligated to continue to use the services of Quest or Webb at all or at existing prices. In addition, these customers could demand price concessions by Quest and/or Webb which could adversely affect profits and profit margins. The termination by these customers of their relationship with the Company and/or Webb or a substantial decrease in prices paid by these customers would have a material adverse affect upon the business, properties, financial condition, results of operations and prospects of the Company.

         The dependence on major customers subjects Quest and Webb to significant financial risk in the operation of their businesses should a major customer terminate, for any reason, its business relationship with Quest or Webb. In such an event, the financial condition of the Company may be adversely affected and the Company may be required to obtain additional financing, the availability of which there can be no assurance.

         The continuing ability of Quest and Webb to maintain these customer relationships and to build new relationships is dependent, among other things, upon their ability to maintain the high quality standards demanded by their customers.

POSSIBLE NEED FOR ADDITIONAL FINANCING

         The Company intends to fund its operations and other capital needs for the next twelve months substantially from operations, available borrowings under the Company's credit agreement with a bank, and the proceeds of this Offering, however there can be no assurance that such funds will be sufficient for these purposes. The Company will use the proceeds of this Offering as partial consideration for the acquisition of Webb and the repayment of certain indebtedness as described in "Use of Proceeds." In addition, a portion of the Webb purchase price has been deferred by means of the delivery of two notes (the "Notes") in the aggregate amount of $750,000 (each for $375,000). Note A shall mature eighteen months from the Effective Date, bear interest at 10% per annum and is payable at maturity as to both principal and interest. Note B shall mature five years from the Effective Date, is payable in equal monthly installments over such five year period from the Effective Date and shall bear interest at 10% per annum. In the event that the Company needs additional financing to fund its operations and capital needs, there can be no assurance that such financing will be available, or that it will be available on acceptable terms. See "Use of Proceeds."

DEPENDENCE ON MANAGEMENT AND LIMITATIONS ON CERTAIN EXPERIENCE

         The Company's business is principally dependent on certain key management personnel for the operation of its business. In particular, Dominic
A. Polimeni has played the primary role in the promotion, development and management of the Company. A subsidiary of the Company has entered into an employment agreement with Mr. Polimeni, which expires on March 21, 2000. The agreement requires Mr. Polimeni to devote such portion of his business time and energies to the business and affairs of the Company as is needed to perform his duties under the agreement. If the employment of Mr. Polimeni terminates, or he is unable to perform his duties, the Company may be adversely affected. See "Business" and "Management."

SUBSTANTIAL COMPETITION

         The market for the Company's products is highly competitive, and the Company encounters substantial competition from domestic businesses. Some of the Company's competitors have substantially greater financial resources and technical expertise than the Company and may offer lower prices on competing products. In addition, such competitors may have substantially greater managerial capabilities than the Company and, consequently, the Company may be at a substantial competitive disadvantage in the conduct of its business. Increased competition could result in product price reductions, reduced margins and loss of market share, all of which could have a material adverse effect on the Company's results of operations and financial condition. See "Business."

BROAD DISCRETION IN APPLICATION OF PROCEEDS

         The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering, including funds received upon exercise of the Series IV Warrants. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. Of the net proceeds of the Offering, $3,250,000 will be immediately used to pay a portion of the purchase price for the Webb acquisition and $1,570,000 will be used to reduce certain outstanding debt. Pending the application of the net proceeds, the funds will be invested by the Company in temporary, short-term interest-bearing obligations. See "Use of Proceeds," "Business" and "Management."

VOTING CONTROL; POTENTIAL ANTI-TAKEOVER EFFECT

         After giving effect to this Offering and to the acquisition of Webb (without giving effect to the sales of any securities by the Selling Securityholders but assuming conversion of the Series B Preferred Stock), the officers, directors and principal stockholders of the Company will beneficially own approximately [ ]% of the Company's Common Stock and will have the right to acquire up to an additional [ ]% of the Common Stock pursuant to outstanding options and warrants. See "Securities Ownership." Accordingly, such persons may, with the votes of the holders of an additional [ ]% of the Company's Common Stock, be able to approve major corporate transactions including those involving amendments to the Certificate of Incorporation of the Company or the sale of substantially all of the Company's assets and may be able to elect all of the directors of the Company and to control the Company's affairs. This voting control may have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of the holders of the shares of Common Stock of the Company. In addition, the Company is subject to a State of Delaware statute regulating business combinations which may also hinder or delay a change of control.

LIMITATION ON DIRECTOR LIABILITY

         As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation limits the liability of directors to the Company or its stockholders for monetary damages for breach of a director's fiduciary duty, except for liability in four specific instances. These four areas are: (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. As a result of these limitations on a Director's liability, stockholders may have more limited rights to recover against directors for breach of fiduciary duty than they would have otherwise.

REQUIREMENTS OF CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION IN CONNECTION WITH THE EXERCISE OF THE SERIES IV WARRANTS WHICH MAY NOT BE EXERCISABLE AND MAY THEREFORE BE VALUELESS

         The Company will be able to issue the securities offered hereby and shares of its Common Stock upon the exercise of the Series IV Warrants only if
(i) there is a current prospectus relating to the securities offered hereby under an effective registration statement filed with the Commission and (ii) such Common Stock is, to the extent required, then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of Series IV Warrants reside. There can be no assurance, however, that the Company will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required under the Securities Act (i) anytime after nine months subsequent to the effective date thereof when any information contained in the prospectus is over 16 months old; (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement; or (iii) when any material change occurs in the information relating to the plan or distribution of the securities registered by such registration statement. The Prospectus forming a part of this Registration Statement will remain current within the meaning of the Securities Act for not more than nine months following the date of this Prospectus, or until [ ], 1997, assuming a post-effective amendment is not filed by the Company. The Company intends to qualify the sale of the Units in a limited number of states, although certain exemptions under certain state securities ("Blue Sky") laws may permit the Series IV Warrants to be transferred to purchasers in states other than those in which the Series IV Warrants were initially qualified. The Company will be prevented, however, from issuing Common Stock upon exercise of the Series IV Warrants in those states where exemptions are unavailable and the Company has failed to qualify the Common Stock issuable upon exercise of the Series IV Warrants. The Company may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Series IV Warrants reside. In such a case, the Series IV Warrants of those purchasers will expire and have no value if such warrants cannot be exercised or sold. Accordingly, the market for the Series IV Warrants may be limited because of the Company's obligation to fulfill both of the foregoing requirements. See "Description of Securities."

ADDITIONAL AUTHORIZED SHARES AVAILABLE FOR ISSUANCE MAY ADVERSELY AFFECT THE MARKET

         After giving effect to the proposed one-for-ten reverse stock split and the proposed reduction in authorized Common Stock and Preferred Stock, the Company is authorized to issue 20,000,000 of its shares of its Common Stock and 6,000,000 shares of Preferred Stock. There are currently 1,535,484 shares of Common Stock issued and outstanding and upon completion of the proposed offering, there will be a total of 1,000,000 shares of Series B Preferred Stock outstanding. Of the remaining 5,000,000 authorized shares of Preferred Stock, 900,000 shares were previously issued under terms which provided that they could not be reissued at a later date. All 900,000 of such shares were previously converted into Common Stock. In addition, the following securities have been reserved for issuance: _________ shares of Common Stock issuable, commencing two years from the Effective Date, upon conversion of the Series B Preferred Stock: 1,000,000 shares of Common Stock issuable upon exercise of the Series IV

Warrants offered to investors in this Offering; 150,000 Units issuable pursuant to the Underwriter's Over- Allotment Option; 150,000 shares of Series B Preferred Stock included in the Underwriter's Over- Allotment Option which are convertible into _________ shares of Common Stock; 150,000 shares of Common Stock issuable upon exercise of the Series IV Warrants included in the Underwriter's Over- Allotment Option; 100,000 Units issuable upon exercise of the Underwriter's Unit Purchase Option; 100,000 shares of Series B Preferred Stock included in the Underwriter's Unit Purchase Option which are convertible into ____ shares of Common Stock; 100,000 shares of Common Stock which are issuable upon exercise of the Series IV Warrants included in the Underwriter's Unit Purchase Option; 2,750,000 shares of Common Stock issuable upon exercise of the Series IV Warrants of the Selling Securityholders and 1,679,767 shares of Common Stock issuable upon the exercise of certain other outstanding options and warrants. The foregoing does not give effect to Common Stock issuable for the payment of Series B Preferred Stock dividends. The Selling Securityholders have agreed not to sell, transfer or assign any of the 2,750,000 Series IV Warrants offered under the Alternate Prospectus for a period of 18 months following the Effective Date without the consent of the Underwriter. In other offerings where the Underwriter has acted as the managing underwriter, it has released similar restrictions applicable to selling securityholders prior to the expiration of the lock-up period and in some cases immediately after the exercise of the Over-Allotment Option or the expiration of the Over-Allotment Option period. After the exercise of all such warrants and options the Company will have [ ] shares of Common Stock outstanding and [ ] shares of authorized but unissued Common Stock available for issuance without further stockholder approval. As a result, any issuance of additional shares of Common Stock may cause current stockholders of the Company to suffer significant dilution which may adversely affect the market. See "Description of Securities" and "Underwriting."

LACK OF PRIOR PUBLIC MARKET FOR THE UNITS, SERIES B PREFERRED STOCK AND SERIES IV WARRANTS BEING OFFERED

         No prior public market has existed for the Units, Series B Preferred Stock and Series IV Warrants offered hereby and no assurance can be given that one will develop subsequent to this Offering. The Company is applying for inclusion of the Units, Series B Preferred Stock and Warrants on the Nasdaq SmallCap Market, although there can be no assurance that an active trading market will develop, even if the securities are accepted for quotation. Additionally, if the Company's securities are accepted for quotation and active trading develops, the Company is required to maintain certain minimum criteria established by Nasdaq, of which there can be no assurance that the Company will be able to continue to fulfill such criteria. The Company's Common Stock is currently listed on the Nasdaq SmallCap Market under the symbol "QUST." The Underwriter may make a market in the securities of the Company upon the closing of this Offering, but there is no assurance that it will be successful in its efforts. The loss or failure of market makers for the Company's securities will have a material adverse effect on the market for the Company's securities. See "Description of Securities."

PROPOSED CHANGES TO NASDAQ LISTING REQUIREMENTS

         On November 6, 1996, the Board of Directors of Nasdaq approved proposed changes to the entry standards and maintenance standards necessary to qualify for listing on both the Nasdaq National Market (the "National Market") and the Nasdaq SmallCap Market (the "SmallCap Market"). After a 30-day comment period, the Nasdaq Board of Directors will consider any comments, make modifications of the proposed changes, if warranted, and file the rule changes with the Securities and Exchange Commission for final approval. Among the proposed changes to the Nasdaq SmallCap Market listing and maintenance criteria are the following: eliminating the alternative test to the $1 minimum bid price; extending the corporate governance standards currently required by the National Market to the SmallCap issuers; increasing the quantitative standards; and implementing a requirement that auditors of Nasdaq-listed companies be subject to peer review. If the proposed or other changes to the listing and maintenance criteria are approved by the Securities and Exchange Commission, there can be no assurance that the Company will be able to fulfill such criteria.

WARRANTS SUBJECT TO REDEMPTION

         The Series IV Warrants shall be exercisable for one share of Common Stock at an exercise price of 115% of the closing market price per share of the Common Stock on the day immediately preceding Effective Date for a four year period commencing one year from the Effective Date. The Series IV Warrants are redeemable by the Company for $.05 per Series IV Warrant, at any time after one year from the Effective Date, upon 30 days' prior notice, if the closing bid price of the Common Stock, as reported by the Nasdaq SmallCap Market exceeds $ _____ per share, for any 20 consecutive trading days ending within ten days of the notice of redemption. In the event that the Series IV Warrants are called for redemption, the Series IV Warrant holders may not be able to exercise their Series IV Warrants if the Company has not updated this Prospectus in accordance with the requirements of the Securities Act or these securities have not been qualified for sale under the laws of the state where the Series IV Warrant holder resides. See "Requirements of Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Series IV Warrants Which May Not Be Exercisable and May Therefore Be Valueless." In addition, in the event that the Series IV Warrants have been called for redemption, such call for redemption could force the warrant holder to either
(i) assume the necessary updating to the prospectus and state blue sky qualifications has been effected, exercise the Series IV Warrants and pay the exercise price at a time when, in the event of a decrease in market price from the period preceding the issuance of the call for redemption, it may be less than advantageous economically to do so, or (ii) accept the redemption price, which, in the event of an increase in the price of the stock, could be substantially less than the market value thereof at the time of redemption. Upon 30 days' written notice to all holders of the Series IV Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Series IV Warrants in compliance with the requirements of Rule 13e-4 to the extent applicable. See "Certain Transactions," "Description of Securities," "Selling Securityholders" and "Underwriting."

LITIGATION INVOLVING UNDERWRITER MAY AFFECT SECURITIES

         The Company has been advised by the Underwriter that on or about May 22, 1995, the Underwriter and Elliot Loewenstern and Richard Bronson, principals of the Underwriter, and the Commission agreed to an offer of settlement (the "Offer of Settlement") in connection with a complaint filed by the Commission in the United States District Court for the Southern District of Florida alleging violations of the federal securities laws, Section 17(a) of the Securities Act of 1933, Section 10(b) and 15(c) of the Securities Exchange Act of 1934, as amended, and Rules 10b-5, 10b-6 and 15c1-2 promulgated thereunder. The complaint also alleged that in connection with the sale of securities in three (3) initial public offerings in 1992 and 1993, the Underwriter engaged in fraudulent sales practices. The proposed Offer of Settlement was consented to by the Underwriter and Messrs. Loewenstern and Bronson without admitting or denying the allegations of the complaint. The Offer of Settlement was approved by Judge Gonzales on June 6, 1995. Pursuant to the final judgment (the "Final Judgment"), the Underwriter:

         o was required to disgorge $1,000,000 to the Commission, which amount was paid in four (4) equal installments on or before June 22, 1995; and

         o    agreed to the appointment of an independent consultant
              ("Consultant").

Such Consultant was obligated, on or about November 1, 1996 (or at such later date as may be extended by the Consultant without court approval):

         o to review the Underwriter's policies, practices and procedures in six (6) areas relating to compliance and sales practices;

         o to formulate policies, practices and procedures for the Underwriter that the Consultant deems necessary with respect to the Underwriter's compliance and sales practices;

         o to prepare a report devoted to and which details the aforementioned policies, practices and procedures (the "Report");

         o to deliver the Report to the President of the Underwriter and to the staff of the Southeast Regional office of the Commission;

         o to prepare, if necessary, a supervisory procedures and compliance manual for the Underwriter, or to amend the Underwriter's existing manual; and

         o to formulate policies, practices and procedures designed to provide mandatory ongoing training to all existing and newly hired employees of the Underwriter. The Final Judgment further provides that, within thirty (30) days of the Underwriter's receipt of the Report, unless such time is extended, the Underwriter shall adopt, implement and maintain any and all policies, practices and procedures set forth in the Report.

         As of the date of this Prospectus the Consultant had not delivered the Report to the Underwriter.

         The Final Judgment also provides that an independent auditor ("Auditor") shall conduct four special reviews of the Underwriter's policies, practices and procedures, the first such review to take place six (6) months after the Report has been delivered to the Underwriter and thereafter at six-month intervals. The Auditor is also authorized to conduct a review, on a random basis and without notice to the Underwriter, to certify that any persons associated with the Underwriter who have been suspended or barred by any Commission order are complying with the terms of such orders.

         On July 10, 1995, the action as against Messrs. Loewenstern and Bronson was dismissed with prejudice. Mr. Bronson has agreed to a suspension from associating in any supervisory capacity with any broker, dealer, municipal securities dealer, investment advisor or investment company for a period of twelve (12) months, dating from the beginning of such suspension. Mr. Loewenstern agreed to a suspension from associating in any supervisory capacity with any broker, dealer, municipal securities dealer, investment advisor or investment company for a period of twelve (12) months commencing upon the expiration of Mr. Bronson's suspension.

         In the event that the requirements of the foregoing judgment adversely affect the Underwriter's ability to act as a market maker for the Company's stock, and additional brokers do not make a market in the Company's securities, the market for and liquidity of the Company's securities may be adversely affected. In the event that other broker-dealers fail to make a market in the Company's securities, the possibility exists that the market for and the liquidity of the Company's securities may be adversely affected to such an extent that public security holders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for, liquidity and prices of the Company's securities may not exist. See "Underwriting." FOR ADDITIONAL INFORMATION REGARDING THE UNDERWRITER, INVESTORS MAY CALL THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. AT
(800) 289-9999.

         Recent State Action Involving the Underwriter -- Possible Loss of Liquidity

         The State of Indiana has commenced an action seeking, among other things, to revoke the Underwriter's license to do business in such state. The hearing in this matter was scheduled for October 7, 1996 and has been adjourned pending settlement discussions. Such proceeding, if ultimately successful, may adversely affect the market for and liquidity of the Company's securities if additional broker-dealers do not make a market in the Company's securities. Moreover, should Indiana investors purchase any of the securities sold in this Offering from the Underwriter prior to the possible revocation of the Underwriter's license in Indiana, such investors will not be able to resell such securities in such state through the Underwriter but will be required to retain a new broker-dealer firm for such purpose. The Company cannot ensure that other broker-dealers will make a market in the Company's securities. In the event that other broker-dealers fail to make a market in the Company's securities, the possibility exists that the market for and the liquidity of the Company's securities may be adversely affected to an extent that public security holders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for, liquidity and prices of the Company's securities may not exist. The Company does not intend to seek qualification for the sale of the Securities in the State of Indiana. It should be noted that although the Underwriter may not be the sole market maker in the Company's securities, it will most likely be the dominant market maker in the Company's securities. See "Underwriting."

UNDERWRITER'S INFLUENCE ON THE MARKET MAY HAVE ADVERSE CONSEQUENCES

         A significant number of securities may be sold, in the ordinary course of business, to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriter. Although it has no legal obligation to do so, the Underwriter from time to time in the future may make a market in and otherwise effect transactions in the Company's securities. To the extent the Underwriter acts as market maker in the securities, it may be a dominating influence in that market. The price and liquidity of such securities may be affected by the degree, if any, of the Underwriter's participation in the market, inasmuch as a significant amount of such securities may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriter. Such market making activities, if commenced, may be discontinued at any time or from time to time by the Underwriter without obligation or prior notice. If a dominating influence at such time, the Underwriter's discontinuance may adversely affect the price and liquidity of the securities.

         Further, unless granted an exemption by the Securities and Exchange Commission to Rule 10b-6, the Underwriter may be prohibited from engaging in any market making activities with regard to the Company's securities for the period from two or nine business days prior to any solicitation of the exercise of Series IV Warrants until the later of the termination of such solicitation activity or the termination, by waiver or otherwise, of any right that the Underwriter may have to receive a fee for the exercise of Series IV Warrants following the solicitation. As a result, the Underwriter may be unable to continue to provide a market for the Company's securities during certain periods while the Series IV Warrants are exercisable which may adversely affect the price and liquidity of the securities.

EXERCISE OF SERIES IV WARRANTS MAY HAVE DILUTIVE EFFECT ON MARKET

         The Series IV Warrants will provide, during their term, an opportunity for the holder to exercise the Warrants and profit from a rise in the market price of the Common Stock, of which there is no assurance, with resulting dilution in the ownership interest in the Company held by the then present stockholders. Holders of the Series IV Warrants most likely would exercise the Series IV Warrants and purchase the underlying Common Stock at a time when the Company may be able to obtain capital on terms more favorable than those provided by such Warrants, in which event the terms on which the Company may be able to obtain additional capital would be affected adversely. See "Underwriting."

"PENNY STOCK" REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF SECURITIES

         The Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. In the event of authorization of the Units, Series B Preferred Stock and Series IV Warrants for quotation on the Nasdaq SmallCap Market, such securities will initially be exempt from the definition of "penny stock." If such securities or the Common Stock are removed from listing on Nasdaq at any time following the Effective Date, the Company's securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, those persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. In addition, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this Offering to sell the Company's securities in the secondary market.

         In the event that the Company were not able to qualify its securities for listing on the Nasdaq SmallCap Market, the Company would attempt to have its securities traded in the over-the-counter market via the Electronic Bulletin Board or the "pink sheets." In such event, holders of the Company's securities may encounter substantially greater difficulty in disposing of their securities and/or in obtaining accurate quotations as to the prices of the Company's securities.

UNDERWRITER AND SELLING SECURITYHOLDERS TO RECEIVE SUBSTANTIAL BENEFITS IN CONNECTION WITH THE OFFERING

         The Underwriter will receive substantial benefits from the Company in connection with this Offering. These benefits include underwriting discounts/commissions, a non-accountable expense allowance, an Underwriter's Unit Purchase Option, warrant exercise fees and an advisory fee in connection with certain services to be provided in the future. In addition, the Underwriter has been granted certain rights under the Unit Purchase Option, which rights include the ability to require the Company to include the Underwriter's securities in a registration statement under the Securities Act. The exercise of these rights will result in the Company incurring substantial expenses and may cause the Company to register an offering of its securities at a time which is detrimental to the Company's plans. See "Underwriting." The Selling Securityholders will receive substantial benefits in connection with this Offering. These benefits include having the Series IV Warrants owned by them included in the

Registration Statement of which this Prospectus is a part at the Company's expense. Certain of the Selling Securityholders are affiliated with the Company. See "Selling Securityholders."

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET

         There are currently 384,409 shares of the Company's outstanding Common Stock that are "restricted securities" which were acquired on March 31, 1995 and which, in the future, may be sold upon compliance with Rule 144 adopted under the Securities Act. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of two years may sell every three months a number of shares equal to the greater of (a) one percent of the Company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for three years. Therefore, during each three month period, beginning March 31, 1997, a holder of restricted securities who has held them for at least the two year period may sell under Rule 144 up to 15,354 shares. Nonaffiliated persons who hold for the three year period described above may sell unlimited shares once their holding period is met. A proposed rule which may be adopted by the Commission would reduce these two and three year periods to one and two years, respectively. The Company has also agreed not to issue any additional securities other than as contemplated by this Prospectus for a period of twenty-four (24) months following the Effective Date without the consent of the Underwriter.

         The registration statement of which this Prospectus is a part also covers the offering of 2,750,000 Series IV Warrants, which are being offered by the Selling Securityholders. The securities held by the Selling Securityholders may be sold commencing eighteen months from the date of this Prospectus subject to earlier release at the sole discretion of the Underwriter. In other offerings where the Underwriter has acted as the managing underwriter, it has released similar restrictions applicable to selling securityholders prior to the expiration of the lock-up period and in some cases immediately after the exercise of the Over- Allotment Option or the expiration of the Over-Allotment Option period. Certificates evidencing these securities will bear a legend reflecting such restrictions. The Underwriter may release the securities held by the Selling Securityholders at any time after all securities subject to the Over-Allotment Option (as hereinafter defined) have been sold or such option has expired. The resale of the securities held by the Selling Securityholders is subject to prospectus delivery and other requirements of the Securities Act. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Selling Securityholders."

         Prospective investors should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the Series B Preferred Stock, Common Stock or Series IV Warrants in any market which exists or may develop and, therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell their shares during a favorable movement in the market price of the Company's securities which may have a depressive effect on its price per share. See "Description of Securities."

                                USE OF PROCEEDS

         The net proceeds to the Company from the sale of the 1,000,000 Units offered hereby, assuming an offering price of $6.00 per Unit, are estimated to be $4,820,000 (after deducting approximately $600,000 in underwriting discounts and other expenses of this Offering estimated to be $580,000 which includes the Representative's nonaccountable expense allowance, but giving no effect to the exercise of the Over-Allotment Option or the Unit Purchase Option).

         The Company expects such proceeds to be utilized approximately as follows:
                                              APPROXIMATE AMOUNT
                                               OF NET PROCEEDS       PERCENT
                                               ---------------       -------
Webb acquisition(1)......................        $3,250,000          67.43%
Webb debt retirement(2)..................         1,088,000          22.57%
Quest debt retirement(3)  ...............           482,000          10.00%
                                                -----------         -------
                  TOTAL..................       $ 4,820,000         100.00%
                                                ===========         =======

---------------

(1) In addition to the cash consideration to be paid at the Closing in connection with the Webb acquisition, the Company is delivering to the former majority stockholder of Webb two notes (the "Notes") in the aggregate amount of $750,000 (each for $375,000). Note A shall mature eighteen months from the Effective Date, bear interest at 10% per annum and is payable at maturity as to both principal and interest. Note B shall mature five years from the Effective Date, is payable in equal monthly installments over such five year period from the Effective Date and shall bear interest at 10% per annum. The Company's obligations under the Notes may be reduced on a dollar for dollar basis in the event and to the extent that the former majority stockholder of Webb receives net proceeds greater than $375,000 from a sale of the Series IV Warrants issued as part of the purchase price.

(2) Represents the payment of all of Webb's indebtedness to a financial institution under a loan agreement, consisting of a $500,000 loan, with interest at 10%, due January 1, 1997 and a $588,000 demand Note with interest at 10%.

(3) Reflects a partial repayment of Quest's Revolving Facility under its Loan and Security Agreement with a financial institution, which is due March 31, 1998 with interest at 9.25%.

         Although it is uncertain whether or not the Company's shares of Common Stock will rise to a level at which the Series IV Warrants would be exercised, if subscribers in this Offering elect to exercise all of the Series IV Warrants included in the Units, the Company will realize gross proceeds of approximately $[ ]. Management anticipates that the proceeds from the exercise of the Series IV Warrants would be contributed to working capital of the Company. Nevertheless, the Company may at the time of exercise allocate a portion of the proceeds to any other corporate purposes. Accordingly, investors who exercise their Series IV Warrants will entrust their funds to management, whose specific intentions regarding the use of such funds are not currently known.

         The amounts set forth above are estimates. Should a reapportionment or redirection of funds be determined to be in the best interests of the Company, the actual amount expended to finance any category of expenses may be increased or decreased by the Company's Board of Directors, at its discretion.

         The Company believes that the net proceeds of this Offering, together with funds generated from operations, will be sufficient to conduct its operations for at least 18 months. The terms of the underwriting agreement with the Representative does restrict the Company from obtaining additional capital financing.

         To the extent that the Company's expenditures are less than projected or the proceeds of this Offering increase as a result of the exercise by the Underwriters of the Over-Allotment Option, the resulting balances will be used to pay off additional indebtedness. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, additional financing may be sought from other sources, although there can be no assurance that such additional financing, if available, will be on terms acceptable to the Company. The net proceeds of this Offering that are not expended immediately may be deposited in interest bearing accounts, or invested in government obligations, certificates of deposit or similar short-term, low risk investments.

                                CAPITALIZATION

         The following table sets forth the capitalization of the Company (i) as of September 30, 1996, (ii) pro forma combined to give effect to the transactions described in the footnote to the table, (iii) as adjusted to reflect the sale of the Units offered hereby and (iv) as adjusted for the proposed one-for-ten reverse split of the Company's Common Stock and the proposed reduction in the number of authorized shares of Preferred Stock and Common Stock. The table should be read in conjunction with the Financial Statements, the notes thereto and the pro forma financial information included elsewhere in this Prospectus.

                                     QUESTRON                      PROFORMA
                                   SEPTEMBER 30, 1996             COMBINED (1)
                                   ------------------             ------------
Short-term debt                       $       550,000          $       709,352
Long-term debt                              2,210,000                2,513,955
                                      ---------------          ---------------
                                            2,760,000                3,223,307
                                      ---------------          ---------------

Stockholders' Equity
    Preferred stock, $.01 par                      --                   10,000
      value
    Common stock, $.001                         1,547                    1,547
      par value, 20,000,000
      shares authorized,
      1,535,484 outstanding
      September 30, 1996;
      proforma combined; [ ]
      shares outstanding, as
      adjusted
Additional paid-in capital                 23,887,894               29,072,894
Retained earnings (deficit)               (14,966,558)             (14,966,558)
Less:  treasury stock                        (355,478)                (355,478)
                                       ---------------          ---------------
    Total stockholders' equity              8,567,405               13,762,405
                                      ---------------          ---------------
    Total capitalization              $    11,327,405          $    16,985,712
                                      ===============          ===============

-------------------

(1) Gives effect to the following transactions: (i) the acquisition of Webb for $3,250,000 in cash, 1,500,000 Series IV Warrants and two notes in the aggregate amount of $750,000 (each for $375,000). Note A shall mature eighteen months from the Effective Date, bear interest at 10% per annum and is payable at maturity as to both principal and interest. Note B shall mature five years from the Effective Date, is payable in equal monthly installments over such five year period from the Effective Date and shall bear interest at 10% per annum; and (ii) the sale of 1,000,000 Units by the Company and the net proceeds therefrom, at a price of $6.00 per Unit. Each Unit consists of one share of the Company's Series B Convertible Preferred Stock and one redeemable Series IV Warrant to purchase one share of Common Stock.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         The Company's Common Stock is traded on the NASDAQ SmallCap Market under the symbol "QUST."

         The following table sets forth the reported high and low bid quotations (AS ADJUSTED FOR THE PROPOSED ONE-FOR-TEN REVERSE SPLIT OF THE COMPANY'S COMMON STOCK) of the Common Stock for the periods indicated. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                 Common Stock
                                                 ------------
                                            High              Low
                                            ----              ---
        1994:
        -----
        First Quarter                      $14.06            $11.25
        Second Quarter                     $11.88            $11.25
        Third Quarter                      $11.88            $10.00
        Fourth Quarter                     $30.63            $ 8.75

        1995:
        -----
        First Quarter                      $27.50            $18.13
        Second Quarter                     $33.75            $20.00
        Third Quarter                      $25.00            $16.25
        Fourth Quarter                     $39.38            $13.75

        1996:
        -----
        First Quarter                      $31.25            $15.00
        Second Quarter                     $18.75            $ 7.50
        Third Quarter                      $10.63            $ 6.88
        Fourth Quarter                     $ 4.38            $ 2.50
        (through December 18, 1996)

         On December 18, 1996, the closing price for the Company's Common
Stock as reported on the NASDAQ SmallCap Market system was $3.125. On that date there were approximately 1,000 holders or record of Common Stock (including entities which hold stock in street name on behalf of other beneficial owners).

         The Company has not paid any cash dividends on its Common Stock to date. The Company anticipates that for the foreseeable future it will follow a policy of retaining earnings, if any, in order to finance the expansion and development of its business. Payment of dividends is within the discretion of the Company's Board of Directors and will depend upon the earnings, capital requirements and operating and financial condition of the Company, among other factors.

         The Series B Preferred Stock will be entitled, as and when declared by the Board of Directors, to receive, in respect of the two years before the Series B Preferred Stock is converted, an annual dividend per share payable either in cash or shares of Common Stock, at the option of the Company, equal to $0.115 or 2% of the $5.75 value of the Series B Preferred Stock included in the Units.

         Other than the foregoing, the Company does not anticipate the declaration or payment of any dividends in the foreseeable future. There can be no assurance that cash dividends of any kind will ever be paid.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND PLAN OF OPERATIONS

GENERAL

         The Company has entered into a Stock Purchase Agreement with the stockholders of Comp Ware, Inc., a Delaware corporation doing business as Webb Distribution ("Webb"). Pursuant to the agreement, the Company will acquire all of the issued and outstanding stock of Webb. The stockholders of Webb will receive at closing $3,250,000 in cash, 1,500,000 Series IV Warrants and two notes (the "Notes") in the aggregate amount of $750,000 (each for $375,000). Note A shall mature eighteen months from the Effective Date, bear interest at 10% per annum and is payable at maturity as to both principal and interest. Note B shall mature five years from the Effective Date, is payable in equal monthly installments over such five year period from the Effective Date and shall bear interest at 10% per annum. The majority stockholder of Webb received as a down payment at the signing of the Stock Purchase Agreement 1,500,000 Series IV Warrants which will be cancelled in the event that the Webb acquisition does not close. The Company's obligations under the Notes may be reduced on a dollar-for-dollar basis in the event and to the extent that the former majority stockholder receives net proceeds greater than $375,000 from a sale of the Series IV Warrants issued as part of the purchase price.

         Webb is a specialized distributor of electronic hardware, fasteners and components which serves customers in the high technology electronic equipment manufacturing industry. Webb operates primarily in the New England region. By acquiring the operations of Webb, the Company hopes to expand its market in the U.S. for fasteners and related products. By consolidating its administrative activities and accessing Webb's customer base, the Company anticipates that it will be able to use its combined resources in order to develop new services based upon the demand of its existing customers or upon requests from potential new customers.

PLAN OF OPERATIONS

         The Company, upon completion of the Offering, will market and sell its electronic hardware, fasteners, and components products and services through Quest and Webb.

         The Company will use a portion of the net proceeds from the Offering which are expected to be approximately $4,820,000 (assuming that the Underwriter's overallotment option is not exercised) to pay the $3,250,000 cash consideration in connection with the acquisition of Webb and to retire the following outstanding indebtedness of Quest and Webb:

Webb debt retirement...................................            $1,088,000
Quest debt retirement..................................               482,000
                                                                   ----------
         Total debt retired............................            $1,570,000
                                                                   ==========

RESULTS OF OPERATIONS - QUESTRON

         For the three and nine months ended September 30, 1996 compared with
1995

         The results of operations through September 30, 1996 include the operating results of Quest Electronic Hardware, Inc. ("Quest"), the Company's fasteners and electronic hardware distribution business, and the operating results of the Company's alternative dispute resolution ("ADR") business.

         The following summarizes the results of operations for each of the Company's businesses and corporate for the three month and nine month periods ended September 30, 1996:

                                                         Three months ended September 30, 1996
                                                         -------------------------------------
                                               QUEST             ADR               Corporate            Total
                                               -----             ---               --------             -----
Revenue                                     $2,525,884      $   31,920         $        --             $2,557,804
Costs and expenses                           2,201,645          57,212              67,031              2,325,888
                                            ----------      ----------           ---------              ---------
Operating income (loss)                        324,239         (25,292)            (67,031)               231,916
Interest expense                                75,095              --                 283                 75,378
                                           -----------   -------------          -----------            ----------
Income (loss) before taxes                     249,144         (25,292)            (67,314)               156,538
Tax provision                                    9,733              --                  --                  9,733
                                           -----------   -------------        ------------             ----------
Net income (loss)                           $  239,411      $  (25,292)           $(67,314)             $ 146,805
                                            ==========     ===========           =========              =========

                                                         Nine months ended September 30, 1996
                                                         ------------------------------------
                                               QUEST             ADR              CORPORATE             TOTAL
                                               -----             ---               --------             -----
Revenue                                     $8,141,107        $123,833         $        --             $8,264,940
Costs and expenses                           7,167,900         196,103             227,422              7,591,425
                                           -----------         -------             -------             ----------
Operating income (loss)                        973,207         (72,270)           (227,422)               673,515
Interest expense                               233,385              --               1,246                234,631
                                              --------      ----------           ---------            -----------
Income (loss) before taxes                     739,822         (72,270)           (228,668)               438,884
Tax provision                                   49,383              --                  --                 49,383
                                             ---------      ----------         -----------            -----------
Net income (loss)                           $  690,439        $(72,270)          $(228,668)           $   389,501
                                            ==========       =========          ==========            ===========

         The significant growth in the Company's revenues for the nine months ended September 30, 1996 over the nine months ended September 30, 1995 is due to the acquisition of Quest on March 31, 1995. Revenues for Quest were $2,525,884 and $8,141,107 for the three month and nine month periods ended September 30, 1996, respectively. The nine month sales level of more then $8 million represents a record level of revenues for the business. The growth in revenues of Quest is attributable to its expansion into the Austin, Texas market as well as growth in the other markets that it serves. The opening of a new branch in Austin is primarily directed at servicing Applied Materials, which signed a three-year Master Purchase Order and Sales Agreement with Quest on November 13, 1995. Revenues of the ADR business for the three month and nine month periods ended September 30, 1996 declined 31% and 45%, respectively, compared with the comparable periods in the prior year. This decline reflects the Company's downsizing and restructuring of the ADR business in response to increased competition and historical losses. The Company is continuing to evaluate its alternatives with respect to the future operation of its ADR business, including the possible sale, disposition or discontinuance of the business.

         The Company's operating income was $231,916 for the three months ended September 30, 1996 compared with operating income of $319,519 for the comparable period of the prior year. The decline in operating income for the three month period ended September 30, 1996 compared with the comparable prior year period is primarily due to increased operating costs associated with Quest's expansion into the Austin market coupled with an 11% decline in sales from the immediately preceding quarter as a result of the recent pause in the semiconductor industry, which management believes to be temporary. In August 1996, Quest reduced its costs of operations to a level more consistent with this reduced level of sales. Management believes that once the semiconductor industry rebounds, which recent months suggest is beginning to occur, Quest will be able to restore an increased level of sales. For the nine month period ended September 30, 1996, operating income was $673,515 compared with operating income of $404,134 for the comparable prior year period. The improvements over the nine month period ended September 30, 1996 compared to the comparable prior year period are primarily due to the operating income achieved by Quest of $973,207 compared with operating income from Quest of $692,003 for the comparable prior year period. Quest's operating income of $324,239 and $973,207 for the three month and nine month periods ended September 30, 1996 represent approximately 12% of its revenues, a relationship which is slightly less than the historical performance of the business primarily due to increased operating costs relative to sales, which costs are principally associated with the opening of the Austin branch.

         Interest expense for the three month and nine month periods ended September 30, 1996 amounted to $75,378 and $234,631, respectively, which principally reflects the cost of borrowings associated with the acquisition and operation of the fasteners and electronic hardware distribution business. For the comparable periods of the prior year, the Company's results include interest expense of $72,526 and $130,502, respectively.

         The provision for income taxes for the three month and nine month periods ended September 30, 1996 principally reflects state income tax provisions for states in which Quest does business. The provision for income taxes also includes a minimal provision for federal income taxes for the federal alternative minimum tax. The Company is not expected to have a regular federal income tax liability for 1996, as a result of the availability of net operating loss income tax carryforwards of approximately $13.1 million as of December 31, 1995, expiring in the years 2000 through 2009.

         Net income for the three months ended September 30, 1996 amounted to $146,805 compared with net income of $228,918 for the comparable period of the prior year. This decline reflects the start-up costs and investment associated with Quest's expansion into Austin, Texas. Due to the recent pause in the semiconductor industry, the investment in the Austin market has yet to provide the anticipated results of such an expansion. Net income for the nine months ended September 30, 1996 amounted to $389,501 compared with net income of $229,117 for the comparable period of the prior year. This improvement reflects the operating income of Quest (partially reduced by interest expense and income taxes) and the reduction in operating losses of the ADR business.

         For the year ended December 31, 1995 compared with 1994

         The results of operations for the year ended December 31, 1995 include the operating results for the nine months ended December 31, 1995, of Quest, the fasteners and electronic hardware distribution business acquired by the Company on March 31, 1995 (see Note 2 of Notes to Consolidated Financial Statements) and the operating results of the Company's ADR business for year ended December 31, 1995.

         The following summarizes the results of operations for each of Questron's businesses for the year ended December 31, 1995:

                               QUEST(1)             ADR         CORPORATE(2)          TOTAL
                               --------             ---         ------------          -----
Revenue                       $6,982,902          $276,253     $         --         $7,259,155


Costs and expenses             6,020,800           301,508          351,941          6,674,249
                              ----------          --------        ---------         ----------


Operating Income                 962,102           (25,255)        (351,941)           584,906


Interest expense                 201,096                --            4,459            205,555
                               ---------       -----------        ---------         ----------


Income (loss) before taxes       761,006           (25,255)        (356,400)           379,351


Tax provision                     27,164                --               --             27,164
                              ----------       -----------      -----------         ----------


Net income (loss)             $  733,842         $ (25,255)       $(356,400)        $  352,187
                              ==========        ==========        =========         ==========

----------------------
(1) The operating results for Quest are for the nine months ended December 31, 1995.
(2) Corporate expenses include non-recurring charges of $146,867, principally associated with the downsizing and restructuring of Questron's ADR business.

         The significant growth in Questron's revenues for the year ended December 31, 1995 over the year ended December 31, 1994 is due to the acquisition of Quest. Revenues for Quest for the period April 1, 1995 through December 31, 1995 were $6,982,902. Revenues of the ADR business declined by $567,772 and $1,732,573 for the years ended December 31, 1995 and 1994, respectively, compared with the comparable periods in the prior year. This decline reflects Questron's continuing program of downsizing and restructuring its ADR business in response to increased competition and historical losses. Such restructuring has resulted in bringing the ADR business, excluding corporate expenses and non-recurring charges, to a modest operating loss for the year ended December 31, 1995 of $25,255. Questron is continuing to evaluate its alternatives with respect to the future operation of its ADR business, including the possible sale, disposition or discontinuance of the business.

         Questron's operating income was $584,906 for the year ended December 31, 1995 compared with an operating loss of $641,081 for the prior year. These improvements are due to the operating income achieved by Quest of $962,102 since its acquisition on March 31, 1995, as well as the significant reductions in costs and expenses of the ADR business. Such expenses were $301,508 for the year ended December 31, 1995 compared with $1,485,106 in the prior year. Expenses for 1995 include non-recurring charges of $146,867, principally associated with the downsizing and restructuring of Questron's ADR business. Such charges include the write-off of fixed assets and idle equipment associated with the downsizing of the ADR business, as well as lease termination costs, the relocation to more suitable office space, forfeiture of security deposits and other costs associated with the downsizing and restructuring of the ADR business. Quest's operating income of $962,102 for the nine months ended December 31, 1995 represents 14% of its revenues, a relationship which is consistent with the historical performance of the business.

         Interest expense for the years ended December 31, 1995 and 1994 amounted to $205,555 and $34,222, respectively. The increase in interest expense principally reflects the cost of borrowings associated with the acquisition of the fasteners and electronic hardware distribution business (see Note 3 of Notes to the Company's Consolidated Financial Statements for the year ended December 31, 1995). For the comparable prior year period, the Company's results include $34,270 of interest income resulting from the investment of excess cash.

         The provision for income taxes for the year ended December 31, 1995 principally reflects state income tax provisions for states in which Quest does business. No provision for federal income taxes is required, as Questron has no federal tax liability for 1995 as a result of the availability of net operating loss income tax carryforwards; of approximately $13.1 million as of December 31, 1995, expiring in the years 2000 through 2009.

         Net income for the year ended December 31, 1995 amounted to $352,187 compared with a net loss of $641,033 in the prior year. These improvements reflect the operating income of Quest, partially reduced by interest expense and income taxes, and the reduction in operating expenses of the ADR business.

LIQUIDITY AND CAPITAL RESOURCES - QUESTRON

         As of September 30, 1996, the Company had $360,235 in cash and short-term investments, compared to $39,358 as of December 31, 1995. As of September 30, 1996, the Company had working capital of $3,315,365, compared with working capital of $2,983,668 as of December 31, 1995.

         For the nine months ended September 30, 1996, the net cash provided by the Company's operating activities amounted to $343,459 principally reflecting the profits of Quest and a decrease in inventory and other receivables, offset in part by the decrease in accounts payable and accrued expenses and the increase in other assets. Corporate expenses and the operations of the Company's ADR business continued to use cash, although at a reduced rate compared with prior years. As previously discussed, the Company is continuing to evaluate its alternatives with respect to the future operations of the ADR business and there can be no assurance that the Company will continue its ADR operations.

         For the nine months ended September 30, 1996, the net cash used in the Company's investing activities amounted to $47,582 for the acquisition of fixed assets, primarily computer and warehouse equipment to support the continued growth of Quest's fastener distribution business. The Company did not have significant commitments for capital expenditures as of September 30, 1996 and no significant commitments are anticipated for the remainder of 1996 and the first half of 1997.

         For the nine months ended September 30, 1996, the net cash provided by the Company's financing activities amounted to $25,000 which consists of advances drawn on its revolving credit facility of $437,500 less $412,500 of principal repaid on the term debt.

         For the year ended December 31, 1995, the net cash used in Questron's operating activities amounted to $843,105, principally reflecting cash requirements associated with increased accounts receivable and inventories associated with the business of Quest. Such cash requirements were partially offset by an increase in accounts payable and profits generated by Quest. Corporate expenses and the operations of Questron's ADR business continued to use cash, although at a much reduced rate compared with prior years.

         For the year ended December 31, 1995, the net cash used in Questron's investing activities amounted to $5,682,034, including $5,262,268 net cash consideration paid for the acquisition of the fasteners and electronic hardware distribution business. In addition, Questron had capital expenditures of $419,766, primarily related to the acquisition of computer system equipment for Quest. Questron does not have significant commitments for capital expenditures as of December 31, 1995 and no significant commitments are anticipated for 1996.

         For the year ended December 31, 1995, the net cash provided by Questron's financing activities amounted to $5,043,767, including $2,200,000 of long-term bank borrowings under a term loan facility and $1,468,902 in net proceeds derived from the private placement of Questron's Common Stock. In addition, Questron received net proceeds of $851,593 from the exercise of warrants and $343,750 from the exercise of stock options. Questron also repaid borrowings obtained earlier in 1995 under short-term notes payable and made $412,500 in principal payments under the term loan facility. In December 1995, in connection with certain obligations amounting to $355,478 owed to Questron by two of its former officers and directors, the Company received 118,493 shares of its Common Stock in full satisfaction of such amounts owed.

         In conjunction with the acquisition of the fasteners and electronic hardware distribution business, Quest initially obtained an $800,000 revolving facility as a part of its loan agreement with a bank to provide working capital financing for its business. In November 1995, Quest signed a three-year Master Purchase Order and Sales Agreement with a major customer in Austin, Texas. Management believes that this agreement, together with other sales opportunities in the Austin market, could result in a material increase in Quest's annual sales. In view of this increased level of sales and other potential growth opportunities, Quest increased its revolving facility to $1,500,000, under terms and conditions generally consistent with those already in effect for the original facility. At September 30, 1996, $1,385,000 was borrowed and outstanding under the revolving facility. The remaining amount of the $1,500,000 revolving facility, or $115,000, was fully available at September 30, 1996 for future working capital needs. At December 31, 1995, $947,500 was borrowed and outstanding under the revolving facility. Of the remaining $552,500 revolving facility amount, $527,500 was fully available at December 31, 1995 for future working capital needs. Amounts outstanding under the revolving facility bear interest at a rate equal to: (i) 1.5% above the lender's prime rate should Quest's tangible net worth be less than or equal to $1,750,000; or (ii) 1.0% above the lender's prime rate should Quest's tangible net worth be in excess of $1,750,000. As of October 27, 1996, the interest rate on the amount outstanding under the revolving facility was 9.25%. As of March 29, 1996, the interest rate on the amount outstanding under the revolving facility was 9.75%. In order to secure the obligations of Quest under the revolving facility and the related term loan facility under the loan and security agreement with the lender, the Company entered into guarantee and stock pledge agreements with the lender whereby the Company guaranteed the obligations of Quest under the loan agreement and pledged to the lender the shares of capital stock of Quest which the Company held at the date of such agreement and any shares of Quest in which the Company may thereafter acquire an interest. In addition, Quest granted a security interest in substantially all of its assets to the lender and a major stockholder of Questron guaranteed the obligations of Quest under the loan agreement.

         In order to fund the cash portion of the purchase price for Webb and to repay certain indebtedness of both Quest and Webb, Questron entered into a letter of intent with an underwriter to sell 1,000,000 Units at a price of $6.00 per Unit, each Unit consisting of one share of the Company's Series B Convertible Preferred Stock and one redeemable Series IV Common Stock Purchase Warrant of the Company. Of the estimated $4,820,000 net proceeds from the sale of the Units, $3,250,000 will be paid to the Selling Securityholders of Webb at the Closing of such sale and $1,570,000 will be used to repay certain indebtedness of Quest and Webb. See "Use of Proceeds." Questron intends to continue identifying and evaluating potential merger and acquisition candidates engaged in lines of business complementary to the fasteners and electronic hardware distribution business conducted by both Quest and by the Webb business. While certain of such potential acquisition opportunities are at various stages of consideration and evaluation, none is at any definitive stage at this time. Management believes that its working capital, funds available under its credit agreement, and funds generated from operations will be sufficient to meets its obligations through 1997, exclusive of any cash requirements which may come about as a result of other business acquisitions.

RESULTS OF OPERATIONS - WEBB

         For the nine months ended September 30, 1996 compared with 1995

         The following summarizes the results of operations of Webb for the nine months ended September 30, 1996 compared with the nine months ended September 30, 1995:

                            NINE MONTHS ENDED                     NINE MONTHS ENDED
                           SEPTEMBER 30, 1996                    SEPTEMBER 30, 1995
                           ------------------                    ------------------

Revenue                      $      6,088,946                     $       5,673,320


Costs and expenses                  5,598,862                             5,295,182
                             ----------------                      ----------------


Operating income                      490,084                               378,138


Interest expense                      109,536                               122,545
                             ----------------                      ----------------


Income before taxes                   380,548                               255,593


Tax provision                         171,300                               115,040
                             ----------------                      ----------------


Net income                   $        209,248                      $        140,553
                             ================                      ================


         Revenues for Webb for the nine months ended September 30, 1996 were $6,088,946, an increase of 7.3% compared with the nine months ended September 30, 1995. This growth in revenues reflects Webb's increased market penetration and continuing growth of Webb's bin replenishment programs.

         Operating income for Webb for the nine months ended September 30, 1996 amounted to $490,084, or 8.0% of sales, compared with $378,138, or 6.7% of sales, for the comparable prior year period. The improvement in operating income as a percentage of sales principally reflects higher gross margins as a result of a shift in the mix of the business to higher gross margin accounts, while expenses as a percentage of sales remained relatively constant.

         Webb's interest expense for the nine months ended September 30, 1996 amounted to $109,536, representing a reduction of $13,009 compared with interest expense for the nine months ended September 30, 1995. The reduction in interest expense for the period principally reflects reduced borrowings necessary to fund the working capital requirements of Webb.

         The provision for income taxes for Webb for the nine months ended September 30, 1996 amounted to $171,300 compared with $115,040 for the nine months ended September 30, 1995. The provision for income taxes for both periods reflects federal and state income taxes.

         Net income for Webb for the nine months ended September 30, 1996 amounted to $209,248 compared with $140,553 for the comparable prior year period. The increase in net income principally reflects increased revenues and gross margin for the period, offset in part by operating expenses which held relatively constant as a percentage of sales.

         For the year ended December 31, 1995 compared with 1994

         The following summarizes the results of operations of Webb for the year ended December 31, 1995 compared with the year ended December 31, 1994:

                                    YEAR ENDED                            YEAR ENDED
                             DECEMBER 31, 1995                     DECEMBER 31, 1994
                             -----------------                     -----------------

Revenue                       $      7,793,179                      $      8,880,742


Costs and expenses                   7,315,920                             8,525,325
                               ---------------                       ---------------


Operating income                       477,259                               355,417


Interest expense                       161,545                               117,732
                              ----------------                      ----------------


Income before taxes                    315,714                               237,685


Tax provision                          113,681                                63,129
                             -----------------                      ----------------


Net income                   $         202,033                     $         174,556
                             =================                     =================


         Revenues for Webb for the year ended December 31, 1995 were $7,793,179, a decrease of 12.2% compared with the year ended December 31, 1994. The decline in revenues reflects the termination of a sales agreement which Webb had with IBM (which termination was the result of a change in status for Webb from a small disadvantaged business to a small business), partially offset by new business with other accounts.

         Operating income for Webb for the year ended December 31, 1995 amounted to $477,259, or 6.1% of sales, compared with the $355,417, or 4.0% of sales for the year ended December 31, 1994. The improvement in operating income as a percentage of sales principally reflects the replacement of low gross margin business from IBM with new customers and new bin replenishment programs at higher gross margins, partially offset by an increase in operating expenses as a percentage of sales as a result of a change in operating cost structure following the termination of the IBM agreement.

         Webb's interest expense for the year ended December 31, 1995 amounted to $161,545, representing an increase of $43,813 compared with interest expense for the year ended December 31, 1994. The increase in interest expense for the year principally reflects increased borrowings necessary to fund the working capital requirements of Webb.

         The provision for income taxes for Webb for the year ended December 31, 1995 amounted to $113,681 compared with $63,129 for the year ended December 31, 1994. The provision for income taxes in 1995 and 1994 reflects federal and state income taxes. In addition, in 1994 Webb's tax status changed from an S Corporation to a C Corporation, which resulted in a change in accounting for income taxes.

         Net income for Webb for the year ended December 31, 1995 amounted to $202,044 compared with $174,556 for the year ended December 31, 1994. The increase in net income principally reflects increased gross margin, offset in part by increased operating expenses as well as increases in interest expense and the provision for income taxes.

                                   BUSINESS

OVERVIEW

         Questron Technology, Inc. (the "Company") consists of two wholly-owned subsidiaries, Quest Electronic Hardware, Inc. ("Quest") and Judicate of Philadelphia, Inc. ("Judicate"). Judicate provides alternative dispute resolution services. Quest is a distributor of fasteners and electronic hardware. The Company has signed an agreement to acquire Comp Ware, Inc. d/b/a Webb Distribution ("Webb"), a distributor of electronic hardware, fasteners and components. Webb serves customers in the high technology electronic equipment manufacturing industry, primarily in the New England region. It is intended that, upon consummation of the acquisition of Webb by Questron, that the businesses of Quest and Webb will operate as wholly-owned subsidiaries of the Company. The Company may determine to merge these two subsidiaries at a future date.

         By acquiring Webb's business, the Company hopes to expand its market in the U.S. for fasteners and related products. By consolidating its administrative activities and accessing Webb's customer basis, the Company anticipates that it will be able to use its combined resources in order to develop new services based upon the demand of its existing customers or upon requests from potential new customers.

BUSINESS OF THE COMPANY

         CHANGE OF NAME

         At a Special Meeting of Stockholders held on April 2, 1996, the stockholders of Judicate, Inc. approved the change of the Company's name to Questron Technology, Inc. The Board of Directors of the Company believes that the change of name from Judicate, Inc. to Questron Technology, Inc. more accurately reflects the change in focus and strategic direction of Questron's business of supplying low technology products to high technology industries through its wholly-owned subsidiary Quest Electronic Hardware, Inc. ("Quest"). The Company, through its wholly-owned subsidiary Judicate of Philadelphia, Inc. ("Judicate") continues to provide alternative dispute resolution ("ADR") services to its clients.

         BACKGROUND

         The Company was incorporated in Delaware in 1983 to provide a broad range of ADR services, including non-binding mediations and binding arbitrations to assist private parties in settling civil disputes. The increasing awareness of ADR by the legal community and the resulting publicity fostered a substantial number of competitors in Questron's ADR marketing areas. These competitive pressures adversely affected the profitability of the business and the Company experienced substantial cash flow deficits and operating losses. In September 1993, the Company instituted a vigorous cost reduction program with a goal of establishing appropriate cost relationships with revenues. This led to substantial downsizing of its activities, and by December 31, 1994, all of the Company's ADR services and operations were handled by Judicate of Philadelphia, Inc. (a wholly-owned subsidiary) and the ADR business was operating with a substantially reduced staff of administrative and sales personnel.

         The foregoing caused the Company to explore acquisition opportunities, and in November 1994, the Company announced that it had agreed to acquire a fasteners and electronic hardware distribution business.

         On March 31, 1995 the Company acquired 100% of the stock of Quest, a fasteners and electronic hardware distribution business, in exchange for a 25% interest in the Company on a fully diluted basis. The acquisition was completed pursuant to a Share Acquisition Agreement (the "Share Agreement") dated November 29, 1994, by and among Gulfstream Financial Group, Inc., a Florida corporation ("Gulfstream"), Phillip D. Schwiebert, an individual ("Schwiebert"), Quest and the Company. Pursuant to the Share Agreement, the Company issued to Gulfstream and Schwiebert (the sole stockholders of Quest) 384,409 newly issued, fully-paid and non-assessable shares of common stock of the Company, in exchange for all of the issued and outstanding shares of common stock of Quest owned by such stockholders. As required by the Share Agreement, these shares represented 25% of the outstanding common stock of the Company on a fully diluted basis. The Company has accounted for the acquisition of Quest using the purchase method of accounting.

         Simultaneously with the foregoing events, Quest acquired the fasteners distribution business (the "Business") of Arrow Electronics, Inc., a New York corporation ("Arrow"). Such acquisition was effected pursuant to a Purchase of Assets Agreement, dated November 29, 1994, by and between Quest and Arrow (the "Purchase Agreement"). Under the Purchase Agreement, Quest acquired the assets of Arrow used exclusively in connection with Arrow's operation of the Business. Such assets included, but were not limited to, machinery, equipment, furniture, motor vehicles and other personal property, inventories, rights under contracts (including accounts receivable), agreements, leases, permits and licenses (to the extent assignable), expensed items, price lists and other documents.

         The purchase price for the acquisition of the Business was a negotiated fixed price. The price consisted of a cash payment of $4,850,000 plus the assumption of certain liabilities of the Business. As more fully described below, the purchase price was funded through a combination of proceeds from borrowings under the Loan and Security Agreement (as defined below), proceeds from the sale of the Company's securities under a private placement, and available cash.

         Under the Loan and Security Agreement, dated March 31, 1995, by and between Quest and Silicon Valley Bank (the "Loan Agreement"), Quest borrowed $2.2 million to partially fund the acquisition of the Business. In order to secure the obligations of Quest under the Loan Agreement, the Company entered into a Stock Pledge Agreement, dated March 31, 1995, with Silicon Valley Bank (the "Bank"). Under the terms of said agreement, the Company pledged to the Bank the shares of capital stock of Quest which the Company held at such date and in which the Company may thereafter acquire an interest. In connection with a subsequent increase in the amount which may be borrowed by Quest under the Revolving Facility of the Loan Agreement, the Company entered into a guarantee agreement whereby the Company guaranteed the obligation of Quest under the Loan Agreement. In addition, Quest granted a security interest in substantially all of its assets to the Bank. In addition, Quest's obligations under the Loan Agreement have been guaranteed by Gulfstream.

         Approximately $1.5 million of the funds used for the purchase of the Business were provided from the proceeds of the sale by the Company of 116,000 shares of Common Stock at a purchase price of $15.00 per share to a group of subscribers in a private placement. The balance of the cash portion of the purchase price for the Business was provided by available cash.

         QUEST ELECTRONIC HARDWARE, INC. ("QUEST")

         Quest is a specialized distributor of fasteners and electronic hardware sold to electronic equipment manufacturers. The business serves customers in the high technology electronic equipment manufacturing industry, including leading computer, telecommunications, and medical instrumentation companies. Prior to Quest's acquisition from Arrow, the fasteners business had operated as a distributor of fasteners and electronic hardware for more than twenty years.

         Management believes that Quest has the opportunity to become a significant participant in a very fragmented industry dominated by so-called "mom and pop" type operations. Management's goal is to expand the business through a combination of continued penetration of existing markets, expansion into new markets (including geographic expansion), and acquisitions.

         Approximately 50% of Quest's sales are of industrial fasteners, 10% are of "spacers" and "standoffs" (products used in conjunction with fasteners), and the remaining sales are divided among a variety of products, including plastic components, cable ties and accessories, drawer slides, connectors, and design/prototype components. The demand for products offered by Quest is relatively stable, with minimal technological change.

         Quest has developed a customer base consisting of over 250 active customers. These customers demand quality service and in many cases are willing to pay premium prices. Over 95% of Quest's sales are recurring sales to existing customers. Currently, the business is concentrated in California, Texas, Colorado and Nevada; however, Quest is seeking to expand its business geographically, particularly into the eastern U.S. through the Webb acquisition.

         MARKETS

         Quest's sales have increased at a compound annual growth rate of 17% over the past four years. This sales growth was achieved from word-of-mouth referrals without the benefit of a comprehensive marketing program or geographic expansion. Management believes that Quest's future growth will be achieved by implementing a comprehensive marketing plan, including the present strategy of adding marketing programs responsive to customer's specific requirements (e.g., bin replenishment programs), further penetration of existing accounts, identification of new accounts and geographic expansion.

         The U.S. market for the distribution of fasteners and related products is divided into two major segments: large manufacturers of fasteners, who supply large industrial users directly; and distributors, who service smaller industrial users. Such distributors, however, are increasingly supplying larger accounts that can no longer be serviced effectively by the manufacturers. The distribution side consists of distributors who provide a rapid response capability to service customer needs and assist in selecting appropriate fasteners. As a distributor, Quest's business falls into this latter category, providing such services as bin stock replenishment programs.

         COMPETITION

         Quest principally competes with a number of small distributors located within the markets it serves and, to a lesser extent, its own suppliers. There are a small number of larger companies serving regional geographic markets, that also compete directly with Quest. Fasteners distribution is very fragmented in terms of customers served, as well as the products carried. Such fragmentation allows Quest to conduct its business with service and support being more important to its customers than product price. This fragmented market also provides an opportunity for industry consolidation through acquisitions where meaningful economies of scale can be achieved, thereby increasing the profits of any consolidating survivors.

         SUPPLIERS

         Quest carries approximately 20 basic product categories and multiple line items within each of these categories. Additional and/or new products or suppliers are added only after they have been accepted in the marketplace, are required by new or existing customers, and have the potential for making a contribution to profits.

         Of the approximately 100 suppliers whose products are sold by Quest, the ten largest account for approximately 30% of Quest's purchases, with the largest supplier accounting for approximately 5%. Management does not regard any one supplier of products to be essential to its operations and believes that most of the products presently sold are available from other sources at competitive prices.

         The Company believes that Quest's products are not subject to significant technological obsolescence and generally represent standard parts manufactured by multiple suppliers.

         CUSTOMERS

         Most of Quest's customers require delivery of products on schedules which are generally not available on direct purchases from the manufacturer or involve orders of insufficient size to be placed directly with the manufacturer. The ten largest customers account for approximately 50% of Quest's sales, with no one customer contributing more than 14%.

         ORGANIZATION, MANAGEMENT AND EMPLOYEES

         Quest has a total of 44 employees, which include sales, purchasing, marketing, accounting, operations and warehouse personnel. Quest's employees are not covered by any collective bargaining agreement. Management believes that its relationship with its employees is satisfactory.

         Quest uses its computer systems for accounting, inventory management and order processing. All of Quest's transactions, which include order processing, invoicing, and inventory receiving and shipping, are processed locally by employees through their local computer system. The local system permits each of the locations to process all of their transactions as if each location were an independent company. All order entry and shipping is handled from the respective locations. Periodically, the transactions from each local system are consolidated into a central computer system where all billing, credit and collection functions are centralized and controlled by Quest from its headquarters location in Boca Raton, Florida. In addition, general accounting, payable and receivable functions, and related accounting reports are produced in Boca Raton, Florida, from data generated by Quest's computer system which reflect the transactions processed by each of the locations. Similarly, Quest's payroll is processed centrally through a payroll service. Quest is covered by its own blanket insurance policies.

         FACILITIES

         The Company is headquartered at 6400 Congress Avenue, Suite 200, Boca Raton, Florida 33487.

         Quest Electronic Hardware, Inc. operates from six well equipped modern facilities, all of which are leased, as follows:

         (i) San Jose, California - includes 3,300 square feet of office space and 10,000 square feet of warehouse space under a lease expiring December 31, 1997 and is Quest's principal warehouse, which space is 90% utilized;

         (ii) Dallas, Texas - occupies 250 square feet of office space and 1,750 square feet of warehouse space under a lease expiring March 31, 1998, which space is 90% utilized;

         (iii) Austin, Texas - occupies 900 square feet of office space and 8,100 square feet of warehouse space under a lease expiring September 15, 2000, which space is approximately 40% utilized;

         (iv) Colorado Springs, Colorado - occupies 1,000 square feet of office space and 4,000 square feet of warehouse space under a lease expiring November 30, 1998, which space is approximately 80% utilized;

         (v) Sparks, Nevada - occupies 200 square feet of office space and 800 square feet of warehouse space under a lease expiring April 30, 1998, which space is approximately 60% utilized; and

         (vi) Boca Raton, Florida - occupies 2,000 square feet of office space sublet under a lease expiring May 31, 2000, which space is approximately 80% utilized.

         Total rent expense for Quest amounted to $112,249 in 1995. The aggregate minimum rental commitments under all non-cancelable operating leases for the year ending December 31, 1996 is $184,712.

         JUDICATE OF PHILADELPHIA, INC. ("JUDICATE")

         The Company also provides alternative dispute resolution ("ADR") services through its wholly owned subsidiary Judicate of Philadelphia, Inc. ("Judicate"). Judicate's ADR services afford an alternative to the often overburdened public courts and to existing lay arbitration forums. Judicate's arbitrations and mediations are heard by the judges currently on Judicate's judicial panel ("Company Judges"). Company Judges are independent contractors who make their services available to Judicate on a case-by-case basis. Compensation to the Company Judges is based on the number of proceedings conducted and the length of time of such proceedings. The Company Judges can discontinue service on the judicial panel at any time and may provide services to competing ADR providers. In addition, Judicate maintains a panel of non-judicial arbitrators and mediators (almost exclusively practicing attorneys) to hear its disputes.

         As of April 3, 1996, Judicate employed four full-time persons; one in an executive position and three in sales, marketing, administrative, and clerical activities. As of that date, Judicate had approximately 600 Company Judges listed on its National Panel of Judges, enabling Judicate to offer dispute resolution services in all 50 states, the District of Columbia, Puerto Rico and the United States Virgin Islands. In addition, Judicate has compiled a panel of 90 Company Neutrals (almost exclusively practicing attorneys), to preside over its commercial mediations and arbitrations. The Company Judges and Company Neutrals are independent contractors and are not employees of the Company. Judicate's employees are not covered by any collective bargaining agreement. Management believes that its relationship with its employees is satisfactory.

         Judicate of Philadelphia, Inc. entered into a lease agreement commencing February 1, 1994 and ending February 1, 1996 for its Philadelphia facility consisting of 6,940 square feet which included two court rooms and three mediation rooms for a base rental of $48,000 annually. Judicate of Philadelphia, Inc. negotiated a settlement of this lease and entered into a monthly renewable lease agreement commencing on August 1, 1995 for a more suitable facility consisting of 500 square feet for a base rental of $6,000 annually. Its premises are located in a modern office building in downtown Philadelphia.

BUSINESS OF WEBB

         Webb Distribution, Inc. was incorporated in the State of Connecticut in May 1989 as a distributor of electronic hardware fasteners and components. In February 1995, Webb Distribution, Inc. was merged into Comp Ware, Inc., a newly created Delaware corporation, in a migratory merger and currently conducts business under the name Webb Distribution. The business is concentrated in the New England area. The Company's principal executive offices are located at 2 Lowell Avenue, Winchester, MA 08190.

         The business of Webb is substantially similar to the business of Quest, serving customers in the high technology equipment manufacturing industry. Webb serves a variety of different markets on both a direct order basis and in providing services such as bin stock replenishment. Along with serving the original equipment manufacturers markets, Webb also serves industrial, military, sheet metal and metal fabrication industries.

         With over 300 suppliers and many product categories and types, Webb does not regard any one supplier of products as essential to its operations. Webb, through its suppliers, is able to serve many market segments, as evidenced by its more than 800 active industrial, commercial and military customers.

         Webb's annual sales amounted to $7.8 million for the year ended December 31, 1995 and $6.1 million for the nine months ended September 30, 1996.

PROPOSED ACQUISITION OF WEBB

         The Company has entered into a Stock Purchase Agreement dated as of December 16, 1996 (the "Webb Agreement") whereby it has agreed to acquire all of the outstanding stock of Comp Ware, Inc. d/b/a Webb Distribution, a Delaware corporation ("Webb"), from the current stockholders of Webb (the "Webb Stockholders"). The purchase price for the acquisition will consist of:

                  (i) 1,500,000 Series IV Warrants (the "Webb Warrants") issued to the majority shareholder of Webb as a down payment under the Webb Agreement, which warrants are to be cancelled in the event that the Webb acquisition does not close. Such warrants are being held in escrow subject to the completion of the acquisition of Webb;

                  (ii)     $3,250,000 in cash;

                  (iii) Note A in the amount of $375,000. Principal and interest at the rate of 10% are due and payable 18 months from the Effective Date; and

                  (iv) Note B in the amount $375,000. Principal and interest at the rate of 10% are payable monthly over five years from the Effective Date.

         The Webb Warrants are being registered by the Company for resale by the majority stockholder of Webb pursuant to the Registration Statement of which this Prospectus is a part and are the subject of an alternative prospectus. The Company's obligations under the Notes may be reduced on a dollar for dollar basis in the event and to the extent that the former majority stockholder receives net proceeds greater than $375,000 from a sale of the Webb Warrants. In addition, the Notes will be cancelled in the event that the Underwriter releases the lock-up in connection with a proposed transaction to sell the Webb Warrants and the majority stockholder of Webb declines to sell such warrants following such release.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         It is anticipated that, upon consummation of the acquisition, the current management of Questron will continue to operate the Company. The Board of Directors is currently comprised of the following:

Name                           Age         Position
----                           ---         --------

Dominic A. Polimeni            50          Chairman, President, and Chief
                                           Executive Officer

Milton M. Adler                69          Secretary, Treasurer, Controller
                                           and Director

Robert V. Gubitosi             49          Director

Mitchell Hymowitz              34          Director

William J. McSherry, Jr.       49          Director


         Each of the directors of the Company holds office until the next annual meeting of stockholders, or until their successors are elected and qualified. The Company's by-laws currently provide for not less than three directors nor more than nine directors. Currently, there are five directors in the Company. The by-laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of stockholders or until his successor is elected and qualified. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of the officers or directors of the Company except that Dominic A. Polimeni is the brother-in-law of Robert V. Gubitosi.

         The principal occupation and business experience for each officer and director of the Company for the last five years as follows:

         DOMINIC A. POLIMENI has been President, Chief Operating Officer and a Director of the Company since March 1995, and Chairman and Chief Executive Officer since February 1996. He has also been Chairman, Chief Executive Officer and Chief Financial Officer of Quest Electronic Hardware, Inc. since October 1994. Since May 1996, Mr. Polimeni has been a director of Healthcare Imaging Services, Inc., a publicly held company based in Middletown, New Jersey which provides healthcare management and services. Since March 1996 Mr. Polimeni has also been a director of TMCI Electronics, Inc., a publicly held company based in San Jose, California which provides custom manufacturing and value-added services to the information technology industry. Mr. Polimeni has been a Managing Director of Gulfstream Financial Group, Inc., a privately held financial consulting and investment banking firm, since August 1990. Prior to that he held the position of Chief Financial Officer of Arrow Electronics, Inc. ("Arrow") for four (4) years. He also held several other positions, including general management positions, with Arrow over an eight-year period. Prior to that he practiced as a Certified Public Accountant for more than 12 years and was a Partner in the New York office of Arthur Young &

Company. He has also held the position of Chief Operating Officer of Fugazy Express, Inc., a New York based transportation company in its start-up phase. He holds a bachelor of business administration degree from Hofstra University. Mr. Polimeni is the brother-in-law of Mr. Gubitosi.

         MILTON M. ADLER has been a Director of the Company since February 1996, Controller of the Company since January 1992, Treasurer of the Company since February 1992 and Secretary since October 1993. Prior thereto, Mr. Adler was employed by Travelco, a travel consulting firm, for more than 18 years in various capacities, the most recent of which was Vice President of Administration. Mr. Adler is a Certified Public Accountant.

         ROBERT V. GUBITOSI has been a Director of the Company since February 1996 and Director of Operations of Quest Electronic Hardware, Inc., a subsidiary of the Company, since March 1995. Mr. Gubitosi has been a Managing Director of Gulfstream Financial Group, Inc., a privately held financial consulting and investment banking firm, since August 1990. Prior to that he held the position of General Partner and Chief Financial Officer of the Securities Groups, a New York investment banking firm and primary dealer of U.S. government securities, with responsibility for the investment banking activities of the firm. In addition, he has held managerial positions at Goldman Sachs & Company and Oppenheimer & Company and specialized in brokerage accounting and auditing at Haskins & Sells and Touche Ross & Co. He holds a bachelor of business administration degree from Hofstra University.
Mr. Gubitosi is the brother-in-law of Mr. Polimeni.

         MITCHELL HYMOWITZ has been a Director of the Company since December 1993. Mr. Hymowitz has also been Principal/Chief Financial Officer of H&W Hardware Co., Inc. and Vice President of Two Twenty First Avenue Realty Corp. since September 1990. Prior to that he was Senior Accountant with Paritz and Company, P.A., in New Jersey. Mr. Hymowitz earned a Bachelor of Science in Business Administration with a degree in Accounting from State University of New York at Buffalo in 1984.

         WILLIAM J. MCSHERRY, JR. has been a Director of the Company since February 1996. Mr. McSherry has been a partner of Battle Fowler LLP, a law firm with offices in New York City and Los Angeles, since July 1991. Prior to July 1991, Mr. McSherry was a partner in the law firm of Bryan Cave. Mr. McSherry is also the President and a director of Playtex Marketing Corporation, a privately- owned corporation, and serves as a trustee and as Deputy Mayor of the Village of Larchmont, State of New York.

EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation of the named executives for the periods indicated. No executive officer had total annual salary and bonus during any such period equal to or greater than $100,000.

                                                                                           Long Term Compensation
                                                                              -----------------------------------------------------
                                            Annual Compensation                    Awards                        Payouts
                              --------------------------------------------    ---------------------------- ------------------------
(a)                           (b)       (c)        (d)        (e)             (f)          (g)             (h)         (i)

                                                                              Restricted   Securities
Name and                                                      Other Annual    Stock        Underlying      LTIP        All other
Principal Position            Year      Salary     Bonus      Compensation    Awards ($)   Options/SARs(#) Payouts     Compensation
------------------            ----      ------     -----      ------------    ----------   --------------- -------     ------------
Dominic A. Polimeni           1995(1)   $75,000    --         --              --           --              --          --
  Chairman, President and     1994      --         --         --              --           --              --          --
  Chief Executive Officer     1993      --         --         --              --           --              --          --

Stephen J. Drescher           1995(1)   $52,000    --         --              --           --              --          --
  Former Chairman and Chief   1994      $52,000    --         --              --           25,000(2)       --          --
  Executive Officer           1993      $19,000    --         --              --           --              --          --

---------------
(1) Mr. Polimeni served as President and Chief Operating Officer of the Company during the period March-December 1995. Mr. Drescher acted as Chairman and Chief Executive Officer until January 1996. In February 1996, Mr. Polimeni was elected to the additional capacities of Chairman and Chief Executive Officer. Prior to March 1995, Mr. Polimeni was not associated with the Company.

(2) Options to acquire 25,000 shares at $6.25 per share were granted to Mr. Drescher in 1994 pursuant to the 1992 Amended and Restated Management Incentive Option Plan.


EMPLOYMENT AGREEMENTS

         Dominic A. Polimeni, Chairman, Chief Executive Officer and President of the Company, is party to an employment agreement with Quest Electronic Hardware, Inc., a subsidiary of the Company. This agreement expires on March 31, 2000, provides for a base salary of $100,000 per annum and requires Mr. Polimeni to devote such portion of his business time and energies to the business and affairs of the Company as is needed to perform his duties under the agreement. See also "Certain Transactions" with respect to a Management Advisory and Consulting Agreement between the Company and Gulfstream Financial Group, Inc., a company owned by Mr. Polimeni and Joan R. Gubitosi.

OPTION/SAR GRANTS

         There were no grants during 1995 of stock options or stock appreciation rights to any person named in the Summary Compensation Table. For information relating to warrants and rights granted to Gulfstream, a company owned by Dominic A. Polimeni and Joan R. Gubitosi, and to Phillip D. Schwiebert. See "Securities Ownership--Exchange Agreements."

OPTION/SAR EXERCISES

         Set forth below is information concerning exercises of options during 1995 and the year-end value of unexercised options for the persons named in the Summary Compensation Table:

             (a)                  (b)            (c)                       (d)                             (e)

                                                              Number of Securities
                                                              Underlying Unexercised          Value of Unexercised-In-
                               Shares                         Options/SAR's at Fiscal         the-Money Options/SARs
                               Acquired        Value          Year End (#)                    at Fiscal Year End ($)
            Name               on Exercise     Realized       Exercisable/Unexercisable       Exercisable/Unexercisable
            ----               -----------     --------       -------------------------       -------------------------
Dominic A.Polimeni               --              --                        --                              --
  Chief Executive Officer,
 Chairman and President

Stephen J. Drescher            25,000          $656,250                    --                              --
  Former Chief Executive
 Officer and Chairman


         The value realized is based on the difference between the exercise price of $6.25 per share and the average of the high and low bid prices for the Common Stock on April 28, 1995, the date of exercise.

COMPENSATION OF DIRECTORS

         Other than the 1994 Director Non-Qualified Stock Option Plan described below, the Company does not have a standard policy regarding compensation of members of the Board of Directors. Other than as reported below, the members of the Board of Directors did not receive compensation for their services as such during the year ended December 31, 1995.

THE 1994 DIRECTOR NON-QUALIFIED STOCK OPTION PLAN

         On January 26, 1994, the Board of Directors (the "Board") adopted, subject to stockholder approval, the above captioned plan and in February 1996 amended the plan so as to change the annual date of the grant to the first Wednesday of February. On April 2, 1996, the Director Non-Qualified Stock Option Plan was approved by the Company's stockholders at a special meeting. The plan, as amended and approved, is hereinafter referred to as the "1994 Plan." Pursuant to the terms of the 1994 Plan, options for an aggregate of 30,000 shares of the Company's Common Stock may be granted.

         All non-employee directors shall receive an option to purchase 1,500 shares of the Common Stock of the Company on the first Wednesday of February in each calendar year at an exercise price equal to the fair market value per share of the Common Stock on that date. Such options shall be exercisable immediately for a period of 10 years from date of grant unless terminated earlier pursuant to the terms of the plan. Under the 1994 Plan, 12,000 options have been granted to date at exercise prices of $11.25 per share, $19.06 per share and $24.06 per share.

1992 STOCK OPTION PLAN

         In June 1992, the Board unanimously approved the adoption of the "1992 Plan" which was approved by the stockholders of the Company on January 8, 1993. Under the 1992 Plan, both incentive stock options ("ISOs") and non-qualified stock options ("Non-Qualified Options") may have been granted (together, the "Options"). Each option was to be specifically designated at the time of its grant as an ISO (within the meaning of Section 422 of the Internal Revenue Code of 1986) (the "Code"), or a Non- Qualified Option. All non-management employees were eligible to receive ISOs under the 1992 Plan. All non-management employees and non-employee consultants and Company Judges were eligible to receive Non-Qualified Options under the 1992 Plan.

         No options were granted under the 1992 Plan during 1995. The Board of Directors has terminated the 1992 Plan and no additional options will be granted thereunder.

THE 1992 AMENDED AND RESTATED MANAGEMENT INCENTIVE OPTION PLAN

         In December 1991, the Board approved the Company's 1992 Management Incentive Option Plan (the "Incentive Plan"). In September and October 1992, effective as of the date of the original plan, the Board approved certain amendments to the original plan which were ratified by the stockholders of the Company on January 8, 1993. Pursuant to the terms of the Incentive Plan non-qualified options to purchase up to 53,333 shares of the Company's Common Stock may have been granted to officers, directors, key employees and consultants of the Company.

         No options were granted under the Incentive Plan during 1995. The Board of Directors has terminated the Incentive Plan and no additional options will be granted thereunder.

1996 STOCK OPTION PLAN

         The Board of Directors of the Company has submitted for the approval of the Company's stockholders at the annual meeting of stockholders scheduled for December 27, 1996, a 1996 Stock Option Plan (the "1996 Plan"). Under the 1996 Plan, either Incentive Stock Options or Non-Qualified Stock Options may be granted; however, the former may be granted only to employees of the Company and its subsidiaries. Pursuant to the terms of the 1996 Plan, a total of 250,000 shares of the Company's Common Stock (as adjusted to reflect the proposed one-for-ten reverse split) will be reserved and available for distribution as awards under the 1996 Plan.


                             CERTAIN TRANSACTIONS

         As of the close of business on March 31, 1995, the Company acquired from Gulfstream Financial Group, Inc., a Florida corporation owned by Dominic
A. Polimeni and Joan R. Gubitosi, and from Phillip D. Schwiebert all of the outstanding capital stock of Quest Electronic Hardware, Inc. This transaction is described under "Securities Ownership--Security Ownership of Management and Principal Stockholders." Pursuant to the Management Advisory and Consulting Agreement therein described, the Company has also agreed to compensate Gulfstream for advisory and consulting services at the rate of $150,000 per year. This agreement expires on March 31, 2000 and can be terminated by either party on 90 days notice. See also "Securities Ownership--Exchange Agreement" for the terms of a related exchange agreement.

         In April 1995, the Company loaned Stephen J. Drescher, then Chairman and Chief Executive Officer of the Company, $156,250 in connection with the exercise by Mr. Drescher of options to purchase Common Stock. The obligation to repay this loan was satisfied by Gulfstream and Mr. Schwiebert by the contribution of shares of Common Stock to the Company in connection with Mr. Drescher's resignation in January 1996 as an officer and director of the Company.

         In April 1995, the Company loaned Paul L. Burton, then Executive Vice President and a Director of the Company, $125,000 in connection with the exercise by Mr. Burton of options to purchase Common Stock. The obligation to repay this loan and to repay $69,228 of expenses paid by the Company on Mr. Burton's behalf was satisfied by Gulfstream and Mr. Schwiebert by the contribution of shares of Common Stock to the Company in connection with Mr. Burton's resignation in January 1996 as an officer and director of the Company.

                             SECURITIES OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information, as of December 1, 1996, known to the Company regarding beneficial ownership of the Company's Common Stock by (i) any person who is known by the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock; (ii) the Company's directors; and (iii) all executive officers and directors as a group. The following calculations were based upon 1,535,484 shares of the Company's Common Stock issued and outstanding as of the above date. ALL AMOUNTS SHOWN HAVE BEEN ADJUSTED TO REFLECT THE PROPOSED ONE-FOR-TEN REVERSE SPLIT OF THE OUTSTANDING COMMON STOCK.

                                                                                               Percentage of Shares
                                                                                               --------------------
                                             Position with                 Number            Before             After
Name & Address                                the Company                 of Shares         Offering          Offering
--------------                                -----------                 ---------         --------          --------
Dominic A. Polimeni(1)                 Chairman, President                 380,273(2)       22.97%
                                       and Chief Executive
                                       Officer

Milton M. Adler (1)                    Director, Secretary,                    767(3)            *
                                       Treasurer and
                                       Controller

Robert V. Gubitosi(1)                  Director                                 __(4)           __

Mitchell Hymowitz(1)                   Director                              4,500(5)            *

William J. McSherry, Jr.(1)            Director                              3,500(6)            *



Joan R. Gubitosi                                                           380,273(2)       22.97%
c/o Gulfstream Financial
Group, Inc.
6400 Congress Ave., Suite 200
Boca Raton, FL 33487



Phillip D. Schwiebert                  President and Chief                 166,136(7)       10.61%
c/o Quest Electronic                   Operating Officer of
Hardware, Inc.                         Quest Electronic
1180 Murphy Avenue                     Hardware, Inc., a
San Jose, CA 95131                     subsidiary of the
                                       Company


                                      47


                                                                                               Percentage of Shares
                                                                                               --------------------
                                             Position with                 Number            Before             After
Name & Address                                the Company                 of Shares         Offering          Offering
--------------                                -----------                 ---------         --------          --------

The Miami Project to Cure Paralysis                                        100,000            6.51%
The University of Miami
School of Medicine
1600 NW Tenth Avenue
Miami, FL  33136


All officers and directors as a group                                      389,040              23.00%
         (five persons)

------------
*  Less than 1%

(1) c/o Questron Technology, Inc., 6400 Congress Avenue, Suite 200, Boca Raton, FL 33487.

(2) These shares are owned by Gulfstream Financial Group, Inc. ("Gulfstream"). Joan R. Gubitosi and Mr. Polimeni are executive officers and the stockholders of Gulfstream and share voting and investment power with respect to shares owned by Gulfstream. The 380,273 shares reported above consist of 260,273 shares owned by Gulfstream and options to purchase 120,000 shares at $3.75 per share. This number does not include warrants to purchase 1,000,000 shares of Common Stock granted pursuant to the November 8, 1996 Exchange Agreement, as defined below. Pursuant to a Management Advisory and Consulting Agreement, dated as of November 29, 1994, between the Company and Gulfstream, Gulfstream was previously entitled to be awarded as incentive compensation warrants to purchase up to 10.0% of the Company's Common Stock outstanding at March 31, 1995 (for purposes of such calculation, the common stock outstanding at March 31, 1995 assumes the conversion of all outstanding warrants, options and preferred stock), at a price of $1.00 per share, upon the attainment of certain earnings targets. These rights have been modified. See "Securities Ownership--Exchange Agreement."

(3) Includes options to purchase 667 shares of Common Stock at $127.50 per share granted pursuant to the 1992 Stock Option Plan.

(4) Mr. Gubitosi's wife, Joan R. Gubitosi, has shared beneficial ownership of 380,273 shares of Common Stock (see Footnote 2). Mr. Gubitosi disclaims beneficial ownership of such shares.

(5) Consists of options to purchase 1,500 shares of Common Stock at $11.25 per share, options to purchase 1,500 shares of Common Stock at $24.06 per share and options to purchase 1,500 shares of Common Stock at $19.06 per share granted pursuant to the 1994 Director Non-Qualified Stock Option Plan.

(6) Includes options to purchase 1,500 shares of Common Stock at $19.06 per share granted pursuant to the 1994 Director Non-Qualified Stock Option Plan.

(7) The 166,136 shares reported above consist of 136,136 shares owned by Schwiebert and options to purchase 30,000 shares at $3.75 per share. This number does not include warrants to purchase 250,000 shares of Common Stock granted pursuant to the November 8, 1996 Exchange Agreement, as defined below. Pursuant to an Employment Agreement, dated as of November 29, 1994, between Quest and Phillip
         D. Schwiebert, Mr. Schwiebert was previously entitled to be awarded as incentive compensation warrants to purchase up to 5.0% of the Company's Common Stock outstanding at March 31, 1995 (for purposes of such calculation, the common stock outstanding at March 31, 1995 assumes the conversion of all outstanding warrants, options and preferred stock), at a price of $1.00 per share, upon the attainment of certain earnings targets. These rights have been modified. See "Securities Ownership--Exchange Agreement."

         As of the close of business on March 31, 1995, the Company acquired from Gulfstream Financial Group, Inc. ("Gulfstream"), a Florida corporation owned by Dominic A. Polimeni and Joan R. Gubitosi, and from Phillip D. Schwiebert all of the outstanding capital stock of Quest Electronic Hardware, Inc. ("Quest"). Quest, in turn, simultaneously acquired the fasteners distribution business of Arrow Electronics, Inc. These events resulted in changes in ownership of the capital stock of the Company which may have affected the control of the Company. These changes included the following:

         (a) Gulfstream became the direct beneficial owner of 22.1% of the shares of Common Stock of the Company outstanding at March 31, 1995;

         (b) Gulfstream, in consideration of its services to the Company under a Management Advisory and Consulting Agreement, dated as of November 29, 1994, was to be entitled to be awarded as incentive compensation, subject to certain conditions and restrictions, warrants to purchase up to 10.0% of the Common Stock outstanding at March 31, 1995 (for purposes of such calculation, the Common Stock outstanding at March 31, 1995 assumes the conversion of all outstanding warrants, options and preferred stock), at a price of $1.00 per share, upon the attainment of certain earnings targets. See "Securities Ownership -- Exchange Agreement";

         (c) Dominic A. Polimeni ("Polimeni"), a Director, Executive Officer and principal stockholder of Gulfstream, and the Chairman, Chief Executive Officer and Chief Financial Officer of Quest, which became a subsidiary of the Company, was named President and Chief Operating Officer of the Company (Mr. Polimeni was subsequently named Chairman, President and Chief Executive Officer of the Company); and

         (d) Phillip D. Schwiebert ("Schwiebert"), the President and Chief Operating Officer of Quest, became the beneficial owner of 11.6% of the shares of Common Stock of the Company outstanding at March 31, 1995, and, pursuant to an Employment Agreement, dated as of November 29, 1994, by and between Quest and Schwiebert, was to be entitled to be awarded as incentive compensation, subject to certain conditions and restrictions, warrants to purchase up to 5.0% of the Company's Common Stock outstanding at March 31, 1995 (for purposes of such calculation, the Common Stock outstanding at March 31, 1995 assumes the conversion of all outstanding warrants, options and preferred stock), at a price of $1.00 per share, upon the attainment of certain earnings targets. See "Securities Ownership -- Exchange Agreement."

         Subsequent to the foregoing events, certain principal stockholders of the Company (Jordan R. Belfort, Richard Bronson, Elliot Loewenstern and Daniel Porush) who, in the aggregate, beneficially owned approximately 45% of the Company's outstanding stock disposed of the bulk of these shares. Messrs. Bronson and Loewenstern are principals of the Underwriter. In addition, the Board of Directors of the Company underwent a restructuring by reason of the resignation of four (4) former directors and the election of Messrs. Adler, Gubitosi and McSherry to the Board.

EXCHANGE AGREEMENT

         In connection with the Offering and the Webb acquisition, Gulfstream and Philip Schwiebert, shareholders of the Company, have entered into an Exchange Agreement dated as of November 8, 1996 (the "Exchange Agreement") pursuant to which Gulfstream and Schwiebert have agreed to exchange their rights to receive warrants to purchase up to 10% and 5%, respectively, of the Common Stock outstanding as of March 31, 1995. The Exchange Agreement is conditioned upon the effectiveness of the reverse split. Based upon the number of shares of Common Stock outstanding on such date (after giving effect to the exercise of all the outstanding options and warrants), the foregoing represented the right of Gulfstream and Schwiebert to acquire up to 2,641,720 and 1,320,860 shares of Common Stock, respectively, at $.10 per share. After giving effect to the proposed one-for-ten reverse split, the foregoing would represent the right to acquire 264,172 and 132,086 shares of post-split Common Stock, respectively, at $1.00 per share.

         The Board of Directors deemed it desirable to enter into the Exchange Agreement by reason of the fact that the rights previously granted to Gulfstream and Schwiebert would have resulted in substantial charges to the Company's earnings by reason of accounting rules now in effect and would have resulted in substantial dilution to the other stockholders. Under the options, warrants and rights granted under the Exchange Agreement, no charge to earnings should result as a result of their being exercisable at the fair market value at the date of grant in lieu of $.10 per share ($1.00 per share after giving effect to the proposed one-for-ten reverse split). In addition, pursuant to the Exchange Agreement the Company has substantially increased the pre-tax income targets needed to earn certain of the awards from $1.4 million, $1.8 million, $2.2 million and $2.6 million to $2.5 million, $3.5 million and $4.5 million. Under the prior arrangements, one half of the awards would have been earned upon completion of the proposed acquisition of Webb, thereby resulting in a substantial charge to earnings and substantial dilution to stockholders. Under the Exchange Agreement, no awards which are conditioned on meeting the pre-tax income targets set forth below will be earned until the $2.5 million pre-tax income target is met or exceeded. Finally, although Gulfstream and Schwiebert have the opportunity to earn a substantially greater number of shares, the amount of consideration which will have to be paid for such shares has substantially increased as well. Based upon current market prices and giving effect to the proposed reverse split, the price to be paid per share acquired will have increased under the Exchange Agreement from $1.00 to at least $3.75.

         Pursuant to the Exchange Agreement, Gulfstream and Schwiebert received the following in exchange for the rights previously granted under their agreements. ALL AMOUNTS HAVE BEEN ADJUSTED TO REFLECT THE PROPOSED ONE-FOR-TEN REVERSE SPLIT.

         Gulfstream:       1)  Options to acquire 120,000 shares of Common
                               Stock for a per share exercise price equal to $3.75; and

                           2) Series IV Warrants to acquire 1,000,000 shares of Common Stock. If the proposed offering is not consummated, the exercise price shall be $4.3125 per share.

         Schwiebert:       1)  Options to acquire 30,000 shares of Common Stock
                               for a per share exercise price equal to $3.75;
                               and

                           2) Series IV Warrants to acquire 250,000 shares of Common Stock. If the proposed offering is not consummated, the exercise price shall be $4.3125 per share.


         In addition, Gulfstream and Schwiebert will be entitled to receive options to acquire additional shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the date of grant if the pre-tax income targets set forth below are met or exceeded in any fiscal year up to and including fiscal year 2001:


  No. of Additional          No. of Additional
  Gulfstream Shares          Schwiebert Shares        Pre-tax Income at Least
  -----------------          -----------------        -----------------------
       333,333                    166,667                    $2,500,000

       333,333                    166,667                    $3,500,000

       333,334                    166,666                    $4,500,000



         The following table summarizes the effect of the Exchange Agreement. ALL AMOUNTS HAVE BEEN ADJUSTED TO REFLECT THE PROPOSED ONE-FOR-TEN REVERSE SPLIT.

                               Before Exchange Agreement                                     After Exchange Agreement
                   ---------------------------------------------------         --------------------------------------------------
                   Maximum No.           Aggregate                             Maximum No.            Aggregate
                   of Shares to be       Exercise Price      Percentage        of Shares to be        Exercise Price    Percentage
                   Purchased             to be Paid          of Stock          Purchased              to be Paid*       of Stock**
                   ---------             ----------          --------          ---------              ----------        ----------
Gulfstream         264,172               $264,172              13.68%          2,120,000              $8,512,500        47.80%

Schwiebert         132,086               $132,086               6.84%            780,000              $3,065,625        17.59%


* In the case of the options, an exercise price of $3.75 per share of the Common Stock was used for the purpose of determining the aggregate exercise price to be paid. In the case of the Warrants, an exercise price of $4.3125 per share of the Common Stock was used for the purpose of determining the aggregate exercise price to be paid.

** These amounts do not give effect to any issuances of shares as a result of the Offering or the Webb acquisition.

                           DESCRIPTION OF SECURITIES

UNITS

         Each of the Units offered hereby at $6.00 per Unit consists of one share of Series B Preferred Stock and one Series IV Warrant. The Series B Preferred Stock and Series IV Warrants are detachable and may trade separately immediately upon issuance. Should the Series IV Warrants be exercised, of which there is no assurance, the Company will receive the proceeds therefrom, aggregating up to an additional $[ ].

COMMON STOCK

         The authorized Common Stock of the Company consists of 20,000,000 shares of Common Stock, $.001 par value per share (adjusted to reflect the proposed reduction in authorized common stock). There are presently 1,535,484 issued and outstanding shares of Common Stock (ADJUSTED TO REFLECT THE PROPOSED ONE-FOR-TEN REVERSE SPLIT). Immediately prior to the date of this Prospectus, there were approximately 1,000 stockholders of record of the Company. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares of Common Stock are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby, will be validly authorized and issued, fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's Certificate of Incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action. The above description concerning the Common Stock of the Company does not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-laws which are available for inspection upon proper notice at the Company's offices, as well as to the applicable statutes of the State of Delaware for a more complete description concerning the rights and liabilities of stockholders.

         Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

PREFERRED STOCK

         The authorized Preferred Stock of the Company consists of 6,000,000 shares of Preferred Stock, $.01 par value per share (adjusted to reflect the proposed reduction in authorized preferred stock). Immediately prior to the date of this Prospectus, there were no shares of Preferred Stock outstanding. Previously, 900,000 shares of Preferred Stock had been issued under terms which prohibited their reissuance.

         The terms and conditions of the 1,000,000 shares of Series B Preferred Stock included in the Units are set forth in a Certificate of Designations and Preferences which is being filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each share of Series B Preferred Stock shall be automatically converted without any action on the part of the Company or the holder thereof into ____ shares of Common Stock on the second anniversary of the Effective Date. This conversion ratio is equal to 80% of the closing price per share as represented on the Nasdaq SmallCap Market for the Common stock on the day immediately preceding the Effective Date compared with an offering price of $5.75 per share of Series B Preferred Stock. Annual dividends on the Series B Preferred Stock in respect of the two year period prior to conversion at the rate of $0.115 per share. Holders of Series B Preferred Stock will be entitled to one vote for each share of Common Stock into which such Preferred Stock is convertible. Each share of Series B Preferred Stock will be entitled to a liquidation preference equal to $0.01 per share.

         Up to 4,100,000 additional shares of Preferred Stock may be issued from time to time in one or more series and the Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any such series. The issuances of additional shares of Preferred Stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things adversely affect the voting power of the holders of other securities of the Company and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

SERIES IV WARRANTS

         The Series IV Warrants shall be exercisable commencing one year after the date of this Prospectus ("Effective Date"). Each Series IV Warrant entitles the holder to purchase during the four year period commencing one year from the Effective Date one share of Common Stock at an exercise price of 115% of the closing market price per share of Common Stock on the day immediately preceding the Effective Date. The Common Stock underlying the Warrants will, upon exercise of the Warrants, be validly issued, fully paid and nonassessable. The Series IV Warrants will be subject to redemption by the Company for $.05, upon 30 days' prior written notice, if the closing bid price of the Common Stock, as reported by the Nasdaq SmallCap Market, exceeds $ _____ per share for any 20 consecutive trading days ending within ten days prior to the date of the notice of redemption.

         The Series IV Warrants can only be exercised when there is a current effective registration statement covering the shares of Common Stock underlying the Series IV Warrants. If the Company does not or is unable to maintain a current effective registration statement the Series IV Warrant holders will be unable to exercise the Series IV Warrants and the Series IV Warrants may become valueless. Moreover, if the shares of Common Stock underlying the Series IV Warrants are not registered or qualified for sale in the state in which a Series IV Warrant holder resides, such holder might not be permitted to exercise the Series IV Warrants. See "Risk Factors--Requirements of Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Series IV Warrants Which May Not Be Exercisable and May Therefore Be Valueless."

         The Company will deliver Series IV Warrant certificates to the purchasers of Units representing one Series IV Warrant for each Unit purchased. Thereafter, Series IV Warrant certificates may be exchanged for new certificates of different denominations, and may be exercised or transferred by presenting them at the offices of the Transfer Agent. Holders of the Series IV Warrants may sell the Series IV Warrants if a market exists rather than exercise them. However, there can be no assurance that a market will develop or continue as to such Series IV Warrants. If the Company is unable to qualify its Common Stock underlying such Series IV Warrants for sale in certain states, holders of the Company's Series IV Warrants in those states will have no choice but to either sell such Series IV Warrants or allow them to expire.

         Each Series IV Warrant may be exercised by surrendering the Series IV Warrant certificate, with the form of election to purchase on the reverse side of the Series IV Warrant certificate properly completed and executed, together with payment of the exercise price to the Series IV Warrant Agent. The Series IV Warrants may be exercised in whole or from time to time in part. If less than all of the Series IV Warrants evidenced by a Series IV Warrant certificate are exercised, a new Series IV Warrant certificate will be issued for the remaining number of Series IV Warrants.

         Holders of the Series IV Warrants are protected against dilution of the equity interest represented by the underlying shares of Common Stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends other than dividends paid in respect of the Series B Preferred Stock. If the Company merges, reorganizes or is acquired in such a way as to terminate the Series IV Warrants, the Series IV Warrants may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up of the Company, holders of the Series IV Warrants are not entitled to participate in the Company's assets.

         For the life of the Series IV Warrants, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock of the Company. The exercise of the Series IV Warrants will result in the dilution of the then book value of the Common Stock of the Company held by the public investors and would result in a dilution of their percentage ownership of the Company. The terms upon which the Company may obtain additional capital may be adversely affected through the period that the Series IV Warrants remain exercisable. The holders of these Series IV Warrants may be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the Series IV Warrants.

         Because the Series IV Warrants included in the Units being offered hereby may be transferred, it is possible that the Series IV Warrants may be acquired by persons residing in states where the Company has not registered, or is not exempt from registration such that the shares of common stock underlying the Series IV Warrants may not be sold or transferred upon exercise of the Series IV Warrants. Series IV Warrant holders residing in those states would have no choice but to attempt to sell their Series IV Warrants or to let them expire unexercised. Also, it is possible that the Company may be unable, for unforeseen reasons, to cause a registration statement covering the shares underlying the Series IV Warrants to be in effect when the Series IV Warrants are exercisable. In that event, the Series IV Warrants may expire unless extended by the Company as permitted by the Series IV Warrant because a registration statement must be in effect in order for warrant holders to exercise their Series IV Warrants.

         In the event that the Series IV Warrants are called for redemption, the Series IV Warrant holders may not be able to exercise their Series IV Warrants if the Company has not updated this Prospectus in accordance with the requirements of the Act or these securities have not been qualified for sale under the laws of the state where the Series IV Warrant holder resides. See "Requirements of Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Series IV Warrants Which May Not Be Exercisable and May Therefore Be Valueless." In addition, in the event that the Series IV Warrants have been called for redemption, such call for redemption could force the Series IV Warrant holder to either (i) assuming the necessary updating to the Prospectus and state blue sky qualifications have been effected, exercise the Series IV Warrants and pay the exercise price at a time when, in the event of a decrease in market price from the period preceding the issuance of the call for redemption, it may be less than advantageous economically to do so, or (ii) accept the redemption price, which, in the event of an increase in the price of the stock, could be substantially less than the market value thereof at the time of redemption.

RESTRICTED SHARES ELIGIBLE FOR FUTURE SALE

         There are currently 384,409 shares of the Company's outstanding Common Stock that are "restricted securities" which were acquired on March 31, 1995 which in the future, may be sold upon compliance with Rule 144 adopted under the Securities Act. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of two years may sell every three months a number of shares equal to the greater of (a) one percent of the Company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for three years. Therefore, during each three month period, beginning March 31, 1996, a holder of restricted securities who has held them for at least the two year period may sell under Rule 144 up to 15,354 shares. Non-affiliated persons who hold for the three-year period described above may sell unlimited shares once their holding period is met. A proposed rule which may be adopted by the Commission would reduce these two and three year periods to one and two years, respectively. The Company has also agreed not to issue any additional securities other than as contemplated by this Prospectus for a period of twenty-four (24) months following the Effective Date without the consent of the Underwriter.

         The registration statement of which this Prospectus is a part also covers the offering of 2,750,000 Series IV Warrants which are being offered by the Selling Securityholders. The securities held by the Selling Securityholders may be sold commencing eighteen (18) months from the date of this Prospectus subject to earlier release at the sole discretion of the Underwriter. In other offerings where the Underwriter has released similar restrictions applicable to selling securityholders prior to the expiration of the lock-up period and in some cases immediately after the exercise of the over-allotment option or the expiration of the over-allotment option. Certificates evidencing these securities will bear a legend reflecting such restrictions. The Underwriter may release the securities held by the Selling Securityholders at any time after all securities subject to the Over-Allotment Option (as hereinafter defined) have been sold or such option has expired. The resale of the securities held by the Selling Securityholders is subject to prospectus delivery and other requirements of the Securities Act. Sales of such securities or the potential of such sales at any time any have an adverse effect on the market prices of the securities offered hereby. See "Selling Securityholders."

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the securities of the Company is American Stock Transfer & Trust, 40 Wall Street, New York, New York 10005, telephone number (212) 936-5100.

REPORTS TO SECURITYHOLDERS

         The Company will furnish to holders of its Units, Series B Preferred Stock, Common Stock and Series IV Warrants annual reports containing audited financial statements. The Company may issue other unaudited interim reports to its securityholders as it deems appropriate.

                            SELLING SECURITYHOLDERS

         The registration statement, of which this Prospectus forms a part, also relates to the registration of 2,750,000 Series IV Warrants offered under the Alternate Prospectus by the selling securityholders identified in the table below (the "Selling Securityholders"). The securities held by the Selling Securityholders may be sold commencing 18 months from the date of this Prospectus, subject to earlier release at the sole discretion of the Underwriter. The certificates evidencing the foregoing securities will bear a legend with such restrictions. The Underwriter may release the securities held by the Selling Securityholders at any time after all securities subject to the Over-Allotment Option have been sold or such option has expired. The Over-Allotment Option will expire 30 days from the date of this Prospectus. In other offerings where the Underwriter has acted as the managing underwriter, it has released similar restrictions applicable to selling stockholders prior to the expiration of the lock-up period and in some cases immediately after the exercise of the Over-Allotment Option or the expiration of the Over-Allotment Option period. The resale of the securities of the Selling Securityholders is subject to prospectus delivery and other requirements of the Securities Act. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby.

         The following table sets forth certain information with respect to the Selling Securityholders. The Securities to which this Prospectus relates may be sold from time to time in whole or in part by the Selling
Securityholders as described herein.

                                      Shares of       Shares that may    Series IV Warrants     Shares of      Percent of
                                     Common Stock        be offered         that may be          Common          Class
                                    owned prior to    pursuant to this  offered pursuant to    Stock owned    owned after
     Selling Securityholders        this offering        Prospectus       this Prospectus    after offering     offering
     -----------------------        -------------        ----------       ---------------    --------------     --------
Gulfstream Financial Group, Inc.       380,273               --                1,000,000       380,273         22.97%
6400 Congress Ave.
Suite 200
Boca Raton, FL 33487

Phillip D. Schwiebert                  166,136               --                  250,000       166,136         10.61%
c/o Quest Electronic Hardware,
Inc.
1180 Murphy Ave.
San Jose, CA 95131

A.J. Dinicola                             --                 --                1,500,000         --              --
c/o Webb Distribution
Two Lowell Ave.
Winchester, MA 08190


         The Series IV Warrants are being offered by the Selling Securityholders, in the corresponding amounts above, under this alternate Prospectus. Gulfstream owns in excess of 5% of the Company's Common Stock and Mr. Polimeni, the Chairman, Chief Executive Officer and President of the Company, is an officer, director and 50% stockholder of Gulfstream. Mr. Schwiebert also owns in excess of 5% of the Common Stock and is an employee of a subsidiary of the Company. See "Securities Ownership" and "Certain Transactions." Mr. Dinicola is the majority stockholder of Webb. All costs incurred by the Company in connection with the registration of the Securities of the Selling Securityholders are being borne by the Company.

         The securities offered hereby may be sold from time to time directly by the Selling Securityholders. The Company will not receive any of the proceeds from such sale. However, the Company's obligations under the Notes to be delivered in connection with the Webb acquisition may be reduced by the proceeds from the sale of Series IV Warrants by Mr. Dinicola. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The Selling Securityholders are not required to effect sales through the Underwriter. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the numbers of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares purchased from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         Under the Exchange Act, and the regulations thereto, any person engaged in a distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such Securities of the Company during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with the transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Securityholders.

                                 UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Underwriter has agreed to purchase from the Company 1,000,000 Units offered hereby from the Company on a "firm commitment" basis, if any are purchased. The Underwriter has advised the Company that it proposes to offer the Units to the public at $6.00 per Unit as set forth on the cover page of this Prospectus and that it may allow to certain dealers who are NASD members, and such dealers may reallow, concessions not to exceed $[ ] per Unit. After the initial public offering, the public offering price, concession and reallowance may be changed by the Underwriter.

         The Company has granted an option to the Underwriter, exercisable during the 30-day period from the date of this Prospectus, to purchase an additional 15% of the total Units offered to the public at the offering price, less the underwriting discount, to cover over-allotments, if any.

         The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable.

         The registration statement, of which this Prospectus forms a part, also relates to the registration of 2,750,000 Series IV Warrants offered under the Alternate Prospectus by the Selling Securityholders. The securities held by the Selling Securityholders may be sold commencing 18 months from the Effective Date of this Prospectus subject to earlier release at the sole discretion of the Underwriter. Certificates evidencing these securities will bear a legend reflecting such restrictions. The Underwriter may release the securities held by the Selling Securityholders at any time after all securities subject to the Underwriter's Over-Allotment Option have been sold or such option has expired. The Underwriter's Over-Allotment Option period will expire 30 days following the Effective Date. In other offerings where Biltmore Securities, Inc. has acted as the managing underwriter, it has released similar restrictions applicable to selling securityholders prior to the expiration of the lock-up period and in some cases immediately after the exercise of the Over-Allotment Option or the expiration of the Over-Allotment Option period. See "Selling Securityholders."

         The Company has agreed to pay to the Underwriter a non-accountable expense allowance of three percent (3%) of the aggregate offering price of the Units offered hereby, including any Units purchased pursuant to the Over-Allotment Option. The Underwriter's Expenses in excess of the stated expense allowance will be borne by the Underwriter. To the extent that the expenses of the Underwriter are less than the stated expense allowance, the difference may be deemed compensation to the Underwriter in addition to the sales commission payable to the Underwriter. The Company has agreed to pay to the Underwriter, upon the closing of this Offering, a fee in the amount of $100,000 in respect of advisory services to be provided by the Underwriter to the Company over a two-year period.

         The Company has agreed to grant to the Underwriter, or its designees an option ("Underwriter's Purchase Option") to purchase up to an aggregate of 100,000 Units. The Underwriter's Purchase Option shall be exercisable during the four-year period commencing one (1) year after the Effective Date and will provide for a demand registration right in favor of the Underwriter. The Underwriter's Purchase Option may not be assigned, transferred, sold or hypothecated by the Underwriter after the Effective Date of this Prospectus, except to officers or partners of the Underwriter or of selling group members in this offering. Any profits realized by the Underwriter upon the sale of the Securities issuable upon exercise of the Underwriter's Unit Purchase Option may be deemed to be additional underwriting compensation. The exercise price of the Units issuable upon exercise of the Underwriter's Unit Purchase Option during the period of excercisability shall be not less than 120% of the initial public offering prices of such Units. The exercise price of the Underwriter's Purchase Option and the number of Units covered thereby are subject to adjustment in certain events to prevent dilution. For the life of the Underwriter's Purchase Option, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Company's shares and warrants with a resulting dilution in the interest of other shareholders. The Company may find it more difficult to raise capital for its business if the need should arise while the Underwriter's Unit Purchase Option is outstanding. At any time when the holders of the Underwriter's Purchase Option might be expected to exercise it, the Company would probably be able to obtain additional capital on more favorable terms.

         The Company will also pay a warrant solicitation fee to the Underwriter equal to four percent (4%) of the exercise price of the Series IV Warrants on all Warrants exercised (excluding Warrants exercised by the Underwriter or certain affiliates of the Company), subject to the Underwriter's compliance with the rules and regulations of the National Association of Securities Dealers ("NASD"). In accordance with NASD Notice to Members 81-38, no warrant solicitation fee shall be paid (i) upon exercise where the market price of the underlying Common Stock is lower than the exercise price; (ii) for the exercise of warrants held in any discretionary account; (iii) upon the exercise of warrants where disclosure of compensation arrangements has not been made in documents provided to customers both as part of the original offering and at the time of exercise; and (iv) upon the exercise of warrants in unsolicited transactions. The broker-dealer to receive the warrant solicitation fee must be designated, in writing, as the soliciting broker. See "Risk Factors -- Exercise of Series IV Warrants May Have Dilutive Effect on Market and Underwriter's Influence on the Market May Have Adverse Consequences."

         If the Company enters into a merger, acquisition, joint venture and/or other capital business transaction for the Company with another party introduced to the Company by the Underwriter within a five year period following the Effective Date, the Company has agreed to pay the Underwriter a fee equal to five percent of the first $3 million of consideration involved in the transaction, four percent of the next $3 million, three percent of the next $2 million, two percent of the next $2 million and one percent of the excess, if any, over $10 million.

         The Underwriter has historically made a market in the Company's securities and has acted as a placement agent in connection with a number of private placements by the Company. The Underwriter also acted as placement agent for the Company in a November 1994 private placement of 200,000 units consisting of Common Stock and Warrants to purchase Common Stock. As compensation, the Underwriter received 20,000 shares of the Company's Common Stock and Warrants to purchase 20,000 shares of Common Stock of the Company at $3.50 per share. These Warrants were exercised in December 1995. A company affiliated with the Underwriter also participated in such private placement as an investor. The Underwriter also acted as placement agent in connection with a 1994 exchange offer by the Company in consideration of which the Underwriter was issued 6,183 shares. On March 31, 1995, the Underwriter, in consideration of its serving as Placement Agent, was granted options to purchase 11,600 shares of the Common Stock of the Company at $35.00 per share. Such options expire March 31, 2000. The Company also agreed to pay the Underwriter a cash payment of $217,500 which represents a 10% placement fee and a 2.5% non-accountable expense allowance based on total proceeds of $1,740,000.

         The Underwriter received 25,000 shares of Common Stock of the Company as compensation under a consulting agreement dated as of January 1, 1994, and options which, after the application of anti-dilution provisions, represented the right to purchase 62,696 shares of Common Stock at an exercise price of $2.49 per share. These options were exercised in December 1995.


LITIGATION INVOLVING UNDERWRITER MAY AFFECT SECURITIES

         The Company has been advised by the Underwriter that on or about May 22, 1995, the Underwriter and Elliot Loewenstern and Richard Bronson, principals of the Underwriter, and the Commission agreed to an offer of settlement (the "Offer of Settlement") in connection with a complaint filed by the Commission in the United States District Court for the Southern District of Florida alleging violations of the federal securities laws, Section 17(a) of the Securities Act of 1933, Sections 10(b) and 15(c) of the Securities Exchange Act of 1934, and Rules 10b-5, 10b-6 and 15c1-2 promulgated thereunder. The complaint also alleged that in connection with the sale of securities in three (3) IPOs in 1992 and 1993, the Underwriter engaged in fraudulent sales practices. The proposed Offer of Settlement was consented to by the Underwriter and Messrs. Loewenstern and Bronson without admitting or denying the allegations of the complaint. The Offer of Settlement was approved by Judge Gonzales on June 6, 1995. Pursuant to the final judgment (the "Final Judgment"), the Underwriter:

     o was required to disgorge $1,000,000 to the Commission, which amount was paid in four (4) equal installments on or before June 22, 1995; and

     o   agreed to the appointment of an independent consultant ("Consultant").

Such Consultant was obligated, on or before November 1, 1996 (or at such later date as may be extended by the Consultant without approval):

     o   to review the Underwriter's policies, practices and procedures in six
         (6) areas relating to compliance and sales practices;

     o to formulate policies, practices and procedures for the Underwriter that the Consultant deems necessary with respect to the Underwriter's compliance and sales practices;

     o to prepare a report devoted to and which details the aforementioned policies, practices and procedures (the "Report");

     o to deliver the Report to the President of the Underwriter and to the staff of the Southeast Regional office of the Commission;

     o to prepare, if necessary, a supervisory procedures and compliance manual for the Underwriter, or to amend the Underwriter's existing manual; and

     o to formulate policies, practices and procedures designed to provide mandatory on-going training to all existing and newly hired employees of the Underwriter. The Final Judgment further provides that, within thirty (30) days of the Underwriter's receipt of the Report, unless such time is extended, the Underwriter shall adopt, implement and maintain any and all policies, practices and procedures set forth in the Report.


         As of the date of this Prospectus the Consultant had not delivered the Report to the Underwriter.

         The Final Judgment also provides that an independent auditor ("Auditor") shall conduct four (4) special reviews of the Underwriter's policies, practices and procedures, the first such review to take place six
(6) months after the Report has been delivered to the Underwriter and thereafter at six-month intervals. The Auditor is also authorized to conduct a review, on a random basis and without notice to the Underwriter, to certify that any persons associated with the Underwriter who have been suspended or barred by any Commission order are complying with the terms of such orders.

         On July 10, 1995, the action as against Messrs. Loewenstern and Bronson was dismissed with prejudice. Mr. Bronson agreed to a suspension from associating in any supervisory capacity with any broker, dealer, municipal securities dealer, investment advisor or investment company for a period of twelve (12) months, dating from the beginning of such suspension. Mr. Loewenstern agreed to a suspension from associating in any supervisory capacity with any broker, dealer, municipal securities dealer, investment advisor or investment company for a period of twelve (12) months commencing upon the expiration of Mr. Bronson's suspension.

         In the event that the requirements of the foregoing judgment adversely affect the Underwriter's ability to act as a market maker for the Company's stock, and additional brokers do not make a market in the Company's securities, the market for and liquidity of the Company's securities may be adversely affected. In the event that other broker-dealers fail to make a market in the Company's securities, the possibility exists that the market for and the liquidity of the Company's securities may be adversely affected to such an extent that public securityholders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for, liquidity and prices of the Company's securities may not exist. FOR ADDITIONAL INFORMATION REGARDING THE UNDERWRITER, INVESTORS MAY CALL THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. AT (800) 289-9999.

         Recent State Action Involving the Underwriter--Possible Loss of
Liquidity

         The State of Indiana has commenced an action seeking among other things to revoke the Underwriter's license to do business in such state. The hearing in this matter was scheduled for October 7, 1996 and has been adjourned pending settlement discussions. Such proceeding if ultimately successful may adversely affect the market for and liquidity of the Company's securities if additional broker-dealers do not make a market in the Company's securities. Moreover, should Indiana investors purchase any of the securities sold in this Offering from the Underwriter prior to the possible revocation of the Underwriter's license in Indiana, such investors will not be able to resell such securities in such state through the Underwriter but will be required to retain a new broker-dealer firm for such purpose. The Company cannot ensure that other broker-dealers will make a market in the Company's securities. In the event that other broker-dealers fail to make a market in the Company's securities, the possibility exists that the market for and the liquidity of the Company's securities may be adversely affected to an extent that public securityholders may not have anyone to purchase their securities when offered for a sale at any price. In such event, the market for, liquidity and prices of the Company's securities may not exist. The Company does not intend to seek qualification for the sale of the securities in the State of Indiana.

It should be noted that although the Underwriter may not be the sole market maker in the Company's securities, it will most likely be the dominant market maker in the Company's securities.

DETERMINATION OF PUBLIC OFFERING PRICE

         Prior to this offering, there has been no public market for the Units, Series B Preferred Stock and Series IV Warrants. The Common Stock is listed on the Nasdaq SmallCap Market. The rate at which the Series B Preferred Stock is convertible into Common Stock is based upon 80% of the closing market price per share of the Common Stock on the date preceding the Effective Date ("Closing Price"). The exercise price of the Series IV Warrants equals 115% of the Closing Price. The method for setting both the conversion rate of the Series B Preferred Stock and the exercise price of the Series IV Warrants was the product of negotiations between the Company and the Underwriter. Among the factors considered in the negotiations were the market price of the Company's Common Stock, an analysis of the areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, the general condition of the securities market at the time of this offering and the demand for similar securities of comparable companies.

                               LEGAL PROCEEDINGS

         Neither the Company nor Webb is a party to any material legal proceedings and to the best of the Company's belief, none is contemplated or has been threatened.

                                 LEGAL MATTERS

         The validity of the securities being offered hereby will be passed upon for the Company by Gould & Wilkie, One Chase Manhattan Plaza, New York, New York 10005. Certain legal matters will be passed upon for the Underwriter by Bernstein & Wasserman, LLP, 950 Third Avenue, New York, New York 10022.


                                    EXPERTS

         The financial statements of the Company, both as of and for the periods ended December 31, 1995 and 1994, included in the Registration Statement and this Prospectus have been included herein in reliance on the report of Moore Stephens, P.C., independent certified public accountants, and upon the authority of such firm as experts in accounting and auditing.

         The financial statements of Webb, both as of and for the periods ended December 31, 1995 and 1994, included in the Registration Statement and this Prospectus have been included herein in reliance on the report of Estabrook & Co., Inc., P.C., independent certified public accountants, and upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                  QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES


PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED):

   Introduction.................................................................................................P-1

   Pro Forma Combined Balance Sheet as of September 30, 1996
     (unaudited)..........................................................................................P-2 - P-3

   Pro Forma Combined Statement of Operations for the nine months ended September 30, 1996 (unaudited).......................................................................P-4

   Pro Forma Combined Statement of Operations for the year ended
     December 31, 1995 (unaudited)..............................................................................P-5

   Notes to Pro Forma Combined Financial Statements (unaudited)...........................................P-6 - P-7

HISTORICAL FINANCIAL STATEMENTS OF QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES:

   Report of Independent Auditors...............................................................................F-1

   Consolidated Balance Sheets as of September 30, 1996 (unaudited)
     and December 31, 1995................................................................................F-2 - F-3

   Consolidated Statement of Operations for the nine months ended September
     30, 1996 and 1995 (unaudited) and for the years ended
     December 31, 1995 and 1994.................................................................................F-4

   Consolidated Statement of Stockholders' Equity for the nine months ended
     September 30, 1996 and 1995 (unaudited) and for the years ended
     December 31, 1995 and 1994...........................................................................F-5 - F-6

   Consolidated Statements of Cash Flows for the nine months ended September
     30, 1996 and 1995 (unaudited) and for the years ended
     December 31, 1995 and 1994..........................................................................F-7 - F-10


                                                        63




   Notes to Consolidated Financial Statement............................................................F-11 - F-24

HISTORICAL FINANCIAL STATEMENTS OF COMP WARE, INC., D/B/A WEBB DISTRIBUTION, INC.:

   Report of Independent Auditors..............................................................................F-25

   Balance Sheets as of September 30, 1996 (unaudited) and
     December 31, 1995..................................................................................F-26 - F-27

   Statement of Operations and Retained Earnings for the nine months ended
     September 30, 1996 and 1995 (unaudited) and for the years ended
     December 31, 1995 and 1994................................................................................F-28

   Statement of Stockholders' Equity...........................................................................F-29

   Statement of Cash Flows for the nine months ended September 30, 1996 and 1995
     (unaudited) and for the years ended December 31, 1995 and 1994.....................................F-30 - F-33

   Notes to Financial Statements........................................................................F-34 - F-41

                                                        64

                  QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

         The following pro forma combined balance sheet as of September 30, 1996 and the combined statement of operations for the nine months then ended and the year ended December 31, 1995 give effect to the following: (i) the Unit offering, the proceeds therefrom and the uses thereof and (ii) the acquisition of Webb, as described in the following paragraphs.

         The Company is offering 1,000,000 units at a price of $6.00 per Unit in a proposed public offering. Each Unit consists of one share of the Company's Series B Convertible Preferred Stock, par value $.01 per share, and one redeemable Series IV Common Stock Purchase Warrant. The Company anticipates net proceeds of $4,820,000 from the offering. The Company intends to use the net proceeds of the Offering to pay the $3,250,000 cash portion of the consideration for the acquisition of Webb and to repay certain indebtedness of the Company and Webb in the aggregate amount of $1,570,000.

         The Company has entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of December 9, 1996 with the stockholders of Webb to acquire all of the issued and outstanding stock of Webb, in a business combination accounted for as a purchase. Under the Stock Purchase Agreement, the stockholders of Webb have agreed to exchange their shares of Webb for $3,250,000 in cash, 1,500,000 Series IV Common Stock Purchase Warrants and two notes (the "Notes") in the aggregate amount of $750,000 (each for $375,000). Note A shall mature eighteen months from the Effective Date of the proposed public offering and bear interest at 10% per annum. Note B shall mature in equal monthly installments over a five year period from the same date and bear interest at 10% per annum. At the time of the signing of the Stock Purchase Agreement, the Company delivered to the majority stockholder of Webb the 1,500,000 Series IV Warrants as a deposit on account of the purchase price under said agreement. The Company has valued these Series IV Warrants at $.25 per Warrant. These Series IV Warrants will be cancelled if the Webb acquisition does not close. Any proceeds received by the majority stockholder of Webb from a sale of the Series IV Warrants in excess of $375,000 shall reduce the Company's obligations under the Notes. The amount of the purchase price ($4,375,000) in excess of the estimated fair value of the net assets acquired will be recorded as "cost in excess of net assets acquired" and amortized over forty years.

         The pro forma information is based on the historical financial statements of the Company and Webb, giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The pro forma balance sheet assumes that the transactions occurred as of the balance sheet date.

         The pro forma statements of operations give effect to these transactions as if they had occurred at the beginning of the fiscal year presented (i.e., January 1, 1995) and were carried forward through the interim period presented. The historical statement of operations will reflect the effects of these transactions from the date on which they occurred.

         The pro forma combined statements have been prepared by the Company's management based upon the historical financial statements of the Company and Webb. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the date indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the financial statements and notes of the Company and Webb appearing elsewhere herein.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES


PRO FORMA COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1996 (UNAUDITED)



                                     H I S T O R I C A L S
                                     ----------------------         PROFORMA         PRO FORMA
                                     QUESTRON          WEBB        ADJUSTMENTS        COMBINED
                                     --------          ----        -----------        --------
Assets

Current assets:

  Cash and cash equivalents       $    360,235    $      1,716  (1) $  4,820,000    $    361,951
                                                                (2)   (3,250,000)
                                                                (3)   (1,570,000)

  Accounts receivable - net          1,266,903       1,094,890                         2,361,793

  Other receivables                     15,853              --                --          15,853

  Inventories                        3,344,073       1,715,137                --       5,059,210

  Deferred income taxes                     --         115,839                --         115,839

  Other current assets                  65,438          20,445                --          85,883
                                  ------------    ------------      ------------    ------------

    Total current assets             5,052,502       2,948,027                --       8,000,529

Property & equipment-net               399,505         109,931                --         509,436

Cost in excess of net assets of
  Business acquired - net            6,737,646              --  (2)    3,560,435      10,298,081

Other assets                           324,886         135,855                --         460,741
                                  ------------    ------------      ------------    ------------

  Total assets                    $ 12,514,539    $  3,193,813      $  3,560,435    $ 19,268,787
                                  ============    ============      ============    ============

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES


PRO FORMA COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1996 (UNAUDITED)



                                        H I S T O R I C A L S
                                        ----------------------            PROFORMA         PRO FORMA
                                        QUESTRON          WEBB           ADJUSTMENTS        COMBINED
                                        --------          ----           -----------        --------
LIABILITIES AND
SHAREHOLDERS' EQUITY

Current liabilities:

  Notes payable                       $         --    $    588,218      (3) $(588,218)   $         --

  Accounts payable and
    Accrued expenses                     1,187,134       1,095,941                 --       2,283,075

  Current portion of long
    -term debt                             550,000          22,448                 --         572,448

  Current portion of notes
    payable shareholders                        --          61,904      (2)    75,000         136,904
                                      ------------    ------------       -------------    ------------

  Total current liabilities              1,737,134       1,768,511      (2)  (513,218)      2,992,427
                                      ------------    ------------       ------------    ------------

Long-term debt:

  Notes payable-
    shareholders-net of
    current portion                             --          30,954      (2)   675,000         705,954

  Notes payable-net of
    current portion                      2,210,000         579,783      (3)  (981,782)      1,808,001
                                      ------------    ------------       ------------    ------------

Total long-term debt                     2,210,000         610,737           (306,782)      2,513,955
                                      ------------    ------------       ------------    ------------

Commitments and contingencies                   --              --                 --              --

Shareholders' equity:

  Preferred stock                               --              --      (1)    10,000          10,000

  Common stock                               1,547           6,512      (2)   (6,512)           1,547

  Additional paid-in capital            23,887,894         340,857      (1) 4,810,000      29,072,894
                                                                        (2)   375,000
                                                                        (2)  (340,857)

  Retained earnings (deficit)          (14,966,558)        467,196      (2)  (467,196)    (14,966,558)

  Less:  treasury stock                   (355,478)             --                 --        (355,478)
                                      ------------    ------------       ------------    ------------


Total shareholders' equity               8,567,405         814,565          4,380,435      13,762,405
                                      ------------    ------------       ------------    ------------

Total liabilities and shareholders'
equity:                               $ 12,514,539    $  3,193,813       $  3,560,435    $ 19,268,787
                                      ============    ============       ============    ============


QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES


PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 1996 (UNAUDITED)


                                                       H I S T O R I C A L S
                                                   ---------------------------            PRO FORMA            PRO FORMA
                                                   QUESTRON               WEBB            ADJUSTMENTS           COMBINED
                                                   --------               ----            -----------           --------
Total revenue                                     $   8,264,940       $  6,088,946       $         --         $14,353,886

Total operating costs and                                                               (A)    66,760
   expenses                                           7,591,425          5,598,862      (B)  (150,000)         13,107,047
                                                      ---------          ---------      -------------         ----------

   Operating income (loss)                              673,515            490,084             83,240           1,246,839

Total other income (expense)                           (234,631)          (109,537)      (C)  117,750            (226,418)
                                                      ---------           --------        -----------           ---------

   Income before income taxes                           438,884            380,547            200,990           1,020,421

Provision for income taxes                               49,383            171,300       (D) (129,300)             91,383
                                                  -------------       ------------       ------------        ------------

   Net income                                     $     389,501       $    209,247       $    330,290         $   929,038
                                                  =============       ============       ============         ===========

Net income per common share                       $        0.03                                               $       .27
                                                  =============                                               ============

Average number of common
  shares and common share
  equivalents outstanding                            15,399,846                                                 3,456,652
                                                  =============                                               ===========

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES


PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 1995 (UNAUDITED)



                                  H I S T O R I C A L S
                                  ----------------------              PRO FORMA        PRO FORMA
                                  QUESTRON          WEBB             ADJUSTMENTS       COMBINED
                                  --------          ----             -----------       --------
Total revenue                  $  7,259,155    $  7,793,179          $         --    $ 15,052,334

Total operating costs and                                         (A)      89,010
    expenses                      6,674,249       7,315,920       (B)    (200,000)     13,879,179
                               ------------    ------------          ------------    ------------

Operating income (loss)             584,906         477,259               110,990       1,173,155

Total other income (expense)       (205,555)       (161,545)      (C)     157,000        (210,100)
                               ------------    ------------          ------------    ------------

Income before income taxes          379,351         315,714               267,990         963,055

Provision for income taxes           27,164         113,681       (D)     (80,716)         60,129
                               ------------    ------------          ------------    ------------

Net income                     $    352,187    $    202,033          $    348,706    $    902,926
                               ============    ============          ============    ============

Net income per common share    $       0.03                                          $        .27
                               ============                                          ============

Average number of common
  shares and common share
  equivalents outstanding        13,795,632                                             3,296,230
                               ============                                          ============


QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES


NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)

     The Company is pursuing a public offering of units, consisting of one share of Series B Preferred Stock and one Series IV Warrant. The Company anticipates selling 1,000,000 units at an initial offering price of $6.00 per unit. Simultaneously with the closing of the proposed public offering, the Company intends to acquire all outstanding shares of the capital stock of Comp Ware, Inc. d/b/a Webb Distribution for $3,250,000 in cash, Notes in the aggregate amount of $750,000 and 1,500,000 Series IV Warrants. The Company also intends to repay certain indebtedness in the amount of approximately $1,570,000 from the proceeds of the Offering.

ADJUSTMENTS TO BALANCE SHEETS:

1.   To reflect the net proceeds from the public offering:

           1,000,000 units x $6.00 per unit                        $6,000,000
           Less:  Expenses of Offering                              1,180,000
                                                                   ----------
           Net Proceeds                                            $4,820,000
                                                                   ==========

2.   To reflect the acquisition of Webb:

            Cash                                                   $3,250,000

            Notes payable (current portion)             $ 75,000
            Notes payable (long-term portion)           $675,000      750,000
                                                       --------

            Issuance of 1,500,000 Series IV Warrants                  375,000
                                                                   ----------

             Total purchase price                                   4,375,000

            Less:  Net assets acquired                               (814,565)
                                                                   ----------

            Cost in excess of net assets acquired                  $3,560,435
                                                                   ==========

3. To reflect the repayment of certain indebtedness from the use of proceeds:

     Notes payable--financial institution (Webb)                   $1,088,218

     Notes payable--financial institution (Questron)                  481,782

            Total (current portion - $588,218;
              long-term portion $981,782)                          $1,570,000
                                                                    =========

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES


NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)


ADJUSTMENTS TO STATEMENTS OF OPERATIONS:
                                                                                        Nine
                                                                                       Months              Annual
                                                                                       ------              ------
(A)    To reflect additional charges for the amortization of
       the cost in excess of net assets acquired over the
       estimated useful life of forty years on a straight line basis                  $ 66,760            $  89,010
                                                                                       =======            =========

(B)    To reflect the reduction of salaries resulting from the
       retirement of the majority selling stockholder                                 $150,000            $ 200,000
                                                                                        =======           =========

(C)    To reflect the reduction of interest expense due to payoff of certain indebtedness, using an effective interest
       rate of 10%                                                                    $117,750            $ 157,000
                                                                                      =========           =========

(D)    To reflect the reduction in income tax expense through the
       use of Questron Technology, Inc.'s tax loss carryforwards                      $129,300            $  80,716
                                                                                      =========           =========

SUPPLEMENTAL DISCLOSURES TO THE PRO FORMA COMBINED STATEMENT OF OPERATIONS:

To the extent that the underwriter exercises the Over-Allotment Option to purchase 150,000 Units, the Company will realize additional net proceeds of $783,000. The Company intends to utilize such additional net proceeds to reduce outstanding indebtedness. Accordingly, interest expense for the nine month period ended September 30, 1996 and for the year ended December 31, 1995 would be reduced by an additional $58,725 and $78,300, respectively. In addition, net income for the nine months ended September 30, 1996 and the year ended December 31, 1995 would be $982,504 and $976,337, respectively. Earnings per share for these periods would be $.28 for the nine months ended September 30, 1996 and $.30 for the year ended December 31, 1995.

                        REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
   Questron Technology, Inc.

       We have audited the accompanying consolidated balance sheet of Questron Technology, Inc. and its subsidiaries as of December 31, 1995, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Questron Technology, Inc. and its subsidiaries as of December 31, 1995, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.






                                                MOORE STEPHENS, P.C.
                                                Certified Public Accountants.

Cranford, New Jersey
April 2, 1996

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES


CONSOLIDATED BALANCE SHEET


                                                                   SEPTEMBER 30,       DECEMBER 31,
                                                                      1 9 9 6             1 9 9 5
                                                                   -------------       ------------
                                                                    (UNAUDITED)
ASSETS:
Current Assets:
   Cash and cash equivalents                                       $    360,235        $     39,358
   Accounts receivable, less allowance for
     doubtful accounts of $50,773 and $43,798, respectively           1,266,903           1,347,128
   Other receivables                                                     15,853              52,808
   Inventories                                                        3,344,073           3,554,263
   Other current assets                                                  65,438              60,205
                                                                   ------------        ------------

Total current assets                                                  5,052,502           5,053,762

Property and equipment - net                                            399,505             418,980

Cost in excess of net assets of business acquired,
   less accumulated amortization of $257,772 and
    $131,203, respectively                                            6,737,646           6,866,305

Other assets                                                            324,886              93,951
                                                                   ------------        ------------

   Total assets                                                    $ 12,514,539        $ 12,432,998
                                                                   ============        ============

See Notes to Consolidated Financial Statements.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES


CONSOLIDATED BALANCE SHEET

                                                                              SEPTEMBER 30,       DECEMBER 31,
                                                                                 1 9 9 6             1 9 9 5
                                                                              -------------       ------------
                                                                               (UNAUDITED)
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
   Accounts payable and accrued expenses                                     $   1,187,134       $   1,520,094
   Current portion of long-term debt                                               550,000             550,000
                                                                             -------------       -------------

Total current liabilities                                                        1,737,134           2,070,094

Long-term debt                                                                   2,210,000           2,185,000
                                                                             -------------       -------------

   Total Liabilities                                                             3,947,134           4,255,094
                                                                             -------------       -------------

Commitments and contingencies

Shareholders' equity:
   Preferred stock, $.01 par value; authorized 10,000,000
     shares; none issued and outstanding                                                --                  --

   Common stock, $.0001 par value; authorized 50,000,000
     shares; issued and outstanding 15,473,335 shares in 1996 and 1995               1,547               1,547

   Additional paid-in capital                                                   23,887,894          23,887,894

   Accumulated deficit                                                         (14,966,558)        (15,356,059)
                                                                             -------------        ------------

                                                                                 8,922,883           8,533,382
   Less: treasury stock, 118,493 shares,  at cost                                 (355,478)           (355,478)
                                                                             -------------       -------------

   Total shareholders' equity                                                    8,567,405           8,177,904
                                                                             -------------       -------------

   Total liabilities and shareholders' equity                                $  12,514,539        $ 12,432,998
                                                                             =============        ============


See Notes to Consolidated Financial Statements.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENT OF OPERATIONS

                                                        NINE MONTHS ENDED                         YEARS ENDED
                                                          SEPTEMBER 30,                           DECEMBER 31,
                                                    --------------------------            ----------------------------
                                                    1 9 9 6            1 9 9 5            1 9 9 5              1 9 9 4
                                                    -------            -------            -------              -------
                                                  (UNAUDITED)        (UNAUDITED)
Revenue:
   Sales                                         $    8,141,107      $   4,682,402     $    6,982,902       $          --
   Fee income                                           123,833            226,355            276,253             844,025
                                                 --------------      -------------      -------------       -------------

                                                      8,264,940          4,908,757          7,259,155             844,025
                                                 --------------      -------------      -------------       -------------

Operating costs and expenses:
   Cost of products and services sold                 4,854,502          2,817,002          4,146,564             272,660
   Selling, general and administration
     expenses                                         2,543,394          1,442,705          2,180,886           1,154,034
   Non-recurring charges                                     --            125,000            146,867                  --
   Depreciation and amortization                        193,529            119,916            199,932              58,412
                                                 --------------      -------------      -------------       -------------

                                                      7,591,425          4,504,623          6,674,249           1,485,106
                                                 --------------      -------------      -------------       -------------

Operating Income (loss)                                 673,515            404,134            584,906            (641,081)
                                                 --------------      -------------      -------------        ------------

Interest income (expense):
   Interest expense                                    (234,631)          (130,502)          (205,555)            (34,222)
   Interest income                                           --                 --                 --              34,270
                                                 --------------      -------------      -------------       -------------

                                                       (234,631)          (130,502)          (205,555)                 48
                                                 --------------      -------------      -------------        ------------

Income (loss) before income
     taxes                                              438,884            273,632            379,351            (641,033)

Provision for income taxes                               49,383             44,515             27,164                  --
                                                 --------------      -------------      -------------       -------------

Net income (loss)                                 $     389,501      $     229,117      $     352,187       $    (641,033)
                                                  =============      =============      =============       =============

Net income (loss) per common
   share                                          $         .03      $         .02      $         .03       $        (.23)
                                                  =============      =============      =============       =============

Average number of common
   shares and common share
   equivalents outstanding                           15,399,846         13,707,612         13,795,632           2,793,402
                                                  =============      =============      =============       =============


See Notes to Consolidated Financial Statements.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY



                                                                                                           ADDITIONAL
                                                      PREFERRED STOCK                 COMMON STOCK           PAID-IN
                                                  SHARES         AMOUNTS          SHARES       AMOUNTS       CAPITAL
                                                  ------       -----------        ------     -----------   -----------
BALANCE - JANUARY 1, 1994                         880,000    $      8,800       1,758,077   $        177   $ 15,882,537

Issuance of shares:
    Conversion of preferred stock into
      common stock                               (740,000)         (7,400)      1,480,000            148          7,252

    Exercise of warrants                               --              --         718,704             71        413,411

    To placement agent in  lieu of fees in
      connection with exercise of warrants             --              --          61,824              6             --

    Private placement                                  --              --       2,515,200            251        957,349

    To Placement Agent in Lieu of Fees in
      connection with Private Placement                --              --         200,000             20             --

Net Loss for the Year                                  --              --              --             --             --
                                             ------------    ------------    ------------   ------------   ------------

BALANCE - DECEMBER 31, 1994 - FORWARD             140,000    $      1,400       6,733,805   $        673   $ 17,260,549



(RESTUBBED TABLE CONTINUED FROM ABOVE).


                                                                                  TOTAL
                                                 ACCUMULATED     TREASURY       SHAREHOLDERS'
                                                   DEFICIT         STOCK            EQUITY
                                                 -----------     ---------       ----------
BALANCE - JANUARY 1, 1994                      $(15,067,213)   $         --   $    824,301

Issuance of shares:
    Conversion of preferred stock into
      common stock                                       --              --             --

    Exercise of warrants                                 --              --        413,482

    To placement agent in  lieu of fees in
      connection with exercise of warrants               --              --              6

    Private placement                                    --              --        957,600

    To Placement Agent in Lieu of Fees in
      connection with Private Placement                  --              --             20

Net Loss for the Year                              (641,033)             --       (641,033)
                                               ------------    ------------   ------------

BALANCE - DECEMBER 31, 1994 - FORWARD          $(15,708,246)   $         --   $  1,554,376


                                                            F-5

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY



                                                                                                             ADDITIONAL
                                                       PREFERRED STOCK                 COMMON STOCK            PAID-IN
                                                    SHARES         AMOUNTS         SHARES       AMOUNTS        CAPITAL
                                                  --------      -----------       --------    -----------    -----------
BALANCE - DECEMBER 31, 1994                         140,000    $      1,400       6,733,805   $        673   $ 17,260,549
   - FORWARDED
Issuance of Shares:
    Conversion of Preferred Stock
      into Common Stock                            (140,000)         (1,400)        280,000             28          1,372

    Private Placement                                    --              --       1,160,000            116      1,468,786

    Exercise of Warrants                                 --              --       2,786,956            279        851,314

    Exercise of Options                                  --              --         550,000             55        343,695

    In connection with the acquisition  of
      Quest Electronic Hardware, Inc.                    --              --       3,962,574            396      3,962,178

    Shares received by the Company in
      satisfaction of certain obligations of
      former officers and directors                      --              --              --             --             --

    Net Income for the Year                              --              --              --             --             --
                                               ------------    ------------    ------------   ------------   ------------

    BALANCE -  DECEMBER 31, 1995                         --              --      15,473,335          1,547     23,887,894

    Net Income for the nine months ended                 --              --              --             --             --
                                               ------------    ------------    ------------   ------------   ------------

    BALANCE - SEPTEMBER 30, 1996
      (UNAUDITED)                                        --    $         --      15,473,335   $      1,547   $ 23,887,894
                                               ============    ============    ============   ============   ============

(RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                                                     TOTAL
                                                 ACCUMULATED        TREASURY      SHAREHOLDERS'
                                                   DEFICIT           STOCK          EQUITY
                                                  ----------       ---------     ----------
BALANCE - DECEMBER 31, 1994                      $(15,708,246)   $         --    $  1,554,376
   - FORWARDED
Issuance of Shares:
    Conversion of Preferred Stock
      into Common Stock                                    --              --              --

    Private Placement                                      --              --       1,468,902

    Exercise of Warrants                                   --              --         851,593

    Exercise of Options                                    --              --         343,750

    In connection with the acquisition  of
      Quest Electronic Hardware, Inc.                      --              --       3,962,574

    Shares received by the Company in
      satisfaction of certain obligations of
      former officers and directors                        --        (355,478)       (355,478)

    Net Income for the Year                           352,187              --         352,187
                                                 ------------    ------------    ------------

    BALANCE -  DECEMBER 31, 1995                  (15,356,059)       (355,478)      8,177,904

    Net Income for the nine months ended              389,501              --         389,501
                                                 ------------    ------------    ------------

    BALANCE - SEPTEMBER 30, 1996
      (UNAUDITED)                                $(14,966,558)   $   (355,478)   $  8,567,405
                                                 ============    ============    ============

See Notes to Consolidated Financial Statements.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENT OF CASH FLOWS

                                                   NINE MONTHS ENDED            YEARS ENDED
                                                     SEPTEMBER 30,              DECEMBER 31,
                                              -------------------------   ------------------------
                                               1 9 9 6        1 9 9 5      1 9 9 5        1 9 9 4
                                              -----------   -----------   -----------    ---------
                                             (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                       $   389,501    $   229,117    $   352,187    $  (641,033)
   Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in) operating activities:
       Depreciation and amortization           193,529        119,916        199,932         58,412
       Write-down of assets                         --             --         40,553        136,335
       Provision for doubtful accounts           6,975             --         25,162         50,918
       Loss on sale of fixed assets              2,184             --             --             --

   Change in assets and liabilities:
     Decrease (increase) in:
       Accounts receivable                      73,250       (722,907)      (467,176)       (19,091)
       Other receivables                        36,955             --         56,672       (109,480)
       Inventories                             210,190       (154,861)    (1,583,507)            --
       Prepaid expenses and other assets      (236,168)        24,170        (33,509)        44,334

     Increase (decrease) in accounts
       payable and accrued expenses           (332,957)       147,538        566,581        (13,776)
                                           -----------    -----------    -----------    -----------

   NET CASH PROVIDED BY (USED IN)
     OPERATING ACTIVITIES - FORWARD            343,459       (357,027)      (843,105)      (493,381)
                                           -----------    -----------    -----------    -----------

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENT OF CASH FLOWS

                                               NINE MONTHS ENDED               YEARS ENDED
                                                 SEPTEMBER 30,                DECEMBER 31,
                                         ---------------------------   -------------------------
                                           1 9 9 6        1 9 9 5         1 9 9 5       1 9 9 4
                                         -----------    -----------    -----------     ---------
                                          (UNAUDITED)    (UNAUDITED)
NET CASH - OPERATING ACTIVITIES -
     FORWARDED                           $   343,459    $  (357,027)   $  (843,105)   $  (493,381)
                                         -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Net cash consideration paid for
     acquired business                            --     (5,229,847)    (5,262,268)            --
   Proceeds from sale of fixed assets            280             --             --             --
   Acquisition of property and
     equipment                               (47,862)      (138,692)      (419,766)            --
                                         -----------    -----------    -----------    -----------

NET CASH USED FOR INVESTING
   ACTIVITIES                                (47,582)    (5,368,539)    (5,682,034)            --
                                         -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from short-term borrowings            --        300,000        300,000             --
   Proceeds from borrowings under
     revolving facility                      437,500        216,000        947,500             --
   Proceeds from borrowings under
     term loan facility                           --      2,200,000      2,200,000             --
   Proceeds from private placement                --      1,740,000      1,740,000        957,600
   Costs associated with private
     placement                                    --       (238,039)      (271,098)            --
   Proceeds from exercise of stock
     options                                      --        281,250        343,750             --
   Proceeds from exercise of warrants             --             --        911,578        413,482
   Costs associated with exercise of
     warrants                                     --             --        (59,985)            --
   Treasury shares received in
     satisfaction of obligations                  --             --       (355,478)            --
   Repayment of short-term debt                   --             --       (300,000)            --
   Repayment of long-term debt              (412,500)      (275,000)      (412,500)            --
                                         -----------    -----------    -----------    -----------

   NET CASH PROVIDED BY FINANCING
     ACTIVITIES                               25,000      4,224,211      5,043,767      1,371,082
                                         -----------    -----------    -----------    -----------

INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS - FORWARD              320,877     (1,501,355)    (1,481,372)       877,701
                                         -----------    -----------    -----------    -----------

                                      F-8

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENT OF CASH FLOWS

                                                           NINE MONTHS ENDED                     YEARS ENDED
                                                             SEPTEMBER 30,                       DECEMBER 31,
                                                    -----------------------------         ----------------------------
                                                    1 9 9 6              1 9 9 5           1 9 9 5             1 9 9 4
                                                    -----------       -----------         ----------         ---------
                                                    (UNAUDITED)        (UNAUDITED)
INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS - FORWARDED                      $320,877        $(1,501,355)       $(1,481,372)         $  877,701

CASH AND CASH EQUIVALENTS AT
   BEGINNING OF PERIODS                                  39,358          1,520,730          1,520,730             643,029
                                                      ---------       ------------      -------------         -----------

   CASH AND CASH EQUIVALENTS AT END
     OF PERIODS                                        $360,235       $     19,375      $      39,358          $1,520,730
                                                       ========       ============      =============          ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the periods for:
     Interest                                  $        234,631       $    130,502      $     182,970       $      34,222
     Income taxes                              $         45,000       $         --      $          --       $          --



See Notes to Consolidated Financial Statements.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENT OF CASH FLOWS




SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

     In 1995 and 1994, the Company adjusted property and equipment to estimated fair value as follows:

                                                     1 9 9 5            1 9 9 4
                                                     -------            -------

Cost of Property Written Down                       $ 668,176         $ 340,153
Accumulated Depreciation                             (627,623)         (178,818)
                                                    ---------         ---------

Net Book Value                                         40,553           161,335
Estimated Fair Value                                       --            25,000
                                                    ---------         ---------

Adjustment for Write-Down                           $  40,553         $ 136,335
                                                    =========         =========

     During 1995, the Company issued 3,962,574 shares of common stock in connection the acquisition of a subsidiary and issued 280,000 shares of common stock upon the conversion of 140,000 preferred shares.

     During 1994, 200,000 shares of common stock were issued to a placement agent in lieu of fees in connection with a private placement. Additionally, 250,000 shares of common stock for consulting services and 61,824 shares of common stock in lieu of fees in connection with the exercise of warrants were issued to the same placement agent. The Company also issued 1,480,000 shares of common stock upon conversion of 740,000 preferred shares during 1994.


See Notes to Consolidated Financial Statements.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     On April 2, 1996, the shareholders of the Company voted to change the name of the Company from Judicate, Inc. to Questron Technology, Inc. ("Questron" or the "Company"). Questron, through its subsidiary Quest Electronic Hardware, Inc. ("Quest"), is a specialized distributor of fasteners and electronic hardware sold to electronic equipment manufacturers and, through its subsidiary Judicate of Philadelphia, Inc. ("Judicate"), a supplier of alternate dispute resolution ("ADR") services. Quest was formed on October 13, 1994. On March 31, 1995, Quest purchased the fasteners distribution business from Arrow Electronics, Inc. ("Arrow"). Prior to this business acquisition, Quest had no operating activities of its own, accordingly, the consolidated results of operations for the year ended December 31, 1995 include only 9 months of operating activities for Quest. Simultaneously with this business acquisition, the then shareholders of Quest completed a common stock exchange with Questron, in which Quest became a 100% owned subsidiary of Questron (see Note 2 of Notes to Consolidated Financial Statements).

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

     The consolidated financial statements include the accounts of the Company and all its majority owned subsidiaries. All significant intercompany transactions are eliminated.

Cash and Cash Equivalents

     The Company considers certain highly liquid investments with original maturities of three months or less to be cash equivalents.

Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)


Concentration of Credit Risk

     The Company extends credit to its customers which results in accounts receivable arising from its normal business activities. The Company does not require collateral from its customers, but routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, believes that its receivable credit risk exposure is limited. Such estimate of the financial strength of such customers may be subject to change in the near term.

     During the year ended December 31, 1995, sales to one customer of Quest amounted to approximately $1,000,000 or approximately 14% of revenue. Accounts receivable from this customer amounted to approximately $273,000.

Inventories

     Inventories, which consist solely of finished products, are stated at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method.

Property and Equipment

     Property and equipment are recorded at cost. Expenditures for normal repairs and maintenance are charged to earnings as incurred. When assets are retired or otherwise disposed, their costs and related accumulated depreciation are removed from the accounts and the resulting gains or losses are included in operations. Depreciation and amortization are recorded using the straight-line method over the shorter of the estimated lives of the related asset or the remaining lease term. Estimated useful lives are as follows:

   Office Equipment                           5 Years
   Computer Equipment                         5 Years
   Furniture and Fixtures                     7 Years
   Leasehold Improvements                     5 Years

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)


Cost in Excess of Net Assets of Business Acquired

     The cost in excess of net assets of business acquired is being amortized on a straight line basis over 40 years. The Company has concluded that the cost in excess of net assets of business acquired has an indeterminable life based on historic, current and projected operating results of the business acquired (see Note 2 of notes to consolidated financial statements). The Company's policy is to record an impairment loss against the balance of the net unamortized cost in excess of net assets of business acquired in the period when it is determined that the carrying amount of the asset may not be recoverable. At each balance sheet date, the Company evaluates the realizability of the asset for each business acquired having a material change. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business operates, or if the expected future non-discounted cash flow of the business would become less than the carrying value of the asset. The Company's historic recurring losses and negative cash flows from operations have been abated and, accordingly, management believes these factors will not negatively impact the profits and cash flows of the business acquired.

Net Income (Loss) Per Common Share

     Net income (loss) per common share is based on the weighted average number of common shares and common share equivalents outstanding. Common share equivalents amounted to 45,004 for the nine months ended September 30, 1996 and 2,262,565 for the year ended December 31, 1995. The weighted average number of common shares outstanding for 1994 does not include common share equivalents since the inclusion of such share equivalents would be anti-dilutive. Net income per common share on a fully diluted basis does not result in material dilution and, accordingly, is not presented.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)


2. ACQUISITION OF ELECTRONIC HARDWARE DISTRIBUTION BUSINESS

     As of the close of business on March 31, 1995, the Company acquired 100% of the stock of Quest, a privately owned company, in exchange for a 25% interest in the Company on a fully diluted basis. Such acquisition was effected pursuant to a share acquisition agreement, under which the Company issued 3,962,574 newly issued, fully-paid and non-assessable shares of common stock of the Company, in exchange for all of the issued and outstanding shares of common stock of Quest. Simultaneously with the foregoing events, Quest purchased the fasteners distribution business of Arrow for $4,850,000 in cash, pursuant to a Purchase of Assets Agreement, dated as of November 29, 1994, by and between Quest and Arrow (the "Purchase Agreement"). The purchase was funded by a capital contribution from Questron of $2,850,000 (see Note 5 of Notes to Consolidated Financial Statements) and borrowings by Quest under a loan and security agreement with a bank (see Note 3 of Notes to Consolidated Financial Statements). Under the Purchase Agreement, Quest acquired the net assets of Arrow used exclusively in connection with Arrow's operations of the fasteners distribution business and assumed all stated liabilities associated with the business. Such assets included all accounts receivable of the business, inventories, and certain furniture and equipment. The stated liabilities assumed were principally trade payables to suppliers of the business. The acquisition has been accounted for as a purchase, effective March 31, 1995. The following summarizes the fair value of the net assets acquired and the related cost thereof:

   Cash                                                               $    4,500
   Accounts receivable                                                   832,913
   Inventories                                                         1,970,756
   Property and equipment                                                 57,427
                                                                      ----------

   Total assets                                                        2,865,596
   Accounts payable                                                      634,762

   Net assets acquired                                                 2,230,834

Cost:
   Purchase price paid to Arrow                                        4,850,000
   Net value of shares issued                                          3,961,574
   Acquisition and integration expenses                                  416,768
                                                                      ----------

   Total cost                                                          9,228,342

   Cost in excess of net assets acquired                              $6,997,508
                                                                      ==========

     The acquisition and integration expenses noted above are principally professional fees associated with the transactions, consulting fees and other expenses associated with the conversion of the business to a new operating system, and other expenses associated with completing the transaction and integrating the business with Quest.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)


3. LONG-TERM DEBT

Long-term debt at September 30, 1996 and December 31, 1995 consisted of the following:

                                                                                                  1996              1995
                                                                                                  ----              ----
                                                                                               (unaudited)
                                                                                               -----------
Term loan, due in equal quarterly installments through March 31, 1999, with interest payable monthly at the prime rate plus 2.0% for 1995 and
the prime rate plus 1.5% for 1996                                                              $1,375,500        $1,787,500

Revolving facility, due on March 31, 1998, with interest payable monthly at the prime rate plus 1.5% for 1995 and the prime rate plus 1.0% for
1996                                                                                            1,385,000           947,500
                                                                                               ----------        ----------

                                                                                                2,760,000         2,735,000
Less installments due within one year                                                             550,000           550,000
                                                                                               ----------        ----------

                                                                                               $2,210,000        $2,185,000
                                                                                               ==========        ==========

          Pursuant to a Loan and Security Agreement, as amended (the "Loan Agreement"), dated March 31, 1995, with a bank, Quest borrowed $2.2 million under a term loan facility to partially fund the acquisition of the fasteners distribution business. The Loan Agreement also provides for Quest to be able to borrow for working capital purposes under an annually renewable two-year revolving facility, which provides for loans of up to $1,500,000. The Loan Agreement contains a provision for the calculation of a borrowing base, which determines the amount of borrowings available under the revolving facility. At September 30, 1996 and December 31, 1995, Quest had unused borrowing capacity of $115,000 and $527,500, respectively under the Loan Agreement.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)


          In order to secure the obligations of Quest under the Loan Agreement, Questron entered into a Stock Pledge Agreement, dated as of March 31, 1995, with the bank, under which the Company pledged to the bank the shares of capital stock of Quest which the Company held at such date and in which the Company may thereafter acquire an interest. In addition, Quest granted a security interest in substantially all of its assets to the bank and a major shareholder of Questron (see Note 11 of Notes to Consolidated Financial Statements) guaranteed the obligations of Quest under the Loan agreement. The Loan Agreement restricts the payment of cash dividends by Quest to the Company and certain other payments, limits long-term and short-term borrowings of Quest, and requires that debt service coverage, net worth, tangible net worth, the ratio of debt to net worth, and the ratio of quick assets (cash and accounts receivable) to current liabilities be maintained at certain designated levels by Quest. Quest is in compliance with all such requirements of the Loan Agreement.

          The aggregate annual maturities of long-term debt under the Loan Agreement for each of the five years in the period ending December 31, 2000 are : 1996-$550,000; 1997-$1,497,500; 1998-$550,000; 1999- $137,500; and
2000-$-0-.

4. PROPERTY AND EQUIPMENT

          Property and equipment at December 31, 1995 consisted of the following:

                                                                         1 9 9 5
                                                                        --------
Office equipment                                                        $ 55,933
Computer equipment                                                       389,730
Furniture and fixtures                                                    12,583
Leasehold improvements                                                    19,947
                                                                        --------

                                                                         478,193
Less accumulated depreciation and amortization                            59,213
                                                                        --------

                                                                        $418,980
                                                                        ========

          Depreciation and amortization expense related to property and equipment for the years ended December 31, 1995 and 1994 was $68,729 and $58,412, respectively. At December 31, 1995, all property and equipment represent assets used in the business of Quest. All property and equipment of the ADR business have been written off in connection with the downsizing and restructuring of that business.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)


5. SHAREHOLDERS' EQUITY

          As of December 31, 1995, the Company was authorized to issue 20,000,000 shares of common stock and 1,000,000 of preferred stock. On April 2, 1996, the shareholders of the Company approved an increase in the number of authorized shares of common stock to 50,000,000 shares and an increase in the number of authorized shares of preferred stock to 10,000,000 shares. The outstanding shares of common stock are fully paid and non-assessable. In 1994, there were outstanding 140,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock, which was convertible, without further consideration, into two (2) shares of common stock, has been converted.

          In November 1994, the Company issued 2,515,200 shares of its common stock in a private offering conducted through a placement agent. Net proceeds from the offering amounted to $957,600. As additional consideration for common shares issued, one of the purchasers tendered 103,040 Series I Warrants to the Company for cancellation. Additionally, 200,000 shares of Company common stock were issued to the placement agent in lieu of fees in connection with this transaction.

          In March and April 1995, the Company, through a placement agent, consummated the sale of fifty-eight units of its securities at a gross sales price of $30,000 per unit. Each unit consisted of 20,000 shares of Company common stock. The net proceeds to the Company, after expenses associated with the placement of $271,098, were $1,468,902. Such net proceeds, together with available cash, were used to make a capital contribution to Quest at March 31, 1995, in order to provide Quest with the balance of the funds necessary to complete the acquisition of the fasteners distribution business from Arrow. In connection with this sale of securities, the placement agent also received a portion of its fee in the form of 116,000 options to purchase Company common stock at an exercise price of $3.50 per share. These options expire March 31, 2000.

          The Company has issued various series of warrants to purchase shares of its common stock. Each Series I Warrant entities the registered holder to purchase 1.629 shares of common stock at a price of $1.80 per share on or before June 30, 1996. Any warrant not exercised by that date will be null and void. At December 31, 1995, there were 64,657 Series I Warrants outstanding.

          In March 1994, as an inducement to raise capital, the Company offered holders of the Series I Warrants the right to exchange each warrant for three Series II Warrants which were exercisable at $ .625 per share. The exchange offer expired on April 30, 1994. Pursuant to the exchange offer, the Company received net proceeds of $413,482 upon the issuance of 718,704 shares of its common stock. Additionally, the Company issued 61,824 shares of its common stock to a placement agent in lieu of fees in connection with this transaction. At December 31, 1994, all Series II Warrants had been exercised.

          In connection with the November 1994 private placement, 2,200,000 Series III Warrants were issued. Each Series III Warrant entitles the registered holder to purchase one share of common stock at an exercise price of $.35 per share. The warrants expire November 14, 2004, and any warrant not exercised by that date will be null and void. At December 31, 1995, there were 40,000 Series III Warrants outstanding.

          In December 1995, in connection with certain obligations amounting to $355,478 owed to the Company by two of its former officers and directors, the Company received 118,493 shares of its common stock in full satisfaction of such amounts owed.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)


6. STOCK OPTIONS

          Under the terms of various stock option plans, the Company may grant options to purchase shares of the Company's common stock to key executives and management of the Company. Transactions under the various stock option and incentive plans during the years ended December 31, 1995 and 1994 were as follows:

                                           1 9 9 5                       1 9 9 4
                                  --------------------------    --------------------------
                                  Incentive    Non-Incentive    Incentive    Non-Incentive
                                  ---------    -------------    ---------    -------------
Outstanding - beginning of year    554,469        513,593         17,829         46,835
Options granted                     46,835        229,363        550,000        466,758
Options exercised                 (550,000)      (626,956)            --             --
Options canceled and terminated         --             --        (13,360)            --
                                  --------       --------       --------       --------

Outstanding - end of year (1)       51,304        116,000        554,469        513,593
                                  ========       ========       ========       ========

(1) With exercise prices ranging from $7.95 to $33.75 per share, giving effect to the one-for-fifteen reverse stock split, which occurred on December 22, 1993.

          In addition to the above, on April 2, 1996, the shareholders approved the adoption of the 1994 Director Non-qualified Stock Option Plan (the "Plan"), under which options to purchase shares of the Company's common stock may be granted to non-executive directors of the Company. Under the Plan options are to be granted to each eligible director at the rate of 15,000 per year. Awards under the Plan had been made previously, subject to shareholder approval. Transactions under the Plan during the years ended December 31, 1995 and 1994 were as follows:

                                                         1 9 9 5          1 9 9 4
                                                         -------          -------
Outstanding - beginning of year                           60,000              --
Options granted                                           45,000          60,000
Options exercised                                             --              --
Options canceled and terminated                               --              --
                                                         -------         -------

Outstanding - end of year                                105,000          60,000
                                                         =======         =======

          In February 1996, in accordance with the provisions of the Plan, 30,000 options to purchase shares of the Company's common stock were granted to qualified directors.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)


7. RETIREMENT PLAN

          Quest has a defined contribution plan for eligible employees, which qualifies under Section 401(k) of the Internal Revenue Code. Quest's contribution to the plan, which is based on a specified percentage of employee contributions, amounted to $24,820 in 1995.

8. LEASE COMMITMENTS

          The Company leases certain office and warehouse space under non-cancelable operating leases expiring at various dates through 2000. Rental expenses of all non-cancelable operating leases amounting to $112,249 and $65,070 was charged to operations for the years ended December 31, 1995 and 1994, respectively. Aggregate minimum rental commitments under all non-cancelable operating leases approximate $535,000 as of December 31, 1995. Such commitments on annual basis are as follows:

          Years ending
          December 31,
              1996                         $     184,712
              1997                               184,812
              1998                                83,198
              1999                                42,120
              2000                                40,365
                                           -------------

                                           $     535,207
                                           =============

9. INCOME TAXES

          The provision for income taxes included in the consolidated statement of income is for state income taxes to which the Company and its subsidiaries are subject. No provision for federal income taxes is required, as the Company has no federal tax liability for 1995 as a result of the availability of net operating loss income tax carryforwards of approximately $13.1 million as of December 31, 1995, expiring in the years 2000 through 2009.

          Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which was adopted by the Company on January 1, 1993, requires the establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. Because the generation of future taxable income is not assured, however, any deferred tax asset established for utilization of the Company's tax loss carryforwards would correspondingly require a valuation allowance of the same amount pursuant to SFAS No. 109. Accordingly, no deferred tax asset is reflected in the consolidated financial statements.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)


9. INCOME TAXES (CONTINUED)

          As of December 31, 1995, the approximate amount of the net operating loss income tax carryforwards and their expiration dates are as follows:

          Expiring in Years Ending                 Net Operating Loss
          December 31,                               Carryforwards
                                                   ------------------
               2000                                 $    460,000
               2001                                    1,243,000
               2002                                    1,414,000
               2003                                    1,574,000
               2004                                    1,100,000
               2005                                      579,000
               2006                                      782,000
               2007                                    2,945,000
               2008                                    2,336,000
               2009                                      670,000
                                                    ------------

                                                    $ 13,103,000
                                                    ============

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

          Effective December 31, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments," which requires disclosing fair value, to the extent practicable, for financial instruments which are recognized or unrecognized in the balance sheet. Fair value of the financial instruments disclosed in the balance sheet is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. The following table summarizes financial instruments by individual balance sheet accounts as of December 31, 1995:

                                            Carrying Amount        Fair Value
                                            ---------------        ----------
    Cash and cash equivalents                $      39,358        $    39,358
    Accounts receivable                          1,399,936          1,399,936
    Accounts payable and accrued expenses        1,520,094          1,520,094
    Current portion of long-term debt              550,000            550,000
    Long-term debt                               2,185,000          2,185,000

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)


10. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

          For certain financial instruments, including cash and cash equivalents, trade receivables and payables, and short-term debt, it was assumed that the carrying amount approximated fair value because of the near term maturities of such obligations. The fair value of long-term debt was determined based on current rates at which the Company could borrow funds with similar remaining maturities, which amount approximates its carrying value.

11. RELATED PARTY TRANSACTIONS

          The Company has entered into a five-year management advisory and consulting agreement with Gulfstream Financial Group, Inc. ("Gulfstream"), a company in which the Chairman, President and Chief Executive Officer of Questron, who is also the Chairman and Chief Executive Officer of Quest, is a 50% owner. Under the terms of such agreement, Gulfstream acts as an advisor and consultant to the Company and Quest, and also provides certain administrative services to the companies. Such advisory and consulting services are directed principally at the expansion of Quest's business through the identification of new marketing opportunities and potential acquisitions, the procurement of financing as needed by the Company and Quest, and maximizing the Company's and Quest's profitability. For such services Gulfstream is paid a fee of $150,000 per year. In addition, upon the attainment of certain earnings targets for Quest, Gulfstream may be entitled to be awarded as incentive compensation, warrants, subject to certain conditions and restrictions, to purchase at a price of $.10 per share, a number of shares of common stock of the Company, such that the number of shares so purchased represents up to 10% of the outstanding common stock of the Company at March 31, 1995. For these purposes, the calculation of the shares of the common stock of the Company outstanding at March 31, 1995 assumes that all warrants, options and preferred stock are converted to common stock of the Company. Gulfstream presently owns 16.9% of the Company's common stock outstanding and has guaranteed the obligations of Quest under its Loan Agreement.

12. LONG-TERM EMPLOYMENT AGREEMENTS WITH EXECUTIVES

          Quest has entered into a five-year employment agreement with its Chairman and Chief Executive Officer. Under the terms of such employment agreement, Quest has agreed to compensate this individual with regular salary at the rate of $100,000 per year. There are no other bonus compensation arrangements currently in effect for this individual.

          Quest has also entered into a five-year employment agreement with its President and Chief Operating Officer. Under the terms of such employment agreement, Quest has agreed to compensate this individual with regular salary at the rate of $100,000 per year, plus bonus compensation based on the attainment of certain operating goals at the rate of $15,000 per quarter. In addition, upon the attainment of certain earnings targets for Quest, this individual may be entitled to be awarded as incentive compensation, warrants, subject to certain conditions and restrictions, to purchase at a price of $.10 per share, a number of shares of common stock of the Company, such that the number of shares so purchased represents up to 5% of the outstanding common stock of the Company at March 31, 1995. For these purposes, the calculation of the shares of the common stock of the Company outstanding at March 31, 1995 assumes that all warrants, options and preferred stock are converted to common stock of the Company. This individual presently owns 8.8% of the Company's common stock outstanding and has agreed with Gulfstream to participate in its guarantee of the obligations of Quest under its Loan Agreement, however, only to the extent of his stock holdings in the Company.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)


13. NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENT

          The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of," in March of 1995. SFAS No. 121 established accounting standards for the impairment of long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 is effective for financial statements issued for fiscal years beginning after December 15, 1995. Adoption of SFAS No. 121 is not expected to have a material impact on the Company's financial statements.

          The FASB has also issued SFAS No. 123, "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of accounting for stock options and similar equity instruments as contrasted to the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has not decided if it will adopt SFAS No. 123 or continue to apply APB Opinion No. 25 for financial reporting purposes. SFAS No. 123 will have to be adopted for financial note disclosure purposes in any event. The accounting requirements of SFAS No. 123 are effective for transactions entered into in fiscal years beginning after December 15, 1995; the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 31, 1995.

14. LITIGATION

          In July 1994, the Company was served with a complaint that charges the Company with breach of contract by exceeding its ADR authority in granting an arbitration award and seeks compensatory, consequential and punitive damages of an amount in excess of $100,000. The Company answered the complaint, denying the plaintiff's allegations. The Company believes that there is no basis for such action and that any consequences of such complaint will not have a material adverse effect on the Company's consolidated financial statements.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)


15.  SEGMENT INFORMATION

          As of March 31, 1995, the Company is engaged in two business segments. Through its subsidiary, Quest, it is a specialized distributor of fasteners and electronic hardware sold to electronic equipment manufacturers and, through its subsidiary, Judicate, it is a supplier of alternate dispute resolution ("ADR") services. The operating results and identifiable assets of each of these business segments, and corporate, at December 31, 1995 and for the year then ended is as follows:

                                            Quest (1)       Judicate      Corporate (2)    Consolidated
                                            ----------      --------      -------------    ------------
     Revenue                                $6,982,902        $276,253    $        --      $ 7,259,155
                                            ----------      ----------    -----------      -----------

     Operating income (loss)                   962,102         (25,255)      (351,941)         584,906
     Interest expense                          201,096              --          4,459          205,555
     Provision for income taxes                 27,164              --             --           27,164
                                           -----------      ----------    -----------      -----------

     Net income (loss)                      $  733,842        $(25,255)     $(356,400)     $   352,187
                                            ==========      ==========    ===========      ===========

     Depreciation and amortization          $  112,871        $  9,516    $    77,545      $   199,932
                                            ==========      ==========    ===========      ===========

     Capital expenditures                   $  420,766        $ (1,000)   $        --      $   419,766
                                            ==========      ==========    ===========      ===========

     Identifiable Assets                    $8,306,721        $ 79,034     $4,047,243      $12,432,998
                                            ==========      ==========    ===========      ===========

(1)  The operating results for Quest are for the nine months ended
     December 31, 1995.
(2) Corporate expenses include non-recurring charges $146,867, principally associated with the downsizing and restructuring of the Company's
     ADR business.

16. EVENTS SUBSEQUENT TO THE DATE OF THE REPORT OF THE INDEPENDENT AUDITORS (UNAUDITED)

PROPOSED PUBLIC OFFERING

          The Company is pursuing a public offering of 1,000,000 Units of its securities at a price of $6.00 per unit ("Unit"). Each Unit will consist of one share of the Company's Series B Convertible Preferred Stock, par value $.01 per share, and one redeemable Series IV Common Stock Purchase Warrant. The Company anticipates net proceeds of $4,820,000 from the Offering.

QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)

16. EVENTS SUBSEQUENT TO THE DATE OF THE REPORT OF THE INDEPENDENT AUDITORS (UNAUDITED) (CONTINUED)

BUSINESS COMBINATION

          The Company has entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of December 16, 1996 with the stockholders of Webb to acquire all of the issued and outstanding stock of Webb, in a business combination to be accounted for as a purchase. Under the Stock Purchase Agreement, the stockholders of Webb have agreed to exchange their shares of Webb for $3,250,000 in cash, 1,500,000 Series IV Common Stock Purchase Warrants and two notes (the "Notes") in the aggregate amount of $750,000 (each for $375,000). Note A shall mature eighteen months from the effective date of the proposed public offering and bear interest at 10% per annum. Note B shall mature in equal monthly installments over a five year period from the same date and bear interest at 10% per annum. At the time of the signing of the Stock Purchase Agreement, the Company delivered to the Webb stockholders the 1,500,000 Series IV Warrants as a deposit on account of the purchase price under said agreement. The Company has valued these Series IV Warrants at $.25 per Warrant. These Series IV Warrants will be cancelled if the Webb acquisition does not close. Any proceeds received by the Webb stockholders from a sale of their Series IV Warrants in excess of 375,000 shall reduce the Company's obligations under the Notes. The amount of the purchase price ($4,375,000) in excess of the estimated fair value of the net assets acquired will be recorded as "cost in excess of net assets acquired" and amortized over forty years.

PROPOSED STOCK SPLIT

          The Board of Directors has proposed a one-for-ten reverse split of the issued and outstanding Common Stock of the Company. The proposal is subject to the approval of the Company's stockholders at the annual meeting of stockholders scheduled for December 27, 1996.


17. UNAUDITED INTERIM STATEMENTS

          The financial statements for the nine months ended September 30, 1996 and 1995 are unaudited; however, in the opinion of management all adjustments which are necessary in order to make the interim financial statements not misleading have been made. The results for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
  Comp Ware, Inc. d/b/a Webb Distribution


          We have audited the accompanying balance sheets of Comp Ware, Inc. d/b/a Webb Distribution as of December 31, 1995 and 1994, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Comp Ware, Inc. d/b/a Webb Distribution as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.








                                          ESTABROOK & CO., INC.
                                          Certified Public Accountants



Winchester, Massachusetts
February 5, 1996

         COMP WARE, INC. D/B/A WEBB DISTRIBUTION

BALANCE SHEET

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1996             1995
                                                                -------------     ------------
                                                                 (UNAUDITED)
ASSETS:
Current assets:
   Cash                                                          $    1,716        $      500
   Accounts receivable - trade, less allowance for doubtful
     accounts of $70,000 and $67,000, respectively                1,094,890         1,048,278
   Inventory                                                      1,715,137         1,726,497
   Deferred income taxes                                            115,839           115,839
   Other current assets                                              20,445            36,493
                                                                 ----------        ----------

   Total current assets                                           2,948,027         2,927,607

Property and equipment, at cost, less accumulated
   depreciation and amortization (Note 3)                           109,931           126,898

Other assets                                                        135,855           204,011
                                                                 ----------        ----------

   Total assets                                                  $3,193,813        $3,258,516
                                                                 ==========        ==========




See Notes to Financial Statements.

         COMP WARE, INC. D/B/A WEBB DISTRIBUTION

BALANCE SHEET

                                                                           SEPTEMBER 30,       DECEMBER 31,
                                                                               1996                1995
                                                                           -------------       ------------
                                                                            (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
   Cash overdraft                                                         $        --       $    37,848
   Notes payable                                                              588,218           796,685
   Current maturities of obligations under capital leases (Note 11)            22,448            22,157
   Current maturities of long-term debt (Note 7)                                   --           150,000
   Current maturities of note payable-stockholder                              61,904                --
   Accounts payable and accrued expenses                                    1,095,941         1,051,210
                                                                          -----------       -----------

   Total current liabilities                                                1,768,511         2,057,900
                                                                          -----------       -----------

Long-term liabilities:

   Obligations under capital leases, less current maturities
   (Note 11)                                                                   57,567            73,082

   Long-term debt, less current maturities (Note 7)                           500,000           500,000

   Notes payable-stockholder-net of current portion                            30,954                --

   Deferred income taxes (Note 9)                                              22,216            22,216
                                                                          -----------       -----------

   Total long-term liabilities:                                               610,737           595,298
                                                                           ----------        ----------

Stockholders' equity (Note 8):
   Common stock, $.01 par value authorized 1,000,000
     issued and outstanding 651,162 shares                                      6,512             6,512

   Additional paid-in capital                                                 340,857           340,857

   Retained earnings                                                          467,196           257,949
                                                                          -----------       -----------

   Total stockholders' equity                                                 814,565           605,318
                                                                          -----------       -----------

   Total liabilities and stockholders' equity                             $ 3,193,813       $ 3,258,516
                                                                          ===========       ===========

See Notes to Financial Statements.

COMP WARE, INC. D/B/A WEBB DISTRIBUTION

STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                          NINE MONTHS ENDED                       YEARS ENDED
                                                            SEPTEMBER 30,                         DECEMBER 31,
                                                   -------------------------------      ---------------------------------
                                                       1996              1995               1995                1994
                                                      ------            ------             ------              ------
                                                    (UNAUDITED)       (UNAUDITED)
Net sales                                          $  6,088,946       $  5,673,325       $  7,793,179        $  8,880,742
                                                   ------------       ------------       ------------        ------------

Operating expenses:
   Cost of sales                                      4,122,619          3,907,641          5,557,984           6,980,213
   Selling expenses                                   1,003,091            927,439          1,085,445             952,645
   General and administrative
     expenses                                           473,152            460,106            672,491             592,467
                                                   ------------      -------------      -------------       -------------

   Total operating costs and
     expenses                                         5,598,862          5,295,186          7,315,920           8,525,325
                                                   ------------      -------------      -------------           ---------

Operating income                                        490,084            378,139            477,259             355,417
                                                   ------------      -------------      -------------       -------------

Other income (expenses):
   Interest income                                           --                 --              2,601               1,875
   Interest expense                                    (109,537)          (122,544)          (164,146)           (127,113)
   Other (Note 10)                                           --                 --                  --              7,506
                                                ---------------    ---------------    ----------------     --------------

   Total other income (expense)                        (109,537)          (122,544)          (161,545)           (117,732)
                                                   ------------       ------------       ------------        ------------

Income before provision for
     income taxes                                       380,547            255,595            315,714             237,685

Provision for income taxes (Note 9)                     171,300            115,040            113,681              63,129
                                                   ------------       ------------       ------------        ------------

   Net income                                      $    209,247       $    140,555       $    202,033       $     174,556
                                                   ============       ============       ============       =============






See Notes to Financial Statements.

COMP WARE, INC. D/B/A WEBB DISTRIBUTION

STATEMENT OF STOCKHOLDERS' EQUITY

                                                     COMMON STOCK           ADDITIONAL                        TOTAL
                                              ---------------------------    PAID-IN         RETAINED      STOCKHOLDERS'
                                                SHARES         AMOUNTS       CAPITAL         EARNINGS         EQUITY
                                                ------         -------       -------         --------         ------
BALANCE - DECEMBER 31, 1993                           --      $    --       $289,026        $(118,640)       $170,386

    Net income for the year                           --           --             --          174,556         174,556
                                              ----------      -------       --------        ---------        --------

BALANCE - DECEMBER 31, 1994                           --           --        289,026           55,916         344,942

    Exchange of stock                            560,000        5,600         (5,600)              --              --

    Issuance of stock                             91,162          912         57,431               --          58,343

    Net income for the year                           --           --             --          202,033         202,033
                                              ----------      -------       --------        ---------        --------

BALANCE -  DECEMBER 31, 1995                     651,162        6,512        340,857          257,949         605,318

    Net income for the nine months                    --           --             --          209,247         209,247
                                              ----------      -------       --------        ---------        --------

BALANCE - SEPTEMBER 30, 1996
      (UNAUDITED)                                651,162      $ 6,512       $340,857        $ 467,196        $814,565
                                                 =======      =======       ========        =========        ========

See Notes to Financial Statements.

COMP WARE, INC. D/B/A WEBB DISTRIBUTION

STATEMENT OF CASH FLOWS

                                                           NINE MONTHS ENDED                         YEARS ENDED
                                                             SEPTEMBER 30,                           DECEMBER 31,
                                                        ------------------------             -------------------------
                                                         1996              1995               1995                1994
                                                         ----              ----               ----                ----
                                                      (UNAUDITED)        (UNAUDITED)
OPERATING ACTIVITIES:
   Net income                                          $209,247           $140,555           $202,033            $174,556
                                                       --------           --------           --------            --------
   Adjustments to reconcile net income
     to net cash provided by (used in)
     Operating activities:
     Depreciation and amortization                       38,989             36,716             50,424              44,184
     Deferred income taxes                                   --            (25,914)           (41,672)            (51,951)
     Stock issued for services                               --                 --             58,343                  --

   Changes in assets and liabilities:
     Decrease (increase) in:
       Accounts receivable - trade                       46,592           (172,869)          (242,284)           (124,993)
       Inventory                                         11,360           (123,119)           (78,704)             47,372
     Other current assets                                 6,780             (6,381)            17,539             (15,176)
     Increase (decrease) in accounts
       payable and accrued expenses                      44,781              4,457            (90,985)            (59,882)
                                                       --------           ---------          --------            --------

     Total adjustments                                  148,502           (287,110)          (327,339)           (160,446)
                                                       --------           ---------          --------            --------

   NET CASH - OPERATING ACTIVITIES -
     FORWARD                                            357,749           (146,555)          (125,306)             14,110
                                                       --------           ---------          --------            --------

COMP WARE, INC. D/B/A WEBB DISTRIBUTION

STATEMENT OF CASH FLOWS


                                                           NINE MONTHS ENDED                         YEARS ENDED
                                                             SEPTEMBER 30,                           DECEMBER 31,
                                                        ------------------------             -------------------------
                                                         1996              1995               1995                1994
                                                         ----              ----               ----                ----
                                                      (UNAUDITED)        (UNAUDITED)
INVESTING ACTIVITIES:
   Interest earned on certificate of
     deposit                                           $     --          $      --           $     --            $   (338)
   Certificate of deposit returned                           --              9,225              9,225                  --
   Deposits                                                 (27)                --               (654)              2,219
   Capital expenditures                                 (15,345)           (25,109)           (30,189)            (13,293)
   Loans to stockholders                                     --            (11,407)           (14,047)             (8,140)
   Collections on stockholder loans                          --                 --              2,640                  --
   Loans to employees                                   (31,452)           (11,558)           (11,558)                 --
   Collections on loans to employees                      8,972              3,650              4,600                  --
   Proceeds on sale of investments                           --                 --                 --              70,000
                                                        --------           --------           --------           --------
NET CASH - INVESTING ACTIVITIES -
     FORWARD                                            (37,852)           (35,199)           (39,983)             50,448
                                                        --------           --------           --------           --------

COMP WARE, INC. D/B/A WEBB DISTRIBUTION

STATEMENT OF CASH FLOWS


                                                           NINE MONTHS ENDED                         YEARS ENDED
                                                             SEPTEMBER 30,                           DECEMBER 31,
                                                        ------------------------             -------------------------
                                                         1996              1995               1995                1994
                                                         ----              ----               ----                ----
                                                      (UNAUDITED)        (UNAUDITED)
NET CASH - OPERATING ACTIVITIES -
   FORWARDED                                           $357,749          $(146,555)         $(125,306)           $ 14,110
                                                      ---------          ----------         ---------            --------

NET CASH - INVESTING ACTIVITIES -
   FORWARDED                                            (37,852)           (35,199)           (39,983)             50,448
                                                      ----------         ----------         ---------            --------

FINANCING ACTIVITIES:
   Cash overdraft                                       (37,848)                --             37,848              (4,167)
   Net borrowings (repayments) under
     loan agreement with bank                          (207,261)           253,609            199,461               8,335
   Repayments of long-term debt                         (57,142)           (50,000)           (50,000)            (50,000)
   Repayments of obligations under
     capital leases                                     (16,430)           (19,359)           (23,638)            (17,108)
                                                      ----------          ---------         ---------            --------

NET CASH - FINANCING ACTIVITIES                        (318,681)           184,250            163,671             (62,940)
                                                      ----------          ---------         ---------            --------

NET (DECREASE) INCREASE IN CASH                           1,216              2,496             (1,618)              1,618

CASH - BEGINNING OF PERIODS                                 500              2,118              2,118                 500
                                                      ---------          ---------         ----------            --------

CASH - END OF PERIODS                                 $   1,716          $   4,614         $      500            $  2,118
                                                      =========          =========         ==========            ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the periods for:
     Interest                                          $109,536           $122,545           $165,291            $127,113
     Income taxes                                      $162,954           $123,536           $126,736            $103,550


COMP WARE, INC. D/B/A WEBB DISTRIBUTION

STATEMENT OF CASH FLOWS


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

1995

The Company incurred debt obligations of $28,015 in connection with the acquisition of certain equipment.

The Company issued 91,162 shares of common stock for services. The shares were valued at $58,343.

1994

     The Company incurred debt obligations of $63,469 in connection with the acquisition of certain equipment ($50,378) and the amendment of a certain lease agreement ($13,091).




See Notes to Financial Statements.

COMP WARE, INC. D/B/A WEBB DISTRIBUTION
NOTES TO FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

    Comp Ware, Inc. d/b/a Webb Distribution (the "Company") is a distributor of electronic hardware, fasteners and components.

SIGNIFICANT ACCOUNTING POLICIES

Inventory

    Inventories consist of electronic hardware, fasteners and components purchased for resale and are stated at the lower of FIFO cost or market. Market is defined as replacement cost.

Property and Equipment

    Depreciation and amortization is provided on a straight-line basis over the estimated useful lives of the assets as follows:

    Furniture, Fixtures and Computer Equipment           3-5 Years
    Machinery and Equipment                                5 Years
    Leasehold Improvements                              Lease Term

Goodwill

    The excess of the purchase price over the original valuation of the net assets acquired is being amortized on a straight-line basis over 10 years.

Customer Lists

    Customer lists are being amortized on a straight-line basis over 7 years.

Income Taxes

    Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of accounts receivable, inventory, property and equipment, and goodwill for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of these differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future income taxes.

COMP WARE, INC. D/B/A WEBB DISTRIBUTION
NOTES TO FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)

Statement of Cash Flows

    For purposes of this statement the Company does not consider any of its assets to meet the definition of cash equivalent.

Reclassification

    Certain reclassifications have been made to the 1994 financial statements to conform to the 1995 presentation.

2. INVESTMENTS

    Investments consist of 46,832 shares of common stock of Alliance Electronics, Inc. at cost. The fair value of these securities is not readily determinable as there is no public market for these securities. During 1996, the Company expects to convert the investment in Alliance Electronics, Inc. $(70,248) together with commissions receivable from this same company $(61,506) into a note receivable with repayment terms of twenty-four to thirty-six months.

3. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at December 31, 1995:

                                                              1995
                                                              ----
    Furniture, Fixtures and Computer Equipment             $ 303,912
    Machinery and Equipment                                   23,470
    Leasehold Improvements                                    14,523
                                                          -----------

                                                             341,905
    Less: Accumulated Depreciation and Amortization          215,007
                                                          -----------
                                                           $ 126,898
                                                          ===========

Depreciation and amortization expense charged to operations was $41,522 and $32,102 in 1995 and 1994, respectively.

4. CERTIFICATE OF DEPOSIT

    Under the terms of a lease agreement with IBM Credit Corporation, the Company was required to purchase a Certificate of Deposit for $7,977 as a security deposit. The deposit will be returned, together with interest earned thereon, if certain criteria are met (principally satisfactory payments under the lease). The deposit $(9,225) was returned during 1995.

COMP WARE, INC. D/B/A WEBB DISTRIBUTION
NOTES TO FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)

5. GOODWILL

    Goodwill of $50,000 is included in the accompanying balance sheet net of accumulated amortization of $30,000 in 1995. Amortization expense charged to operations was $5,000 in 1995 and 1994.

6. CUSTOMER LISTS

    Customer lists costs of $27,314 are included in the accompanying balance sheet net of accumulated amortization of $23,737 in 1995. Amortization expense charged to operations was $3,902 in 1995 and 1994.

7. INDEBTEDNESS

At September 30 1996 and December 31, 1995, indebtedness consisted of the following:

                                                                                              1996               1995
                                                                                             -------            -------
Note Payable - Borrowings under a loan agreement with US Trust that provides for a maximum loan limit of $900,000, payable on demand, secured by all accounts receivable, inventory and equipment with interest at the bank's base lending rate plus 1.50% (10.00% at December 31, 1995 and
   September 30, 1996).                                                                      $588,218           $796,685
                                                                                             ========           ========


Long-Term Debt - $500,000 commercial installment note payable to US Trust;
   interest only at the bank's base lending rate plus 1.50% (10.00% at
   December 31, 1995 and September 30, 1996), through January 1, 1997 at which time the entire principal balance is due, secured by accounts
   receivable, inventory and equipment.  The majority stockholder of the                     $500,000           $500,000
   Company has executed a limited guaranty of $500,000.

Notes payable to certain former stockholders of the Company in connection with the repurchase of their stock. Payable in semi-annual installments of
   $50,000 together with interest at US Trust's base lending rate (8.50% at
   December 31, 1995) commencing on July 1, 1994. These notes are subordinate to existing borrowings from US Trust. Further, the Company is only permitted to make payments of principal and interest if they comply with certain financial covenants that involve minimum cash flow and the ratio of senior debt to capital base. Certain stockholders of the Company have guaranteed the payments under the note and a life insurance policy (face amount of $250,000) on the life of one stockholder has been assigned to the
   former stockholders.                                                                            --            150,000
                                                                                             --------            -------

Total                                                                                         500,000            650,000

Less current maturities of long-term debt                                                          --            150,000
                                                                                             --------            -------

Long-term debt, less current maturities                                                      $500,000           $500,000
                                                                                             ========           ========

COMP WARE, INC. D/B/A WEBB DISTRIBUTION
NOTES TO FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)

    Long-Term debt matures as follows:

      1996                $150,000
      1997                 500,000
                         ---------
                          $650,000

    The loan agreement and commercial installment note with the bank require conformance to certain covenants, restrict the payment of dividends and the merging or consolidating with any other corporation, and limit the amount of expenditures for property and equipment, annual increases to certain officers' salaries and the making of certain loans and investments.

8. STOCKHOLDERS' EQUITY

    On February 15, 1995 the Company was merged into Comp Ware, Inc., a newly-created Delaware corporation, in a so-called migratory merger. As part of the merger, each share of common stock of Webb Distribution outstanding prior to the merger was exchanged for 35,000 shares of Comp Ware, Inc. Comp Ware, Inc. has the authority to issue up to 1,000,000 shares of common stock, par value $.01 per share.

    On February 15, 1995 the Company issued 91,162 shares of common stock to certain employees of the Company. After giving effect to the exchange referred to above and the issuance of the 91,162 shares, the total number of shares issued and outstanding is 651,162. The 91,162 shares were issued pursuant to a certain stockholders' agreement that provides for restrictions on transfer, put rights and purchase options. Shares held by certain other stockholders are not subject to the stockholders' agreement referred to above. Those certain employees whose shares are subject to the stockholders' agreement will hereinafter be referred to as the "covered employees."

    The covered employees may not transfer their stock without first offering it to the Company for a price per share equal to, for offers prior to December 9, 2000, the per share book value, and for offers after December 9, 2000, the greater of the per share book value and $1.91 per share. The purchase price is payable 25% in cash and 75% in accordance with a subordinated note providing for monthly payments of interest only at an annual rate of 8%, and three equal annual payments of principal commencing one year after the closing.

    The Company's purchase option, whose items are stated above, could be exercised if a covered employee ceases for any reason to be employed by the Company.

    If the Company does not exercise the Company purchase option, a covered employee may seek third party offers for this stock, and the employee must provide notice of any third party offer to all remaining Company stockholders who shall have a right of first refusal to purchase such covered employee's stock on the same terms and conditions as the third party offer.

COMP WARE, INC. D/B/A WEBB DISTRIBUTION
NOTES TO FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)

8. STOCKHOLDERS' EQUITY (CONTINUED)

    The stockholders' agreement further provides for a put right for the benefit of the covered employees whereby the covered employee (1) after April 1, 1997, (2) upon the employee ceasing for any reason to be employed by the Company and (3) the Company not exercising the Company purchase option triggered by the end of employment, may require that the Company purchase the stock at the price and upon the identical terms set forth in the Company purchase option.

    The Company is required to grant to the covered employees, if they remain employed by the Company on April 1, 1997, non-qualified stock options to acquire stock then representing 14% of the outstanding stock of the Company, at an exercise price of $1.00 per share, but subject to vesting over 5 years at the annual rate of 20% per year.

9. PROVISION FOR INCOME TAXES

    The provision for income taxes consists of the following:

                                                                            1995           1994
                                                                           -------        -------
   Federal:
     Current                                                             $ 114,643      $   83,126
     Deferred                                                              (33,927)        (10,738)
     Adjustment due to change in tax status                                     --         (29,867)
                                                                          --------      ----------

   Totals                                                                   80,716          42,521
                                                                          --------      ----------

   State:
     Current                                                                40,710          31,954
     Deferred                                                               (7,745)         (3,001)
     Adjustment due to change in tax status                                     --          (8,345)
                                                                          --------      ----------

   Totals                                                                   32,965          20,608
                                                                          --------      ----------

                                                                          $113,681      $   63,129
                                                                          ========      ==========

     The provision for income taxes in 1995 and 1994 differs from the amounts computed by applying the U.S. statutory federal income tax rate of 35% principally because of state income taxes, the surtax exemption and amortization of goodwill.

COMP WARE, INC. D/B/A WEBB DISTRIBUTION
NOTES TO FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)


9. PROVISION FOR INCOME TAXES (CONTINUED)

     During 1994, the Company's tax status changed from an S Corporation to a C Corporation; accordingly, the Company adopted Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109") which requires a change from an income statement to a balance sheet approach for accounting for income taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized based upon temporary differences between financial statement and tax basis of assets and liabilities using current statutory rates. SFAS No. 109 also requires a valuation reserve against net deferred tax assets if, based upon weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     The following table shows the December 31, 1995 amounts of deferred tax assets and liabilities:

                                                                                    1995
                                                                      -----------------------------------
                                                                                             Long-Term
                                                                       Current Assets       Liabilities
                                                                      ----------------    ---------------
   Inventory                                                             $      68,752      $        --
   Accounts receivable                                                          29,145               --
   Charitable contributions                                                     17,942               --
   Goodwill                                                                         --            6,800
   Property and equipment                                                           --           15,416
                                                                         -------------      -----------

                                                                         $     115,839      $    22,216
                                                                         =============      ===========

10. RELATED PARTY TRANSACTIONS

Notes Receivable
   Amounts receivable from majority stockholder.  This
     note bears interest at the rate of 6%.                              $      40,476
                                                                         =============

Cost Reimbursement and Commission

     The Company entered into an agreement with Alliance Electronics, Inc. ("Alliance") whereby Alliance would open and operate an office on the premises currently leased by the Company. Employees of Alliance operate the office but are included on the payroll of the Company. Alliance reimburses the Company for personnel and other operating costs. In addition, the Company receives 25%-50% of the gross profit on certain sales generated for Alliance in the form of commissions. This agreement was terminated in September 1994.

COMP WARE, INC. D/B/A WEBB DISTRIBUTION
NOTES TO FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)

10. RELATED PARTY TRANSACTIONS (CONTINUED)

     The Company received $64,000 in the form of commissions during 1994. These amounts are included in other income, net of related expenses $(58,944), in the accompanying statements of operations and retained earnings (deficit). Related expenses consist principally of salaries, commissions and fringe benefits. Also included in other income is $2,450 received in connection with an insurance claim.

11. COMMITMENTS AND CONTINGENCIES

Leases

     The Company leases its facilities under a noncancelable operating lease and certain equipment under capital leases. Future minimum payments are as follows:

                                                                Operating Leases   Capital Leases
                                                                ----------------   --------------
     1996                                                           $ 91,875        $  34,242
     1997                                                             94,375           34,242
     1998                                                             96,875           27,263
     1999                                                             99,375           19,218
     2000                                                             25,000            6,847
                                                                    --------        ---------

                                                                    $407,500          121,812
                                                                    ========

     Amount representing interest                                                      26,573
                                                                                     --------
     Present value of net minimum lease payments                                       95,239
     Current maturities of obligations under capital lease                             22,157
                                                                                     --------
     Obligations under capital leases, less current maturities                       $ 73,082
                                                                                     ========


     Rental expense charged to operations under operating leases was $86,200 and $91,200 in 1995 and 1994, respectively. These amounts are net of sublease rentals of $6,300 in 1995 and 1994.

     The capital leases are included in furniture, fixtures and computer equipment as follows:

     Cost                                                    $131,369
     Accumulated depreciation                                  53,847
                                                             --------
                                                             $ 77,522
                                                             ========

COMP WARE, INC. D/B/A WEBB DISTRIBUTION
NOTES TO FINANCIAL STATEMENTS
(INFORMATION AT SEPTEMBER 30, 1996 AND 1995 AND FOR THE NINE MONTH PERIODS THEN ENDED IS UNAUDITED)

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Insurance

   The Company maintains $1,520,000 of insurance on inventories whose value at December 31, 1995 is $1,726,497. The possible loss, which has not been provided for in the accompanying financial statements, is $206,497.

12. MAJOR CUSTOMERS

     During 1995 and 1994, the Company had a major customer each year whose purchases exceeded 10% of net sales. Sales to this major customer were as follows:

     1995                         $  825,000

     1994                         $2,718,750

13. BENEFIT PLAN

     The Company maintains an employee savings plan under section 401(k) of the Internal Revenue Code in which substantially all employees are eligible to participate. Employees may make contributions to the plan subject to limitations as provided in current federal income tax law. The Company may make matching contributions in whole or in part, subject to certain limitations, at the Company's discretion. Company contribution expense charged to operations was $10,953 and $8,063 in 1995 and 1994, respectively.

14. FINANCIAL INSTRUMENTS AND SIGNIFICANT CONCENTRATION OF GROUP CREDIT RISK

     Financial instruments that potentially subject the Company to concentration of credit risk consists principally of trade receivables. Trade receivables are derived from sales to various customers spread across various industries, principally in Massachusetts. Management believes that any risk of accounting loss is significantly reduced due to the diversity of its end customers. The Company performs credit evaluations of its customers' financial condition prior to extending credit whenever deemed necessary, but does not require collateral.

15. UNAUDITED INTERIM STATEMENTS

     The financial statements for the nine months ended September 30, 1996 and 1995 are unaudited; however, in the opinion of management all adjustments which are necessary in order to make the interim financial statements not misleading have been made. The results for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

=============================================================================
     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. ANY MATERIAL MODIFICATION OF THE OFFERING WILL BE ACCOMPLISHED BY MEANS OF AN AMENDMENT TO THE REGISTRATION STATEMENT. IN ADDITION, THE RIGHT IS RESERVED BY THE COMPANY TO CANCEL ANY CONFIRMATION OF SALE PRIOR TO THE RELEASE OF FUNDS, IF, IN THE OPINION OF THE COMPANY, COMPLETION OF SUCH SALE WOULD VIOLATE FEDERAL OR STATE SECURITIES LAWS OR A RULE OR POLICY OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., WASHINGTON, D.C. 20006.

                          ---------------------------

                               TABLE OF CONTENTS

                                                              Page
                                                              ----
Note on Forward-Looking Statements...........................   3
Available Information........................................   3
Prospectus Summary...........................................   4
Risk Factors.................................................  10
Use of Proceeds..............................................  20
Capitalization..............................................   22
Price Range of Common Stock and
  Dividend Policy............................................  23
Management's Discussion and Analysis of
  Financial Condition and Plan of
  Operations.................................................  25
Business.....................................................  34
Management...................................................  41
Certain Transactions.........................................  45
Securities Ownership.........................................  47
Description of Securities....................................  52
Selling Securityholders......................................  56
Underwriting.................................................  58
Legal Proceedings............................................  62
Legal Matters................................................  62
Experts......................................................  62
Index to Financial Statements................................  63
Pro Forma Combined Financial Statements ..................... P-1
Report of Independent Auditors............................... F-1

                          ---------------------------

                               1,000,000 UNITS

                             QUESTRON TECHNOLOGY,
                                     INC.

                                  ----------
                                  PROSPECTUS
                                  ----------

                          BILTMORE SECURITIES, INC.

                                  ( ), 1997

==============================================================================

PROSPECTUS (ALTERNATE)       Subject to Completion, dated December 19, 1996


                         2,750,000 SERIES IV WARRANTS

        2,750,000 SHARES OF COMMON STOCK UNDERLYING SERIES IV WARRANTS


                           QUESTRON TECHNOLOGY, INC.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

         This Prospectus relates to the offering of 2,750,000 Series IV Common Stock Purchase Warrants ("Series IV Warrants") of Questron Technology, Inc., a Delaware corporation (the "Company"), and 2,750,000 shares of Common Stock, par value $.001 per share ("Common Stock") underlying the Series IV Warrants (collectively, the "Securities"). The Securities are being offered by the security holders identified in this Prospectus (the "Selling Securityholders"). The Securities offered hereby may not be transferred for eighteen (18) months from the date hereof, subject to earlier release at the sole discretion of Biltmore Securities, Inc. (the "Underwriter"). The certificates evidencing such securities include a legend with such restrictions. The Underwriter may release the securities held by the Selling Securityholders at any time after all securities subject to the Over-Allotment Option have been sold or such option has expired. In other offerings where the Underwriter has acted as the managing underwriter, it has released similar restrictions applicable to selling securityholders prior to the expiration of the lock-up period and in some cases immediately after the exercise of the Over-Allotment Option or the expiration of the Over-Allotment period. Each Series IV Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $____ per share for a period of four years commencing one year from the date hereof at which time the Series IV Warrants will expire. The Series IV Warrants are redeemable by the Company for $.05 per Warrant, at any time after , 1998, upon thirty (30) days' prior written notice, if the average closing price of the Common Stock, as reported by the Nasdaq SmallCap Market ("Nasdaq") equals or exceeds $_______ per share, for any twenty (20) trading days within a period of thirty (30) days ending within ten (10) days of the notice of redemption. Upon thirty (30) days' written notice to all holders of the Series IV Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Series IV Warrants in compliance with the requirements of Rule 13e-4 to the extent applicable. See "Description of Securities" and "Selling Securityholders."

         The distribution of the Shares offered hereby by the Selling Securityholders may be effected on one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders. See "Plan of Distribution."

         The Selling Securityholders and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

         On the date of this Prospectus, a registration statement, filed under the Securities Act with respect to an underwritten public offering by the Company of 1,000,000 Units, each Unit consisting of one share of Common Stock and one Series IV Warrant and up to 150,000 additional Units to cover over-allotments, if any, was declared effective by the Securities and Exchange Commission (the "Commission"). The Company will receive net proceeds of approximately $4,820,000 from the sale of the Units in the underwritten public offering, and will receive approximately $783,000 in additional net proceeds if the over-allotment option is exercised in full after payment of underwriting discounts and commissions and estimated expenses of the underwritten public offering. Sales of securities by the Selling Securityholders or even the potential of such sales, would likely have an adverse affect on the market price of the Securities.

         The Company will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. All costs incurred in the registration of the securities of the Selling Securityholders are being borne by the Company. See "Selling Securityholders."

         Prior to this offering, there has been no public market for the Units, Series B Preferred Stock or Series IV Warrants. The Company is applying for inclusion of the Units, Series B Preferred Stock and Series IV Warrants on the Nasdaq SmallCap Market, under the symbols [QUSTU], [QUSTP] and [QUSTW], respectively, although there can be no assurances that such securities will be accepted for quotation or, if accepted, that an active trading market will develop. In addition, if the Company's securities are accepted for quotation and active trading develops, the Company is required to maintain certain minimum criteria established by Nasdaq and there can be no assurance that the Company will be able to continue to fulfill such criteria. See "Risk Factors." The Common Stock of the Company is listed on the Nasdaq SmallCap Market under the symbol "QUST". On December 16, 1996, the closing price per share of the Common Stock as reported by the Nasdaq SmallCap Market was $3.75, after giving effect to the proposed one-for-ten reverse split of the issued and outstanding Common Stock. See "Price Range for Common Stock and Dividends." For additional information regarding the factors considered in determining the initial public offering price of the Units and the exercise price of the Series IV Warrants, see "Description of Securities" and "Underwriting."


   AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF
       RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE
             LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS,"
                            WHICH BEGINS ON PAGE .

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
               THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                                ---------------


                 The date of this Prospectus is _______, 1997.

                                 THE OFFERING*


Securities Offered by the Selling
Securityholders (1)..................................... 2,750,000 Warrants
Use of Net Proceeds..................................... None of the proceeds from the sale of the Series
                                                         IV Warrants hereunder will go to the Company (2).
OUTSTANDING EQUITY SECURITIES IMMEDIATELY
PRIOR TO THE OFFERING
Shares of Common Stock (2).............................. 1,535,484

OUTSTANDING EQUITY SECURITIES IMMEDIATELY
SUBSEQUENT TO THE OFFERING (3)
Shares of Common Stock (4).............................. 1,535,484
Shares of Series B Preferred Stock (5).................. 1,000,000
Comparative Shares Ownership After Offering:
         Present Stockholders........................... 1,535,484 Shares
         New Investors (4).............................. ((__) Shares)

NASDAQ SYMBOLS
Common Stock............................................ QUST
Units (Proposed)........................................ QUSTU
Series B Preferred Stock (Proposed)..................... QUSTP
Series IV Warrants (Proposed)........................... QUSTW

----------
* ALL FIGURES CONTAINED HEREIN REFLECT THE PROPOSED AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION IN CONJUNCTION WITH THE 1996 ANNUAL MEETING WHEREBY THE BOARD OF DIRECTORS HAS PROPOSED A ONE-FOR-TEN REVERSE SPLIT OF THE ISSUED AND OUTSTANDING COMMON STOCK AS WELL AS A REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND SERIES B PREFERRED STOCK.

(1) The Company is concurrently offering 1,000,000 Units at a price of $6.00 per Unit (the "Concurrent Offering"). Each Unit consists of one share of Series B Preferred Stock and one Series IV Warrant. Each share of Series B Preferred Stock will automatically convert, without any action on the part of the holder thereof or the Company, into ______ shares of Common Stock on the second anniversary of the Effective Date. Each Series IV Warrant entitles the holder to purchase one share of Common Stock at an exercise price of 115% of the closing market price per share of the Common Stock on the day preceding the Effective Date during the four year period commencing one year from the Effective Date. The Series IV Warrants are redeemable upon certain conditions. Should the Series IV Warrants be exercised, of which there is no assurance, the Company will receive the proceeds therefrom aggregating up to an additional $( ). See "Description of Securities."

(2) The proceeds from the sale of Series IV Warrants held by the majority stockholder of Comp Ware, Inc. d/b/a Webb Distribution ("Webb") may reduce the obligations under promissory notes to be issued by the Company in connection with the acquisition of Webb.

(3)   Assumes securities offered under the Concurrent Offering have been sold.

(4) Does not include shares of Common Stock issuable (i) upon conversion of the Series B Preferred Stock; (ii) upon the exercise of the Series IV Warrants included in the Units or offered by the Selling
      Securityholders; (iii) upon the exercise of the Underwriter's Over-Allotment Option to purchase up to 150,000 Units, or (iv) upon exercise of the Underwriter's Unit Purchase Option.

(5) These shares of Series B Preferred Stock are convertible into ________ shares of Common Stock.

                               CONCURRENT SALES

         On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering ("Offering") of 1,000,000 Units ("Units") by the Company was declared effective by the Securities and Exchange Commission ("Commission"), Washington, D.C. 20549, and the Company commenced the sale of Units offered thereby. The Units are comprised of one share of Series B Preferred Stock and one Series IV Warrant to purchase a share of Common Stock. Sales of securities under this Prospectus by the Selling Securityholders or even the potential of such sales may have an adverse effect on the market price of the Company's securities.


                             PLAN OF DISTRIBUTION

         The Securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of Securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such Securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of Securities. The Securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such Securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         In order to comply with the securities laws of certain states, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by the Company and the Selling Securityholders.

         The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the shares may be deemed to the "underwriters" within the meaning of the Section 2(11) of the Securities Act and any securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended ("the Exchange Act"), any person engaged in the distribution of the securities may not simultaneously engage in market-making-activities with respect to the securities for a period of two to nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6, 10b-6A and 10b-7, which provisions may limit the timing of the purchases and sales of securities by the Selling Securityholders.

         The Company has agreed to pay all fees and expenses incident to the registration of the Shares, except selling commissions and fees and expenses of counsel or any other professionals or other advisors, if any, to the Selling Securityholders.

==============================================================================
NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. ANY MATERIAL MODIFICATION OF THE OFFERING WILL BE ACCOMPLISHED BY MEANS OF AN AMENDMENT TO THE REGISTRATION STATEMENT. IN ADDITION, THE RIGHT IS RESERVED BY THE COMPANY TO CANCEL ANY CONFIRMATION OF SALE PRIOR TO THE RELEASE OF FUNDS, IF, IN THE OPINION OF THE COMPANY, COMPLETION OF SUCH SALE WOULD VIOLATE FEDERAL OR STATE SECURITIES LAWS OR A RULE OR POLICY OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., WASHINGTON, D.C. 20006.

                                  ----------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
Note on Forward-Looking Statements...............
Available Information............................
Prospectus Summary...............................
Risk Factors.....................................
Use of Proceeds..................................
Capitalization..................................
Price Range of Common Stock
  and Dividend Policy............................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.....................................
Business.........................................
Management.......................................
Certain Transactions.............................
Securities Ownership.............................
Description of Securities........................
Concurrent Sales.................................
Selling Securityholders..........................
Plan of Distribution.............................
Legal Proceedings................................
Legal Matters....................................
Experts..........................................
Index to Financial Statements....................
Pro Forma Combined Financial
  Statements..................................... P-1
Report of Independent Auditors................... F-1




                         2,750,000 SERIES IV WARRANTS

                     2,750,000 SHARES UNDERLYING SERIES IV
                                   WARRANTS



                                   QUESTRON

                               TECHNOLOGY, INC.


                                  ----------
                                  PROSPECTUS
                                  ----------




                                ________, 1997



==============================================================================

                                   PART TWO

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Company's Certificate of Incorporation and By-laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. The Company is unaware of any pending or threatened litigation against the Company or its directors that would result in any liability for which such director would seek indemnification or similar protection.

                  The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interests of the Company and those of the director) or for violations of the federal securities laws. The provisions also limit liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

                  The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, is unenforceable.

                  The Company also maintains directors and officers liability insurance for the benefit of its officers and directors.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  The following is an itemization of fees and expenses, payable from the net proceeds of the offering, incurred by the Company in connection with the issuance and distribution of the securities of the Company being offered hereby. All fees and expenses are estimated except the SEC, NASD and Nasdaq Registration and Filing Fees.

SEC Registration and Filing Fee..................................$7,744
NASD Registration and Filing Fee..................................1,685
Nasdaq Listing and Filing Fee....................................17,000
Financial Printing...............................................60,000
Transfer Agent Fees...............................................3,500
Accounting Fees and Expenses.....................................15,000
Legal Fees and Expenses..........................................60,000
Blue Sky Fees and Expenses.......................................70,000
Underwriter's Nonaccountable Expense Allowance..................180,000
Underwriter's Consulting Fee ...................................100,000
Miscellaneous.................................................   65,071
                                                               --------
        TOTAL..................................................$580,000
                                                               ========

                  None of the foregoing expenses are being paid by the Selling Securityholders.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

                  The following information sets forth all securities of the Company sold by it within the past three (3) years (as adjusted for the proposed one-for-ten reverse split), which securities were not registered under the Securities Act of 1933, as amended:

                  On March 31, 1995, the Company issued 384,409 shares of its Common Stock as consideration for the acquisition of Quest Electronic Hardware, Inc. ("Quest"). The securities were issued to the shareholders of Quest.

                  On March 31, 1995, the Company issued 116,000 shares of its Common Stock pursuant to a private placement financing ("1995 Private Placement"), the proceeds of which were used to partially fund the acquisition of Quest. The securities were issued to: Phillip D. Schwiebert, Lyons Community Property Trust, James F. Kenefick, Ronald Messinger, Dr. Irving Kraut, Irving Kraut Pension, Martin Rothstein, Graco Holdings, Inc., Matthew
T. Halton, Steven & Carol Reiss, Shih-Hsiang Lee, Achyut Sahasra, William J. McSherry, Jr., Melvin E. Liston, Gulfstream Financial Group and Robert P. Schmick.

                  On March 31, 1995, the Underwriter, Biltmore Securities, Inc., in partial consideration of its serving as placement agent in connection with the 1995 Private Placement, was granted options to purchase 11,600 shares of Common Stock at $35.00 per share.

                  In November 1994, the Company issued 200,000 units in a private placement financing ("1994 Private Placement"). Each unit consisted of a share of common stock and a Series III common stock purchase warrant ("Series III Warrant") to purchase one share of common stock at $3.50 per share. The securities were issued to: Phillip Barretti, David Beall, James Beckner, Andrew Berg, Harvey Bibicoff, Marc Burg, Robert Denton, Jim Dritz, Howard Goldrich, Jean Goldrich, Steve Goldrich, Bill Holmquist, Neil Kiperman, Ken Koock, Steve Krause, Jon Kraut, Dr. Irving Kraut, Irving Kraut, Jeff Leach, Susan and Howard Lowenstern, Jeffrey Morrison, Alex Moscowicz, Stelio Motti, Sergio Motti, Allen Notowitz, Martin Rinehart, Martin Rothstein, Lee Rough, Matthew Schilowitz, Harvey Schilowitz, Marc Siden and Ken Tripoli. The Underwriter also was issued 20,000 units as compensation for acting as placement agent for the company in connection with the 1994 Private Placements.

                  In February 1994, the Company issued 34,261 Series II Warrants in exchange for previously issued Series I Warrants pursuant to an exchange offer ("1994 Exchange Offer") conducted on a private placement basis. The securities were issued to: J2 Holdings, Inc., Irving Stitsky, Dave Beall, Howard Gelfand, Robert Koch, Richard Miller, Daniel Porush, Steve Sanders, Jordan Shamah, Matt Bloom, Eric Blumen, Ira Boshnack, Neil Kipperman and Joe Teseo. The Underwriter also was issued 6,182 shares as compensation for acting as placement agent for the Company in connection with the 1994 Exchange Offer.

                  Pursuant to a Consulting Agreement dated as of January 1, 1994, the Company issued to the Underwriter 25,000 shares of Common Stock and options which, after the application of anti-dilution provisions, represented the right to purchase 62,696 shares at $2.49 per share.

                  During 1995 and 1996, a total of 25,870 shares of Common Stock were issued upon the exercise of certain of the above warrants and options. These shares were registered for resale by the selling securityholders under Registration Statements on Form S-3 (Nos. 33-63555 and 33-84222).

                  Except as otherwise noted, the Company has relied on Section 4(2) of the Securities Act of 1933, as amended, for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering.

                  Reference is also made hereby to "Securities Ownership," "Certain Transactions," "Selling Securityholders" and "Description of Securities" in the Prospectus for more information with respect to the previous issuance and sale of the Company's securities.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                  The following is a list of Exhibits marked with an asterisk (*) filed herewith by the Company as part of the SB-2 Registration Statement and related Prospectus:

1.0   Form of Underwriting Agreement.

1.1   Form of Selected Dealers Agreement.

2.0 Stock Purchase Agreement dated as of December 16, 1996 relating to Webb Distribution, Inc.

3.0 Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i) to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1987 (File No. 0-13324).

3.1 Certificate of Amendment, dated March 20, 1985, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1995
      (File No. 33-44331).

3.2 Certificate of Amendment, dated June 9, 1989, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 to the Registrant's Amendment No. 1 to Registration Statement on Form S-3 filed with the Securities and Exchange Commission dated March 9, 1995 (File No. 33-44331).

3.3 Certificate of Correction, dated May 17, 1991, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 to the Registrant's Amendment No. 1 to Registration Statement on Form S-3 filed with the Securities and Exchange Commission dated March 9, 1995 (File No. 33-44331).

3.4 Certificate of Amendment dated December 20, 1993, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i) to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324).

3.5 Certificate of Amendment, dated December 22, 1993, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
      3.3 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324).

3.6 Certificate of Correction, dated July 19, 1994, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 to the Registrant's Amendment No. 1 to Registration Statement on Form S-3 filed with the Securities and Exchange Commission dated March 9, 1995 (File No. 33-44331).

3.7 Certificate of Amendment, dated April 2, 1996, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
      3.5 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (File No. 0-13324).

3.8 By-Laws of the Registrant, incorporated by reference to Exhibit 3b(ii) to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1987 (File No. 0-13324).

3.9   Amendment to By-Laws of the Registrant, incorporated by reference to
      Exhibit 3.4 of the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1992 (File No. 0-13324).

4.0   Specimen Common Stock Certificate (a).

4.1   Specimen Preferred Stock Certificate (a).

4.2 Certificate of Designations, Preferences and Rights of the Registrant's Series B Convertible Preferred Stock (a).

4.3   Form of Series IV Warrant Agreement.

4.4 Form of Series III Warrant Agreement, dated as of November 7, 1994, incorporated by reference to Exhibit 10.22 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

4.5   Form of Underwriters' Purchase Option.

4.6 Stock Purchase Warrant Certificate for Purchase of Common Stock of Questron Technology, Inc.

4.7 Certificate of Designation, Preferences and Rights of the Registrant's Series A Cumulative Convertible Preferred Stock, dated August 20, 1990, incorporated by reference to Exhibit 4(c) to the Registrant's Report on Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1989 (File No. 0-13324).

4.8 Certificate of Increase relating to Series A Cumulative Convertible Preferred Stock, dated February 20, 1991, incorporated by reference to
      Exhibit 4(d) to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1990 (File No. 0-13324).

4.9 Certificate of Designation establishing a series of shares of preferred stock, dated December 22, 1993, incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324).

5.0   Form of Opinion of Gould & Wilkie.

10.0 Judicate, Inc. 1994 Director Non-Qualified Stock Option Plan, incorporated by reference to Exhibit 10.28 of the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324).

10.1 Consulting Agreement, dated as of January 1, 1994, by and between Biltmore Securities, Inc. and the Registrant, incorporated by reference to Exhibit 10.23 of the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324) and related stock option certificate and agreement by and between the Registrant and Biltmore Securities, Inc., dated January 1, 1994, incorporated by reference to Exhibit 10.10 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.2 Employment Agreement, dated November 29, 1994, between Quest Electronic Hardware, Inc. and Dominic A. Polimeni, incorporated by reference to
      Exhibit 10.24 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.3 Employment Agreement, dated November 29, 1994, between Quest Electronic Hardware, Inc. and Phillip D. Schwiebert, incorporated by reference to
      Exhibit 10.25 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.4 Management Advisory and Consulting Agreement, dated as of November 29, 1994, between Gulfstream Financial Group, Inc. and the Registrant, incorporated by reference to Exhibit 10.26 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.5 Waiver, dated as of March 31, 1995, by Gulfstream Financial Group, Inc. and Philip D. Schwiebert, incorporated by reference to Exhibit 10.27 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.6 Share Acquisition Agreement, dated as of November 29, 1994, by and among Gulfstream Financial Group, Inc., Philip D. Schwiebert, Quest Electronic Hardware, Inc. and the Registrant, incorporated by reference to Exhibit
      10.28 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.7 Purchase of Assets Agreement, dated as of November 29, 1994, between Quest Electronic Hardware, Inc. and Arrow Electronics, Inc., incorporated by reference to Exhibit 10.29 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.8 Loan and Security Agreement, dated as of March 31, 1995, between Silicon Valley Bank and Quest Electronics Hardware, Inc., incorporated by reference to Exhibit 10.30 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.9 Sublease Agreement, dated as of March 31, 1995, between Arrow Electronics, Inc. and Quest Electronic Hardware, Inc. with respect to Dallas, Texas property, incorporated by reference to Exhibit 10.31 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.10 Sublease Agreement, dated as of March 31, 1995, between Arrow Electronics, Inc. and Quest Electronic Hardware, Inc. with respect to Colorado Springs, Colorado property, incorporated by reference to
      Exhibit 10.32 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.11 Sublease Agreement, dated as of March 31, 1995, between Arrow Electronics, Inc. and Quest Electronic Hardware, Inc. with respect to San Jose, California property, incorporated by reference to Exhibit
      10.33 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.12 Third Party Stock Pledge Agreement, dated as of March 31, 1995, between Silicon Valley Bank and the Registrant, incorporated by reference to
      Exhibit 10.34 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.13 Common Stock Purchase Option, dated as of March 31, 1995, for Biltmore Securities, Inc. incorporated by reference to Exhibit 10.35 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.14 Amendment No. 1, dated as of May 31, 1995, to the Loan and Security Agreement, dated as of March 31, 1995, between Silicon Valley Bank and Quest Electronics Hardware, Inc. incorporated by reference to Exhibit
      10.25 to the Registrant's Form 10- KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (File No. 0-13324).

10.15 Amendment No. 2, dated as of November 16, 1995, to the Loan and Security Agreement, dated as of March 31, 1995 between Silicon Valley Bank and Quest Electronics Hardware, Inc. incorporated by reference to Exhibit
      10.26 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (File No. 0-13324).

10.16 Amendment No. 3, dated as of February 23, 1995, to the Loan and Security Agreement, dated as of March 31, 1995, Between Silicon Valley Bank and Quest Electronics Hardware, Inc. incorporated by reference to Exhibit
      10.27 to the Registrant's Form 10- KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (File No. 0-13324).

10.17 Letter agreement, dated December 29, 1995, between the Registrant and Stephen J. Drescher incorporated by reference to Exhibit 10.28 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (File No. 0-13324).

10.18 Letter agreement, dated December 29, 1995, between the Registrant and Paul L. Burton incorporated by reference to Exhibit 10.29 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (File No. 0-13324).

10.19 1996 Stock Option Plan.

10.20 Form of Warrant Exercise Fee Agreement, by and among Biltmore Securities, Inc., the Registrant and American Stock Transfer & Trust Company (a).

10.21 Exchange Agreement, dated November 8, 1996 by and among the Registrant, Gulfstream Financial Group, Inc. and Phillip D. Schwiebert.

11.0 Statement Re: Computation of per share earnings for years ended December 31, 1995 and 1994.

22.0  Subsidiaries of the Registrant.

24.0  Consent of Gould & Wilkie (See Exhibit 5.0).

24.1  Consent of Estabrook & Co., Inc., P.C.

24.2  Consent of Moore Stephens, P.C.
------------
(a) To be filed by amendment.

ITEM 28.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes to provide to participating broker-dealers, at the closing, certificates in such denominations and registered in such names as required by the participating broker-dealers, to permit prompt delivery to each purchaser.

         The undersigned Registrant also undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        Provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on December 17, 1996.

                                       QUESTRON TECHNOLOGY, INC.



                                       By: /s/ DOMINIC A. POLIMENI
                                           ------------------------------
                                           Dominic A. Polimeni
                                           Chairman, President and
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                              TITLE                           DATE
         ---------                              -----                           ----
/s/ DOMINIC A. POLIMENI        Chairman, President, Chief                 December 17, 1996
---------------------------      Executive Officer and Director
Dominic A. Polimeni              (Principal Executive Officer)


/s/ MILTON M. ADLER            Treasurer, Secretary, Controller and       December 17, 1996
----------------------------     Director (Principal Financial and
Milton M. Adler                  Accounting Officer)


/s/ ROBERT V. GUBITOSI         Director                                   December 17, 1996
----------------------------
Robert V. Gubitosi


/s/ MITCHELL HYMOWITZ          Director                                   December 17, 1996
----------------------------
Mitchell Hymowitz


/s/ WILLIAM J. MCSHERRY, JR.   Director                                   December 17, 1996
----------------------------
William J. McSherry, Jr.

                               INDEX TO EXHIBITS


1.0   Form of Underwriting Agreement.

1.1   Form of Selected Dealers Agreement.

2.0 Stock Purchase Agreement dated as of December 16, 1996 relating to Webb Distribution, Inc.

3.0 Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i) to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1987 (File No. 0-13324).

3.1 Certificate of Amendment, dated March 20, 1985, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 9, 1995
      (File No. 33-44331).

3.2 Certificate of Amendment, dated June 9, 1989, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 to the Registrant's Amendment No. 1 to Registration Statement on Form S-3 filed with the Securities and Exchange Commission dated March 9, 1995 (File No. 33-44331).

3.3 Certificate of Correction, dated May 17, 1991, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 to the Registrant's Amendment No. 1 to Registration Statement on Form S-3 filed with the Securities and Exchange Commission dated March 9, 1995 (File No. 33-44331).

3.4 Certificate of Amendment dated December 20, 1993, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i) to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324).

3.5 Certificate of Amendment, dated December 22, 1993, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
      3.3 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324).

3.6 Certificate of Correction, dated July 19, 1994, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 to the Registrant's Amendment No. 1 to Registration Statement on Form S-3 filed with the Securities and Exchange Commission dated March 9, 1995 (File No. 33-44331).

3.7 Certificate of Amendment, dated April 2, 1996, to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit
      3.5 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (File No. 0-13324).

3.8 By-Laws of the Registrant, incorporated by reference to Exhibit 3b(ii) to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1987 (File No. 0-13324).

3.9   Amendment to By-Laws of the Registrant, incorporated by reference to
      Exhibit 3.4 of the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1992 (File No. 0-13324).

4.0   Specimen Common Stock Certificate (a).

4.1   Specimen Preferred Stock Certificate (a).

4.2 Certificate of Designations, Preferences and Rights of the Registrant's Series B Convertible Preferred Stock (a).

4.3   Form of Series IV Warrant Agreement.

4.4 Form of Series III Warrant Agreement, dated as of November 7, 1994, incorporated by reference to Exhibit 10.22 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

4.5   Form of Underwriters' Purchase Option.

4.6 Stock Purchase Warrant Certificate for Purchase of Common Stock of Questron Technology, Inc.

4.7 Certificate of Designation, Preferences and Rights of the Registrant's Series A Cumulative Convertible Preferred Stock, dated August 20, 1990, incorporated by reference to Exhibit 4(c) to the Registrant's Report on Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1989 (File No. 0-13324).

4.8 Certificate of Increase relating to Series A Cumulative Convertible Preferred Stock, dated February 20, 1991, incorporated by reference to
      Exhibit 4(d) to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1990 (File No. 0-13324).

4.9 Certificate of Designation establishing a series of shares of preferred stock, dated December 22, 1993, incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324).

5.0   Form of Opinion of Gould & Wilkie.

10.0 Judicate, Inc. 1994 Director Non-Qualified Stock Option Plan, incorporated by reference to Exhibit 10.28 of the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324).

10.1 Consulting Agreement, dated as of January 1, 1994, by and between Biltmore Securities, Inc. and the Registrant, incorporated by reference to Exhibit 10.23 of the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993 (File No. 0-13324) and related stock option certificate and agreement by and between the Registrant and Biltmore Securities, Inc., dated January 1, 1994, incorporated by reference to Exhibit 10.10 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.2 Employment Agreement, dated November 29, 1994, between Quest Electronic Hardware, Inc. and Dominic A. Polimeni, incorporated by reference to
      Exhibit 10.24 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.3 Employment Agreement, dated November 29, 1994, between Quest Electronic Hardware, Inc. and Phillip D. Schwiebert, incorporated by reference to
      Exhibit 10.25 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.4 Management Advisory and Consulting Agreement, dated as of November 29, 1994, between Gulfstream Financial Group, Inc. and the Registrant, incorporated by reference to Exhibit 10.26 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.5 Waiver, dated as of March 31, 1995, by Gulfstream Financial Group, Inc. and Philip D. Schwiebert, incorporated by reference to Exhibit 10.27 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.6 Share Acquisition Agreement, dated as of November 29, 1994, by and among Gulfstream Financial Group, Inc., Philip D. Schwiebert, Quest Electronic Hardware, Inc. and the Registrant, incorporated by reference to Exhibit
      10.28 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.7 Purchase of Assets Agreement, dated as of November 29, 1994, between Quest Electronic Hardware, Inc. and Arrow Electronics, Inc., incorporated by reference to Exhibit 10.29 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.8 Loan and Security Agreement, dated as of March 31, 1995, between Silicon Valley Bank and Quest Electronics Hardware, Inc., incorporated by reference to Exhibit 10.30 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.9 Sublease Agreement, dated as of March 31, 1995, between Arrow Electronics, Inc. and Quest Electronic Hardware, Inc. with respect to Dallas, Texas property, incorporated by reference to Exhibit 10.31 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.10 Sublease Agreement, dated as of March 31, 1995, between Arrow Electronics, Inc. and Quest Electronic Hardware, Inc. with respect to Colorado Springs, Colorado property, incorporated by reference to
      Exhibit 10.32 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.11 Sublease Agreement, dated as of March 31, 1995, between Arrow Electronics, Inc. and Quest Electronic Hardware, Inc. with respect to San Jose, California property, incorporated by reference to Exhibit
      10.33 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.12 Third Party Stock Pledge Agreement, dated as of March 31, 1995, between Silicon Valley Bank and the Registrant, incorporated by reference to
      Exhibit 10.34 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.13 Common Stock Purchase Option, dated as of March 31, 1995, for Biltmore Securities, Inc. incorporated by reference to Exhibit 10.35 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994 (File No. 0-13324).

10.14 Amendment No. 1, dated as of May 31, 1995, to the Loan and Security Agreement, dated as of March 31, 1995, between Silicon Valley Bank and Quest Electronics Hardware, Inc. incorporated by reference to Exhibit
      10.25 to the Registrant's Form 10- KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (File No. 0-13324).

10.15 Amendment No. 2, dated as of November 16, 1995, to the Loan and Security Agreement, dated as of March 31, 1995 between Silicon Valley Bank and Quest Electronics Hardware, Inc. incorporated by reference to Exhibit
      10.26 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (File No. 0-13324).

10.16 Amendment No. 3, dated as of February 23, 1995, to the Loan and Security Agreement, dated as of March 31, 1995, Between Silicon Valley Bank and Quest Electronics Hardware, Inc. incorporated by reference to Exhibit
      10.27 to the Registrant's Form 10- KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (File No. 0-13324).

10.17 Letter agreement, dated December 29, 1995, between the Registrant and Stephen J. Drescher incorporated by reference to Exhibit 10.28 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (File No. 0-13324).

10.18 Letter agreement, dated December 29, 1995, between the Registrant and Paul L. Burton incorporated by reference to Exhibit 10.29 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 (File No. 0-13324).

10.19 1996 Stock Option Plan.

10.20 Form of Warrant Exercise Fee Agreement, by and among Biltmore Securities, Inc., the Registrant and American Stock Transfer & Trust Company (a).

10.21 Exchange Agreement, dated November 8, 1996 by and among the Registrant, Gulfstream Financial Group, Inc. and Phillip D. Schwiebert.

11.0 Statement Re: Computation of per share earnings for years ended December 31, 1995 and 1994.

22.0  Subsidiaries of the Registrant.

24.0  Consent of Gould & Wilkie (See Exhibit 5.0).

24.1  Consent of Estabrook & Co., Inc., P.C.

24.2  Consent of Moore Stephens, P.C.
------------
(a) To be filed by amendment.